Exhibit 10.1

EXECUTION VERSION

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”), dated as of January 1, 2013, by and among WU/LIGHTHOUSE PORTFOLIO, LLC, a Delaware limited liability company (“Portfolio”), GTJ REIT, INC., a Maryland corporation (“GTJ”), GTJ GP, LLC, a Maryland limited liability company (the “GP”), GTJ REALTY, LP, a Delaware limited partnership (the “UPREIT”), Jeffrey Wu, Paul Cooper, Louis Sheinker, Jerome Cooper, Jeffrey Ravetz and Sarah Ravetz.

WHEREAS, Portfolio is the owner of 100% of the outstanding membership interests of the entities identified on Exhibit A annexed hereto (the “Portfolio POEs”), which Portfolio POEs own the real property and improvements (the “Portfolio Properties”) more particularly identified on Exhibit A, subject to the mortgage loans also identified on Exhibit A (the “Existing Portfolio Mortgage Indebtedness”); and

WHEREAS, the GP is the general partner of the UPREIT and GTJ is presently the owner of 100% of the outstanding membership interests of the GP and 100% of the outstanding limited partnership interests of the UPREIT; and

WHEREAS, GTJ has previously contributed to the UPREIT (the “GTJ Contribution”) 100% of the outstanding membership interests of the entities identified on Exhibit B annexed hereto (the “GTJ POEs”), which GTJ POEs own the real property and improvements (the “GTJ Properties”) more particularly identified on Exhibit B, subject to the mortgage loans also identified on Exhibit B (the “Existing GTJ Mortgage Indebtedness”);

WHEREAS, Portfolio wishes to make a capital contribution to the UPREIT, a wholly-owned subsidiary of GTJ by contributing to the UPREIT 100% of its outstanding membership interests in the Portfolio POEs (the “Portfolio Contribution”) in exchange for a 33.29% limited partnership interest in the UPREIT such that immediately following the Portfolio Contribution GTJ shall own a 65.71% limited partnership interest in the UPREIT (the “GTJ Interest”),  GP shall own a 1% general partnership interest in the UPREIT and Portfolio (or at Portfolio’s direction, its beneficial owners, the “Portfolio Members”) shall own collectively a 33.29% limited partnership interest in the UPREIT (the “Portfolio Interest”);

WHEREAS, the Portfolio Contribution is subject to Portfolio obtaining the approval (the “Portfolio Lender Approval”) of the holders of the Existing Portfolio Mortgage Indebtedness and the GTJ Contribution is subject to GTJ obtaining any required approval (the “GTJ Lender Approval”) of the holder of the Existing GTJ Mortgage Indebtedness; and

WHEREAS, upon the making of the Portfolio Contribution, the GP, GTJ and Portfolio (or the Portfolio Members) shall enter into amended and restated agreement of limited partnership dated of even date herewith and annexed hereto as Exhibit C.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

ARTICLE I
THE CONTRIBUTION; ISSUANCE OF THE INTEREST

SECTION 1.1               The Portfolio Interest.

(a)           Subject to the terms and conditions set forth herein, Portfolio agrees to make the Portfolio Contribution to the UPREIT at the Closing (as defined below) in exchange for the Portfolio Interest.  The parties agree that the Portfolio Contribution is valued at $75,089,000 (subject to adjustment pursuant to Section 5.4).  Notwithstanding the foregoing, in exchange for the Portfolio Contribution, Portfolio shall direct the UPREIT to issue the Portfolio Interest directly to the Portfolio Members in accordance with their respective membership interests in Portfolio.

(b)           In accordance with the terms set forth herein, Portfolio is contributing 100% of the membership interests of Portfolio POEs, in exchange for a 33.29% limited partnership interest in the UPREIT.  The contribution is intended to result in the tax-free formation of a partnership under Section 721 of the Internal Revenue Code, as outlined in Revenue Ruling 99-5, 1999-1 CB 434, January 15, 1999.  Section 721(a) of the Internal Revenue Code generally provides that no gain or loss shall be recognized to a partnership or to any of its partners in the case of a contribution of property to the partnership in exchange for an interest in the partnership.

SECTION 1.2               The GTJ Interest.

(a)           The parties agree that the GTJ Contribution is valued at $150,471,000.

(b)           Prior to this Agreement, GTJ contributed 100% of the outstanding membership interests of the GTJ POEs to UPREIT, in exchange for a 1% general partnership interest to GP and a 99% limited partnership interest to GTJ in the UPREIT.  The contribution is intended to result in the tax-free formation of a partnership under Section 721 of the Internal Revenue Code, as outlined in Revenue Ruling 99-5, 1999-1 CB 434, January 15, 1999.  Section 721(a) of the Internal Revenue Code generally provides that no gain or loss shall be recognized to a partnership or to any of its partners in the case of a contribution of property to the partnership in exchange for an interest in the partnership.

SECTION 1.3               Closing.  The closing shall take place at the offices of Ruskin Moscou Faltischek, P.C., 1425 RXR Plaza, East Tower, 15th Floor, Uniondale, New York at 10 a.m. New York time on or about January 11, 2012, or at such other location, on such other date, and/or at such other time as may be agreed upon by Portfolio and GTJ (such closing being called the “Closing” and such date being called the “Closing Date”).  At the Closing, Portfolio (or the Portfolio Members), GP and GTJ shall enter into an amended and restated agreement of limited partnership (the “UPREIT LPA”) in the form annexed hereto as Exhibit C.

SECTION 1.4               Closing Deliveries by Portfolio.  At the Closing, Portfolio shall deliver or cause to be delivered to GTJ and the UPREIT:

(a)           the UPREIT LPA together with the Registration Rights Agreement annexed thereto, duly executed by Portfolio;

(b)           Assignment of Portfolio Interest Agreement in the form annexed hereto as Exhibit D duly executed by Portfolio;

(c)           the Portfolio Lender Approval Documents in the form annexed hereto as Exhibit E duly executed by all parties thereto;

(d)           a Termination of Management Agreement annexed hereto as Exhibit G, duly executed by Portfolio, Lighthouse Real Estate Management LLC and Green Holland Management, LLC; and

(e)           an opinion of Portfolio’s counsel as to due formation, authority and execution of Portfolio and the Portfolio POEs in the form annexed hereto as Exhibit H-1;

(f)            title insurance or a title endorsement, including without limitation surveys and searches, sufficient to confirm the existing title insurance coverage afforded to the GTJ POEs and the Portfolio POEs, which shall in all respects be acceptable to GTJ;

(g)           evidence of compliance by each of the Portfolio POEs with respect to the Connecticut Transfer Act with respect to the contribution of the Portfolio Properties located in Connecticut, and the NJ ISDA with respect to the Portfolio Properties located in New Jersey (collectively, the “Transfer Act Requirements”), including Portfolio’s approval, of the deposit of any funds to be escrowed as required by the applicable agencies of Connecticut and New Jersey in order to obtain such compliance;

(h)           the Tax Protection Agreement annexed hereto as Exhibit F (the “Tax Agreement”) duly executed by Portfolio;

(i)            such transfer tax forms/affidavits as may be required by any governmental authority having jurisdiction over the Portfolio Properties; and

(j)            the certificates and other documents required to be delivered pursuant to Section 4.2;

(j)            employment agreements for each of Paul Cooper and Louis Sheinker (the “Employment Agreements”) substantially in the forms previously agreed to and duly executed by Paul Cooper and Louis Sheinker, respectively.

SECTION 1.5               Closing Deliveries by GTJ.  At the Closing, GTJ shall deliver or cause to be delivered to Portfolio, the items listed in (a) through (i) below:

(a)           the UPREIT LPA together with the Registration Rights Agreement annexed thereto duly executed by Portfolio;

(b)           Assignment and Assumption of GTJ Interest Agreement in the form annexed hereto as Exhibit D-1 , duly executed by GTJ, if the membership interests in the GTJ POEs have not been previously assigned to the UPREIT;

(c)           the GTJ Lender Approval Documents in the form annexed hereto as Exhibit E-1 and duly executed by all parties thereto;

(d)           the Management Agreement in the form annexed hereto as Exhibit G-1, duly executed by GTJ Management, LLC, a taxable REIT subsidiary of GTJ;

(e)           an opinion of counsel as to the due formation, authority and execution of GTJ and the GTJ POEs in the form annexed hereto as Exhibit H-2;

(f)            title insurance or a title endorsement, including without limitation surveys and searches, sufficient to confirm the existing title insurance coverage afforded to the GTJ POEs and the Portfolio POEs;

(g)           evidence of GTJ’s compliance with respect to the Connecticut Transfer Act with respect to any of the GTJ Properties located in Connecticut, including GTJ’s approval of the deposit of any funds to be escrowed as required by the applicable agencies of Connecticut in order to obtain such compliance;

(h)           such transfer tax forms/affidavits as may be required by any governmental authority having jurisdiction over the Portfolio Properties, duly executed by Portfolio and the UPREIT;

(i)            the Tax Protection Agreement duly executed by GTJ;

(j)            the certificates and other documents required to be delivered pursuant to Section 4.02; and

(k)           the SunAmerica Reserves (as hereinafter defined) provided that the UPREIT obtains the full benefit of the SunAmerica Reserves.

(k)           the Employment Agreements, duly executed by GTJ.

SECTION 1.6               Closing Deliveries by the UPREIT.  At the Closing, the UPREIT shall deliver or cause to be delivered to GTJ and Portfolio:

(a)           the UPREIT LPA together with the Registration Rights Agreement, duly executed by the UPREIT; and

(b)           the Management Agreements in the form annexed hereto as Exhibit G-1, duly executed by the UPREIT; and

(c)           the certificates and other documents required to be delivered pursuant to Section 4.3.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF PORTFOLIO

Portfolio represents and warrants to GTJ as follows:

SECTION 2.1               Organization, Qualifications and Power.  Portfolio and each of the Portfolio POEs is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed and qualified to transact business in the manner that its business is currently being conducted.  Each of the Portfolio POEs has the power and authority to own, lease, operate and hold its respective Portfolio Properties and to carry on its business as currently conducted.  Portfolio and each of the Portfolio POEs is in good standing under the laws of each jurisdiction wherein the nature of its respective business or its respective ownership of property requires it to be so qualified.

SECTION 2.2               Equity Interests.  Portfolio is the record and beneficial owner of 100% of the outstanding membership interests in the Portfolio POEs free and clear of all Encumbrances (as defined in Section 2.3).  Except for its ownership interest in the Portfolio POEs, Portfolio (a) does not own of record or beneficially, directly or indirectly, (i) any shares of capital stock or equity securities or securities convertible into capital stock or equity securities of any other corporation or business entity, and (ii) any participating interest in any partnership or joint venture or (b) does not control, directly or indirectly, any other entity.  There are no options, warrants, rights (including conversion of preemptive rights), written or verbal agreements or side letters for the purchase or acquisition from or sale or disposition by Portfolio or any Portfolio POE of any of its membership interest except as set forth in Schedule 2.2 annexed hereto.  Other than the Existing Portfolio Mortgage Indebtedness, neither Portfolio or the Portfolio POEs is a party or subject to any agreement or understanding, and, to Portfolio’s or any Portfolio POE’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by any director of Portfolio or any Portfolio POE.  Each of the Portfolio POEs is a “bankruptcy remote” entity, as such term is commonly used in the CMBS industry.

SECTION 2.3               Authorization of Agreements, Conflicts, Etc.  The execution and delivery by Portfolio of this Agreement and the performance by Portfolio of its obligations hereunder and thereunder (including the making of the Portfolio Contribution) have been duly authorized by all requisite legal and governmental action and will not contravene, conflict with, violate or cause a default under any provision of any law, Portfolio’s or the Portfolio POE’s articles of organization or limited liability company agreement, or subject to the Portfolio Lender Approval, any provision of any loan agreement, contract (including the Portfolio Contracts (as defined below)) or other instrument to which Portfolio, any of the Portfolio POEs or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such agreement, contract or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature (collectively, “Encumbrances”) whatsoever upon any of the properties or assets of Portfolio or any of the Portfolio POEs.

SECTION 2.4               Enforceability.  This Agreement has been duly executed and delivered by Portfolio and constitutes the legal, valid and binding obligation of Portfolio, enforceable against Portfolio in accordance with its terms.

SECTION 2.5               Portfolio Financial Statements.

(a)           Portfolio has furnished to GTJ drafts of the unaudited financial statements of Portfolio and the Portfolio POE’s as of June 30, 2012 on a consolidated basis, (the “Portfolio Financial Statements”).  All of the Portfolio Financial Statements (including any related notes) (i) have been prepared in accordance with generally accepted accounting principles, (“GAAP”) consistently applied; (ii) have been prepared from and in accordance with the books and records of each of the Portfolio POEs and (iii) fairly and accurately present the consolidated financial position of Portfolio and the Portfolio POEs as of such date.  All material liabilities of Portfolio and the Portfolio POEs or any of their respective assets and properties, including accrued salaries and wages, as of June 30, 2012 are reflected or reserved against on such June 30, 2012 financial statements.

(b)           The Net Assets of Portfolio on a consolidated basis on the Closing Date, taken immediately prior to the Closing, shall be not less than the aggregate Net Assets of the Portfolio POEs as reflected on the Portfolio Financial Statements dated as of June 30, 2012.  “Net Assets” means, with respect to an entity as of a particular date, the total assets of such entity as of such date less the total liabilities of such entity as of such date, determined in the same manner as Portfolio determined such items in preparing the Financial Statements dated as of June 30, 2012.

SECTION 2.6               No Undisclosed Liabilities.  Except as set forth in Schedule 2.6, and except (a) for liabilities and obligations incurred in the ordinary course of business consistent with past practice after June 30, 2012 which have not resulted in and are not reasonably expected to result in any material increase in each Portfolio POE’s liabilities from those provided for or disclosed in the Portfolio Financial Statements and (b) for liabilities and obligations disclosed, reflected or reserved for in the Portfolio Financial Statements, since June 30, 2012, none of Portfolio or its Portfolio POEs has incurred any liability or obligation that would be required to be reflected or reserved against in a balance sheet of such person prepared in accordance with GAAP.

SECTION 2.7               Absence of Certain Changes.  Except as disclosed in the Portfolio Financial Statements or as set forth in Schedule 2.7, since June 30, 2012, each of Portfolio and the Portfolio POEs has conducted its business only in the ordinary course of business consistent with past practice, and neither Portfolio nor any of the Property POEs has experienced any material adverse change in its financial condition.  Since June 30, 2012, none of Portfolio and the

Portfolio POEs has taken any of the actions or permitted to occur any of the events specified in this Section 2.7 or committed to do any of the foregoing:

(a)           material adverse change in its financial condition;

(b)           amendment of the charter, operating agreements or other organizational documents;

(c)           split, combine or reclassify any of its membership interests;

(d)           issuance, sale or otherwise disposition of any of its membership interests, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its membership interests;

(e)           declaration or payment of any dividends or distributions on or in respect of any of its membership interests or redemption, purchase or acquisition of its membership interests;

(f)            material change in any method of accounting or accounting practice of Portfolio or the Portfolio POEs, except as required by GAAP or as disclosed in the notes to the Financial Statements;

(g)           except for the Portfolio Space Leases set forth in Schedule 2.14, entry into any contract that would constitute a material contract;

(h)           incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and liabilities incurred in the ordinary course of business consistent with past practice;

(i)            material damage, destruction or loss (whether or not covered by insurance) to its property;

(j)            any capital investment in, or any loan to, any other person or entity;

(k)           acceleration, termination, material modification to or cancellation of any material contract (including, but not limited to, any material contract) to which Portfolio or the Portfolio POEs are a party or by which they are bound;

(l)            any material capital expenditures;

(m)          any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its members, managers, officers and employees;

(n)           adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy law or consent to the filing of any bankruptcy petition against it under any similar law; and

(o)           acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or equity of, or by any other manner, any business or any person or any division thereof.

SECTION 2.8               No Default; Compliance with Applicable Laws; Permits.

(a)           Except as set forth in Schedule 2.8, neither the Portfolio nor any of the Portfolio POEs is in default or violation of any term, condition or provision of (i) its articles of organization, limited liability company agreement or other governing instrument (ii) any statute, law, rule, regulation, judgment, decree, order, arbitration award, concession or grant applicable to Portfolio or the Portfolio POEs (or their assets and properties), including, without limitation, laws, rules and regulations relating to the environment, occupational health and safety, employee benefits, wages, workplace safety, equal employment opportunity and race, religious or sex discrimination and (iii) the Portfolio Contract.

(b)           To Portfolio’s knowledge, Portfolio and the Portfolio POEs have all licenses, permits, exemptions, consents, waivers, authorizations, rights, certificates of occupancy, franchises, orders or approvals of, and have made all required registrations with, any Federal, state, local or foreign government, court or legislative, executive or regulatory authority of agency (each, a “Governmental Entity”) that are material to the conduct of the business of, or the intended use of the Portfolio Properties (collectively the “Portfolio Permits”), not including, however, the Permits relating to safety matters and compliance with Environmental Laws (as defined below), which are addressed in Section 2.13 of this Agreement, and all of the Portfolio Permits are valid and in full force and effect and will not be invalidated or otherwise affected by consummation of the transactions contemplated by this Agreement.  To Portfolio’s knowledge, no violations are or have been recorded in respect of any of the Portfolio Permits, and to Portfolio’s knowledge, no event has occurred which would allow revocation or termination or which would result in the impairment of the rights of the Portfolio POEs with respect to any such Portfolio Permits and no proceeding is pending or, to Portfolio’s knowledge, threatened, to revoke, limit or enforce any of the Portfolio Permits.

SECTION 2.9               Ownership and Sufficiency of Assets.  Except as set forth in Schedule 2.9, Portfolio and the Portfolio POEs, own or have the right to use all tangible assets used regularly in the conduct of business of Portfolio and the Portfolio POEs as presently conducted, and which are expected to be used in the future, including, without limitation, all material tangible assets reflected on the balance sheet, dated as of June 30, 2012, included in the Portfolio Financial Statements.  Such assets represent all of the material tangible assets necessary to conduct the business of Portfolio and the Portfolio POEs as presently conducted and which are expected to be required in the future.

SECTION 2.10             Litigation.  Except as set forth in Schedule 2.10, there is no action, suit, claim, proceeding or investigation pending or, to Portfolio’s knowledge, threatened against or affecting Portfolio or the Portfolio POEs or their respective assets and property, at law or in equity, or before or by any Governmental Entity (each, a “Portfolio Action”) which individually or in the aggregate could reasonably be expected to have a material adverse effect on the business, assets or property of Portfolio or the Portfolio POEs and, to Portfolio’s knowledge, there is no basis for any of the foregoing.  None of Portfolio or the Portfolio POEs is in default with respect to any order, writ, injunction or decree known to or served upon such person of any court or of any Governmental Entity.  Except as set forth in Schedule 2.10, there is no Portfolio Action by Portfolio or any of the Portfolio POEs pending or threatened against others.  The litigation set forth in Schedule 2.10, including costs of defense, will have no material adverse effect on the business, results of operations, financial condition or business prospects of Portfolio and the Portfolio POEs, taken as a whole.

SECTION 2.11             Contracts.

(a)           Schedule 2.11 sets forth a list of each material contract, agreement, plan, understanding, commitment or arrangement, written or oral, including, but not limited to, loan service agreements, to which each of Portfolio and the Portfolio POEs is a party or by which Portfolio or the Portfolio POEs or any of their respective assets is bound (collectively, the “Portfolio Contracts”).

(b)           Except as set forth in Schedule 2.11, each of the Portfolio Contracts is a legal, valid and binding obligation of Portfolio or the applicable Portfolio POE and is enforceable by and against Portfolio or such Portfolio POE in accordance with its terms.  Each of Portfolio and the applicable Portfolio POEs has performed all material obligations required to be performed by it under the Portfolio Contracts to which it is or was a party, and is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder and, to Portfolio’s knowledge, no other party to any of the Portfolio Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder.  Neither Portfolio nor any of the Portfolio POEs has received any notice of the intention of any party to terminate any Portfolio Contract.  Complete and correct copies of all Portfolio Contracts have been delivered or made available to GTJ.

SECTION 2.12             Taxes.  Portfolio and each of the Portfolio POEs has timely filed all Tax Returns required to be filed by it or obtained valid extensions thereof, true and complete copies of which have been delivered to GTJ, and Portfolio and each of the Portfolio POEs has paid or accrued all Taxes (as hereinafter defined) due with respect to such Tax Returns other than such Taxes as are being contested in good faith by Portfolio or a Portfolio POE, and Portfolio and the Portfolio POEs as applicable, have paid all other Taxes which have become due or payable (whether or not shown on any Tax Return), including Taxes which Portfolio or any of the Portfolio POE is or was obligated to withhold from amounts owing to employees, creditors and third parties.  All such filed Tax Returns were correct and complete in all material respects.  All Taxes with respect to which Portfolio or any of the Portfolio POEs has become obligated pursuant to elections made by Portfolio or any of the Portfolio POEs in accordance with generally accepted practice have been paid and adequate reserves have been established for all Taxes accrued but not yet payable.  “Taxes” shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, net income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, value added, license, net worth, payroll, franchise, transfer, recording, gross income, alternative or add-on minimum, environmental, goods and services, capital stock, profits, single business, employment, severance, stamp, unemployment, customs and duties taxes, fees and charges, imposed by any taxing authority (whether domestic or foreign including, without limitation, any state, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. “Tax Return” shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

SECTION 2.13             Environmental and Safety Matters.

(a)           Except as set forth in the reports described in Schedule 2.13 (the “Schedule 2.13 Reports”), to Portfolio’s knowledge: (i) Portfolio and each of the Portfolio POEs is and has been in compliance, in all material respects, with all applicable Environmental Laws (as defined below) and all the Portfolio Permits, licenses, and authorizations required hereunder for the Portfolio Properties; and (ii) during the ownership of the Portfolio Properties by the Portfolio POEs, no material spill, release, disposal, leak, migration, burial, or placement of any material regulated under Environmental Laws (hereinafter “Hazardous Materials”) has occurred on, in, from, or at any of the Portfolio Properties which has resulted in a Liability under Environmental Laws for Portfolio or any of the Portfolio POEs.  Neither Portfolio nor any of the Portfolio POEs has received any written notice, order, claim, or other indication alleging non-compliance with any Environmental Laws.  As used in this Agreement, “Environmental Laws” shall mean all federal, state, local or foreign laws, rules, regulations, ordinances or government guidance and policies relating to the environment and worker health and safety and common law in the context of the environment, worker health and safety, and human health and welfare, including the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(b)           Portfolio has delivered to GTJ or its advisors or consultants, true, complete, and correct copies of all environmental reports, analyses, tests, or monitoring performed at the request of Portfolio which pertain to the Portfolio Properties as of the date of this Agreement.  Except as set forth in the Schedule 2.13 Reports, to Portfolio’s knowledge, neither Portfolio nor any of the Portfolio POEs has any Liability resulting from, and there have been no events which could form the basis for, Liability resulting from transportation, treatment, disposal, or release of any Hazardous Materials at, to, or from any location other than the Portfolio Properties and not including migration or releases of Hazardous Materials in the general vicinity of the Portfolio Properties.  Except as set forth in the Schedule 21.3 Reports, neither Portfolio nor any of the Portfolio POEs has received written notice of any past or present events, conditions, circumstances, activities, practices, incidents, actions, or plans that have resulted in or threaten to result in any Liability under Environmental Laws, or otherwise form the basis of any claim, action, suit, proceeding, hearing, or investigation under, any Environmental Laws.  “Liability” for purposes of this Section includes any cost, damage, expense, losses, obligation, responsibility, fines, penalties, judgments, awards, settlements, response actions and corrective actions, as defined under Environmental Laws, judicial or administrative orders and judgments, demands of government agencies, and government agency proceedings any of which relate to Environmental Laws, human health, safety, and welfare and property damage (public or private).

SECTION 2.14             Leasing Matters.

(a)           There are no leases or other agreements for the use or occupancy of all or any portion of the Portfolio Properties other than with the tenants (the “Portfolio Tenants”) set forth on Schedule 2.14 or as indicated in the Portfolio Tenant Estoppel Certificates, as hereinafter defined (such leases or occupancy agreements, together with all renewals, replacements and amendments thereof being herein referred to as the “Portfolio Space Leases”).

(b)           Except as otherwise disclosed on Schedule 2.14 or in the Portfolio Space Leases or any Portfolio Tenant Estoppel Certificates heretofore delivered to GTJ: (A) all of such Portfolio Space Leases are in full force and effect, without modification, amendment or extension, and (B) no renewal or extension options have been granted to the Portfolio Tenants by any of the Portfolio POEs and no tenants thereunder have any option to purchase the premises demised or the premises within which such premises are contained; (C) no tenant is entitled to, and none of the Portfolio POEs has granted, any rental concessions or abatements for any period subsequent to the Closing Date; (D) there is no action or proceeding pending against of the Portfolio POEs by any tenant thereunder, except as set forth on Schedule 2.14; (E) no tenant under the Portfolio Space Leases is in default in any of its material obligations thereunder and there is no action or proceeding pending by any of the Portfolio POEs with regard to any tenant under the Portfolio Space Leases; (F) true and complete copies of all Portfolio Space Leases and have been delivered to GTJ; (G) each of the Portfolio POEs, as lessor under the Portfolio Space Leases, has not received any notice that it is in default of any of its obligations under such Portfolio Space Leases which has not been cured; (H) none of the Portfolio POEs has received written notice that any Portfolio Tenant contests its pro rata share of tax increases or operating expenses as required by its Portfolio Space Lease or that any Portfolio Tenant contests any rent, escalation or other charges billed to it or claims that any work required to be performed by the lessor under each of the Portfolio Space Leases has not been completed; (I) no assignment, pledge or other encumbrance of any rights or interest of any of the Portfolio POEs under any Portfolio Space Lease will be in effect on the Closing Date other than pursuant to the Existing Portfolio Mortgage Indebtedness; (J) none of the Portfolio POEs has received written notice from any Tenant asserting, any defense to, offset or claim against, rent or additional rent payable by it under its Portfolio Space Lease, and no Portfolio Tenant is entitled to any free rent, abatement or rent concession, except as set forth in the Portfolio Space Leases; (K) no Portfolio Tenant has prepaid any rents or additional rents for more than one (1) month in advance; (L) there are no leasing brokerage commissions (or unpaid installments thereof) now due and payable, with respect to any Portfolio Space Leases (including renewals, extensions or expansions in connection therewith) (the “Portfolio Payable Commissions”), (M) Schedule 2.14 sets forth all arrearages in the payment of Fixed Rent and Overage Rent as of the date set forth in such schedule (the “Portfolio Arrears Schedule”) and (N) Schedule 2.14 sets forth all tenant improvement work required to be performed by the lessor under any Portfolio Space Lease or for which the lessor is required under any Portfolio Space Lease to reimburse any Portfolio Tenant or grant any allowance in favor of any Portfolio Tenant which has not been completed and/or the costs of which (the “Portfolio TI Work/Costs”) have not been paid (regardless of whether such Portfolio Tenant is in default under its Portfolio Space Lease).

(c)           Schedule 2.14 (c) correctly sets forth the security deposits and letters of credit, if any (the “Portfolio Security Deposits”) required to be held by each of the Portfolio POEs or Portfolio.  All Portfolio Security Deposits held in cash are kept in a segregated account, and no claim has been received for a return of any of the Portfolio Security Deposits.

SECTION 2.15             Condemnation.  There are no pending or, to the actual knowledge of Portfolio, threatened, condemnation or eminent domain proceedings which would affect title to any of the Portfolio Properties.

SECTION 2.16             Union Contracts; Employees.  There are no Union Agreements to which Portfolio, any of the Portfolio POEs or the Portfolio Properties is subject. The parties listed on Schedule 2.16 are all of the employees of Portfolio (the “Portfolio Employees”).  Schedule 2.16 correctly sets forth the salaries, wages, vacation pay, bonuses and any other fringe benefits (if any) of such Portfolio Employees and the employees of Nautilus Management LLC.  There are no employment proceedings or claims, whether judicial, arbitral, administrative, or otherwise, filed, pending or, to Portfolio’s knowledge, threatened against Portfolio or any of the Portfolio POEs by any Portfolio Employee, including, but not limited to, claims with respect to worker’s compensation, fringe benefits or employment discrimination.  GTJ agrees to offer employment on an “at will” basis to all current employees of Nautilus Management LLC (each, a “Nautilus Employee”).  Portfolio covenants and agrees to indemnify and hold GTJ harmless from and against any amounts owed to, or claims made by any Portfolio and Nautilus Employee, and from payroll and other employee-related taxes.

SECTION 2.17             Neither Portfolio nor any of the Portfolio POEs is in default of, or has received notice of any default or breach by any of the Portfolio POEs under any of the covenants, conditions, restrictions, rights of way or easements affecting any of the Portfolio Properties.

SECTION 2.18             None of the Portfolio POEs has transferred, and has knowledge that any other person has transferred, any (except as may be otherwise stated in Section 3.15) rights or development rights relating to any of the Portfolio Properties.

SECTION 2.19             Neither Portfolio nor any of the Portfolio POEs has received notice of (i) any pending improvement to be made by any Governmental Entity with respect to any of the Portfolio Properties; or (ii) any defect in any of the Portfolio Properties which would materially and adversely affect the insurability or current use of any of the Portfolio Properties (except as may be otherwise stated in Section 3.15).

SECTION 2.20             There are no material agreements, documents or other instruments evidencing, securing, or otherwise relating to or delivered in connection with the Existing Portfolio Mortgage Indebtedness, other than the documents identified on Schedule 2.20 (collectively, the “Portfolio Mortgage Loan Documents”), true, correct and complete copies of which have been delivered by Portfolio to GTJ.

SECTION 2.21             The Portfolio Mortgage Loan Documents are in full force and effect. None of the Portfolio POEs has received any notice of acceleration or default, which remains uncured, under the Portfolio Mortgage Loan Documents from the Lender or any successor thereto or servicer, and to the knowledge of Portfolio, no event has occurred, nor does any circumstance or condition exist, which with the giving of notice or the expiration of time, or both, which would result in or could reasonably be expected to result in a default by any of the POEs or the Lenders under the Portfolio Mortgage Loan Documents.  All of the representations and warranties contained in the Portfolio Mortgage Loan Documents are true, complete and correct.  There are no loan service agreements, or any other similar agreements, with respect to the Portfolio Loan Mortgage Documents.

SECTION 2.22             Governmental Approvals.  No registration or filing with, or consent or approval of or other action by, any Governmental Entity or instrumentality is or will be necessary for the valid execution, delivery and performance by Portfolio of this Agreement or the making of the Portfolio Contribution by Portfolio to the UPREIT.

SECTION 2.23             Receivables.  Except as set forth in Schedule 2.23, all accounts, notes and other receivables and amounts owing to Portfolio (the “Portfolio Receivables”) represent arm’s length sales in the ordinary course of business consistent with past practice and are free and clear of all Encumbrances.  Except as set forth in Schedule 2.23, the Financial Statements as of June 30, 2012 contain reserves for uncollected Portfolio Receivables in accordance with GAAP applied on a consistent basis.

SECTION 2.24             Brokers.  Except as set forth on Schedule 2.24, none of Portfolio or any of the Portfolio POEs has any contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement or any other transaction with Portfolio involving Portfolio or any of the Portfolio POEs.

SECTION 2.25             Securities Law Matters.

(a)           Portfolio is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”), and Portfolio was not organized for the specific purpose of acquiring the Portfolio Interest;

(b)           Portfolio has sufficient knowledge and experience in investing in companies similar to the UPREIT in terms of the UPREIT’s stage of development and other relevant factors so as to be able to evaluate the risks and merits of its investment in the UPREIT and it is able financially to bear the risks thereof;

(c)           Portfolio has had an opportunity to discuss with GTJ and GTJ’s management the terms of the Portfolio Contribution and the business, management and financial affairs of GTJ and the GTJ POEs and to obtain any additional information regarding the foregoing which Portfolio possesses or can acquire without unreasonable effort or expense;

(d)           The Portfolio Interest is being acquired for Portfolio’s own account and not with a view to, or the intention of, any distribution in violation of the Securities Act or any applicable state securities laws; and

(e)           Portfolio understands that (i) the Portfolio Interest has not been registered under the Securities Act by reason of the sale of the Interest in a transaction exempt from the registration requirements of the Securities Act, (ii) the Portfolio Interest must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Portfolio Interest may not be transferred, sold, pledged, hypothecated or otherwise disposed of in the absence of an effective registration statement with respect to the securities evidenced by this certificate, filed and made effective under the Securities Act and such applicable state securities laws, or unless the UPREIT receives an opinion of counsel satisfactory to the UPREIT to the effect that registration under such act and such applicable state securities laws is exempt therefrom, and (iv) the Portfolio Interest shall be subject to the restrictions on transfer set forth in the UPREIT LPA.

(f)            Portfolio and its representatives, attorneys, accountants and consultants have reviewed all the public filings of GTJ as filed with the Securities and Exchange Commission.

SECTION 2.26             Condition of Portfolio Properties.  To the knowledge of Portfolio, each of the property condition reports and environmental reports prepared by or on behalf of PW Grosser in connection with this transaction fairly represent the condition of each of the Portfolio Properties, including without limitation, any deferred maintenance items.

SECTION 2.27             Anti-Terrorism Requirements

(a)           no principal of Portfolio is listed on the list maintained by the United States Department of Treasury, Office of Foreign Assets control (commonly known as the OFAC list) or otherwise qualifies as a person with whom business by a United States citizen or resident is prohibited; and

(b)           no principal of Portfolio is in violation of any anti-money laundering or anti-terrorism statute, including the uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56 (commonly known as the USA Patriot Act), and the related regulations issues thereunder, including temporary regulations, all as amended from time to time.

SECTION 2.28             Relationship with Related Persons.  None of the directors, officers, or members of Portfolio or the Portfolio POEs, and their Related Persons, have any interest in any of the properties or assets of or used by Portfolio or the Portfolio POEs and do not own, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any person or entity that (i) except as set forth in Schedule 2.28, had had business dealings or a material financial interest in any transaction with Portfolio or the Portfolio POEs, or (ii) has engaged or is engaged in competition with Portfolio or the Portfolio POEs with respect to any line of business of Portfolio or the Portfolio POEs in any market presently served by the Portfolio or the Portfolio POEs (a “Competing Business”) (except for the ownership of less than three percent (3%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market).  Except as set forth on Schedule 2.28, no member, manager, officer, or employee of Portfolio or the Portfolio POEs and none of their Related Persons is a party to any contract with, or has any claim against, Portfolio or the Portfolio POEs or the properties and assets.  All money owed by Portfolio or the Portfolio POEs to its members, managers, officers, or their Related Persons, (other than for salary) are for bona fide debts and are set forth in Schedule 2.28.  “Related Person” or “Related Persons” means, with respect to a particular individual:

(i)            each other member of such individual’s family; and

(ii)           any affiliate of one or more members of such individual’s family.

With respect to a specified person other than an individual:

(i)            any affiliate of such specified person; and

(ii)           each person that serves as a director, member, officer, manager, general partner, shareholder, executor or trustee of such specified person (or in a similar capacity).

SECTION 2.29             Insurance.  Schedule 2.29 sets forth a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors and officers’ liability, fiduciary liability and other casualty and property insurance maintained by Portfolio or the Portfolio POEs and relating to the assets, business, operations, employees, officers and directors of the Portfolio or the Portfolio POEs (collectively, the “Insurance Policies”) and true and complete copies of such Insurance Policies have been made available to GTJ.  Such Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement.  Neither Portfolio or the Portfolio POEs have received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies.  All premiums due on such Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy. The Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of Portfolio.  All such Insurance Policies (a) are valid and binding in accordance with their terms; (b) are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage.  There are no claims related to the business of Portfolio or the Portfolio POEs pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights.  None of Portfolio or the Portfolio POEs is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy.  The Insurance Policies are of the type and in the amounts customarily carried by persons conducting a business similar to Portfolio or the Portfolio POEs and are sufficient for compliance with all applicable laws and contracts to which Portfolio or the Portfolio POEs are a party or by which they are bound.

SECTION 2.30             Books and Records.  None of the Portfolio or the Portfolio POEs have maintained minute books or membership interest record books of Portfolio and the Portfolio

POEs.  Portfolio and the Portfolio POEs have provided to GTJ true, complete and correct copies of their respective operating agreements.

SECTION 2.31             Material Disclosure; No Omission.  No representation or warranty or other statement made by Portfolio or the Portfolio POEs in this Agreement in connection with the contemplated transactions contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

SECTION 2.32             Title to Property.  Except as set forth in the title reports for each of the Portfolio Properties prepared by Fidelity National Title Insurance Company as it relates to Connecticut properties, Excalibur, as agent for Fidelity National Title Insurance Company, as it relates to New York properties, and Titlevest, as agent for Fidelity National Title Insurance Company as it relates to New Jersey and delivered to GTJ, the Portfolio POEs have good and marketable title to each of the Portfolio Properties, free and clear Encumbrances.

SECTION 2.33             Knowledge Representations.  For purposes of this Agreement, “knowledge of Portfolio” shall include the actual knowledge, after due inquiry, of:

(i)            Green Holland Management, LLC;

(ii)           Louis Sheinker;

(iii)          Nautilus Management LLC; and

(iv)          Paul Cooper.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF GTJ

GTJ represents and warrants to Portfolio as follows:

SECTION 3.1               Organization, Qualifications and Power.  GTJ is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and is duly licensed and qualified to transact business in the manner that its business is currently being conducted.  Each of the GTJ POEs is a limited liability company duly organized, validly existing and in good standing under the laws of its state of organization and is duly licensed and qualified to transact business in the manner that its business is currently being conducted. Each of the GTJ POEs has the power and authority to own, lease, operate and hold its properties and to carry on its business as currently conducted.  GTJ and each of the GTJ POEs is in good standing under the laws of each jurisdiction wherein the nature of its respective business or its respective ownership of property requires it to be so qualified.

SECTION 3.2               REIT Status.  GTJ is a real estate investment trust as defined in Section 856 of the Internal Revenue Code.  GTJ (i) for all taxable years for which the Internal Revenue Service could assert a tax liability, has been subject to taxation as a real estate investment trust (a “REIT”) within the meaning of Section 856 of the Code from July 1, 2007 through the date of this Agreement and has satisfied all requirements to qualify as a REIT for all such years, (ii) has elected REIT status as of July 1, 2007 and has maintained such election to the date of this representation, and presently intends to continue to operate, in such a manner as to qualify as a REIT, and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT and, to GTJ’s knowledge, no such challenge is pending or threatened. Each of the GTJ POEs and the Other GTJ Subsidiaries (as defined below) which is a partnership, joint venture or limited liability company (i) has been since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by GTJ of a direct or indirect interest therein, owned any assets (including, without limitation, securities) that would cause GTJ to violate Section 856(c)(4) of the Code. Each of the Other GTJ Subsidiaries which is a corporation has been since its formation a qualified REIT subsidiary under Section 856(i) of the Code. Except as set forth on Schedule 3.2, none of GTJ, the GTJ POEs and the Other GTJ Subsidiaries hold any asset the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or Temporary Treas. Reg. ss.1.337(d)-5T.

SECTION 3.3               Capitalization.

(a)           The authorized shares of capital stock of GTJ consist of (i) 100,000,000 shares of GTJ Common Stock, $0.0001 par value per share, 13,684,084 of which are issued and outstanding on the date of this Agreement; and (ii) 10,000,000 shares of preferred stock, $0.0001 par value per share (“GTJ Preferred Stock”), none of which are issued and outstanding on the date of this Agreement, but 500,000 shares of GTJ Preferred Stock have been classified as Series A Preferred Stock and 6,500,000 shares of GTJ Preferred Stock have been classified as Series B Preferred Stock are designated with none outstanding on the date of this Agreement.

(b)           Set forth in Schedule 3.3 annexed hereto is a true and complete list of the following: (i) each qualified or nonqualified option to purchase shares of Common Stock granted under GTJ’s 2007 Incentive Award Plan or any other formal or informal arrangement (collectively, the “GTJ Stock Options”); and (ii) all other warrants or other rights to acquire GTJ Common Stock, all stock appreciation rights, restricted stock, dividend equivalents, deferred compensation accounts, performance awards, restricted stock unit awards and other awards which are outstanding on the date of this Agreement (“GTJ Stock Rights”). Schedule 3.3 sets forth for each GTJ Stock Option and GTJ Stock Right the name of the grantee, the date of the grant, the number of shares of GTJ Common Stock subject to each option or other award, and the exercise price per share. On the date of this Agreement, except as set forth in this Section 3.3 or in Schedule 3.3, no shares of GTJ Common Stock were outstanding or reserved for issuance.

(c)           All outstanding shares of GTJ Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of GTJ having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of GTJ may vote.

SECTION 3.4               Equity Interests.  GP owns a 1% general partnership interest in the UPREIT and GTJ owns a 99% limited partnership interest in the UPREIT.  The UPREIT owns 100% of the outstanding membership interest in the GTJ POEs.  Except for its ownership interest in UPREIT, the GTJ POEs and the other subsidiaries set forth in Schedule 3.4 annexed hereto (the “Other GTJ Subsidiaries”), GTJ (a) does not own of record or beneficially, directly or indirectly, (i) any shares of capital stock or equity securities or securities convertible into capital stock or equity securities of any other corporation or business entity, and (ii) any participating interest in any partnership or joint venture or (b) does not control, directly or indirectly, any other entity.

SECTION 3.5               Authorization of Agreements, Conflicts, Etc.  The execution and delivery by GTJ of this Agreement and the performance by GTJ of its obligations hereunder and thereunder (including the making of the GTJ Contribution) have been duly authorized by all requisite legal and governmental action and will not violate any provision of any law, GTJ’s articles of incorporation or by-laws, or subject to the GTJ Lender Approval, any provision of any loan agreement, contract or other instrument to which GTJ, any of the GTJ POEs, the Other GT Subsidiaries or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such loan agreement, contract or other instrument, or result in the creation or imposition of any Encumbrance whatsoever upon any of the properties or assets of GTJ, any of the GTJ POEs or any of the Other GTJ Subsidiaries.

SECTION 3.6               Enforceability.  This Agreement has been duly executed and delivered by the GTJ and constitutes the legal, valid and binding obligation of GTJ, enforceable against GTJ in accordance with its terms.

SECTION 3.7               Financial Statements.

(a)           GTJ has furnished to Portfolio copies of the unaudited consolidated and consolidating financial statements of GTJ, the GTJ POEs and the Other GTJ Subsidiaries as of June 30, 2012 (the “GTJ Financial Statements”).  All of the GTJ Financial Statements (including any related notes) (i) have been prepared from and in accordance with GAAP form the books and records of GTJ, the GTJ POEs and the Other GTJ Subsidiaries and (ii) fairly and accurately present the consolidated financial position of GTJ, the GTJ POEs and the Other GTJ Subsidiaries as of such date.  Except as set forth on Schedule 3.7(a), all material liabilities of GTJ, the GTJ POEs and the Other GTJ Subsidiaries or any of their respective assets and properties, including accrued salaries and wages, as of June 30, 2012 are disclosed or reserved against on such GTJ Financial Statements.

(b)           Except as set forth on Schedule 3.7(b), the Net Assets of GTJ on a consolidated basis on the Closing Date, taken immediately prior to the Closing, shall be not less than the aggregate Net Assets of the GTJ POEs as reflected on the GTJ Financial Statements dated as of June 30, 2012.  “Net Assets” means, with respect to an entity as of a particular date, the total assets of such entity as of such date less the total liabilities of such entity as of such date, determined in the same manner as GTJ determined such items in preparing the Financial Statements dated as of June 30, 2012.

SECTION 3.8               No Undisclosed Liabilities.  Except as set forth in Schedule 3.8, and except (a) for liabilities and obligations incurred in the ordinary course of business consistent with past practice after June 30, 2012 which have not resulted and are not reasonably expected to result in any material increase in each GTJ POEs liabilities from those provided for or disclosed in the GTJ Financial Statements, (b) for liabilities and obligations disclosed or reserved for in the GTJ Financial Statements, including without limitation, with respect to the sale or winding down of any of the Other GTJ Subsidiaries and (c) for direct costs associated with the scope of work required to complete the work set forth in the electrical contracts with the Department of Citywide Administrative Services, the Staten Island Museum and the Port Authority Bus Terminal estimated to be approximately $3,000,000 (the “Electrical Contract Liabilities”)  entered into by GTJ POE’s,  (the “GTJ Pre-Closing Contingent Liabilities”) and (d) for withdrawal liability estimated to be approximately $1,400,000, since June 30, 2012, none of GTJ, its GTJ POEs or the Other GTJ Subsidiaries has incurred any liability or obligation that would be required to be disclosed or reserved against in a balance sheet of such person prepared in accordance with GAAP.

SECTION 3.9               Absence of Certain Changes.  Except (a) as disclosed in the Financial Statements or (b) as set forth in Schedule 3.9, since June 30, 2012, each of GTJ, the GTJ POEs and the Other GTJ Subsidiaries has conducted its business only in the ordinary course of business consistent with past practice, and none of GTJ, any of the GTJ POEs and the Other GTJ Subsidiaries has experienced any material adverse change in its financial condition.  Since June 30, 2012, none of GTJ, the GTJ POEs and the Other GTJ Subsidiaries has taken any of the actions or permitted to occur any of the events specified in this Section 3.9 or committed to do any of the foregoing.

SECTION 3.10             No Default; Compliance with Applicable Laws; Permits.

(a)           Except as set forth in Schedule 3.10, none of GTJ, the GTJ POEs and the Other GTJ Subsidiaries is in default or violation of any term, condition or provision of (i) its articles of organization, limited liability company agreement or other governing instrument or (ii) any material statute, law, rule, regulation, judgment, decree, order, arbitration award, concession or grant applicable to GTJ, the GTJ POEs or the Other GTJ Subsidiaries, as their respective assets and properties including, without limitation, laws, rules and regulations relating to the environment, occupational health and safety, employee benefits, wages, workplace safety, equal employment opportunity and race, religious or sex discrimination.

(b)           To GTJ’s knowledge, each of GTJ, the GTJ POEs and the Other GTJ Subsidiaries have all licenses, permits, exemptions, consents, waivers, authorizations, rights, certificates of occupancy, franchises, orders or approvals of, and has made all required registrations with, any Governmental Entity that are material to the conduct of its business including, without limitation, the intended use of the GTJ Properties (collectively the “GTJ Permits”), not including, however permits relating to safety matters and compliance with Environmental Laws, which are addressed in Section 3.15 of this Agreement, and all of the GTJ Permits are valid and in full force and effect and will not be invalidated or otherwise affected by consummation of the transactions contemplated by this Agreement.  To GTJ’s knowledge, no material violations are or have been recorded in respect of any of the GTJ Permits and no event has occurred which would allow revocation or termination or which would result in the impairment of the rights of GTJ, the GTJ POEs or the Other GTJ Subsidiaries respect to any such the GTJ Permits and no proceeding is pending or, to GTJ’s knowledge, threatened, to revoke, limit or enforce any of the GTJ Permits.

SECTION 3.11             Ownership and Sufficiency of Assets.  Except as set forth in Schedule 3.11, GTJ, the GTJ POEs and the Other GTJ Subsidiaries, taken as a whole, own or has the right to use all material tangible assets used regularly in the conduct of business of GTJ, the GTJ POEs and the Other GTJ Subsidiaries as presently conducted and which ware expected to be used in the future, including, without limitation, all material tangible assets reflected on the balance sheet, dated as of June 30, 2012, included in the GTJ Financial Statements.  Such assets represent all of the material tangible assets necessary to conduct the business of GTJ, the GTJ POEs and the Other GTJ Subsidiaries as presently conducted.

SECTION 3.12             Litigation.  Except as set forth in Schedule 3.12, there is no action, suit, claim, proceeding or investigation pending or, to GTJ’s knowledge, threatened against or affecting GTJ, the GTJ POEs or the Other GTJ Subsidiaries, at law or in equity, or before or by any Governmental Entity (each, a “GTJ Action”) which individually or in the aggregate could reasonably be expected to have a material adverse effect on the business assets or operations of GTJ, the GTJ POEs or the other GTJ Subsidiaries, taken as a whole, and, to GTJ’s knowledge, there is no basis for any of the foregoing.  None of GTJ, the GTJ POEs or the Other GTJ Subsidiaries is in default with respect to any order, writ, injunction or decree known to or served upon such person of any court or of any Governmental Entity.  Except as set forth in Schedule 3.12, there is no GTJ Action by GTJ, the GTJ POEs or the Other GTJ Subsidiaries pending or threatened against others.  The litigation set forth in Schedule 3.12, including costs of defense, will have no material adverse effect on the business, results of operations, financial condition or business prospects of GTJ, the GTJ POEs and the Other GTJ Subsidiaries, taken as a whole.

SECTION 3.13             Contracts.

(a)           Schedule 3.13 sets forth a list of each material contract, agreement, plan, understanding, commitment or arrangement, written or oral, to which GTJ, any of the GTJ POEs or any of the Other GTJ Subsidiaries is a party or by which GTJ, any of the GTJ POEs, any of the Other GTJ Subsidiaries or any of their respective assets is bound (collectively, the “GTJ Contracts”).

(b)           Except as set forth in Schedule 3.13, each of the GTJ Contracts is a legal, valid and binding obligation of GTJ, any of the GTJ POEs or any of the Other GTJ Subsidiaries to the extent such entity is a party thereto and is enforceable by and against GTJ, any of the GTJ POEs or any of the Other GTJ Subsidiaries to the extent such entity a party thereto, in accordance with its terms.  Each of GTJ, the GTJ POEs and the Other GTJ Subsidiaries has performed all material obligations required to be performed by it under the GTJ Contracts to which it is or was a party, and is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder and, to GTJ’s knowledge, no other party to any of the GTJ Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder.  None of GTJ, any of the GTJ POEs and the Other GTJ

Subsidiaries has received any notice of the intention of any party to terminate any GTJ Contract.  Complete and correct copies of all GTJ Contracts have been delivered or made available to Portfolio.

SECTION 3.14             Taxes.  Each of GTJ, the GTJ POEs and the Other GTJ Subsidiaries has timely filed all Tax Returns required to be filed by it or obtained valid extensions thereof, and each of GTJ, the GTJ POEs and the GTJ Subsidiaries has paid or accrued all Taxes (as hereinafter defined) due with respect to such Tax Returns other than such Taxes as are being contested in good faith by GTJ any of the GTJ POEs or the Other GTJ Subsidiaries as well as all other material Taxes which have become due or payable, including Taxes which GTJ, any of the GTJ POEs or any of the Other GTJ Subsidiaries is or was obligated to withhold from amounts owing to employees, creditors and third parties.  All such Taxes with respect to which GTJ, any of the GTJ POEs or any of the Other GTJ Subsidiaries has become obligated pursuant to elections made by GTJ, any of the GTJ POEs or any of the Other GTJ Subsidiaries in accordance with generally accepted practice have been paid and adequate reserves have been established for all Taxes accrued but not yet payable.

SECTION 3.15             Environmental and Safety Matters.

(a)           Except as set forth in Schedule 3.15, to GTJ’s knowledge: (i) each of GTJ, the GTJ POEs and the Other GTJ Subsidiaries is and has been in compliance in all material respects with all applicable Environmental Laws (as defined below) and all the GTJ Permits, licenses, and authorizations required hereunder for the conduct of such entity’s business, including, without limitation, the operation of the GTJ Properties; (ii) during the ownership of the GTJ Properties by the GTJ POEs, no Hazardous Materials has occurred on, in, from, or at any of the GTJ Properties which has resulted in a Liability under Environmental Laws for GTJ or any of the GTJ POEs; and (iii) neither GTJ nor any of the GTJ POEs has received any written notice, order, claim, or other indication alleging non-compliance with any Environmental Laws.

(b)           GTJ has delivered to Portfolio or its advisors or consultants, true, complete, and correct copies of all environmental reports, analyses, tests, or monitoring performed at the request of GTJ or the GTJ POEs that pertain to the GTJ Properties as of the date of this Agreement.  Except as set forth in Schedule 3.15 to GTJ’s knowledge: (i) none of GTJ, any of the GTJ POEs and the Other GTJ Subsidiaries has received written notice of any past or present events, conditions, circumstances, activities, practices, incidents, actions, or plans that have resulted in or threaten to result in any Liability under Environmental Laws, or otherwise form the basis of any claim, action, suit, proceeding, hearing, or investigation under, any Environmental Laws; (ii) none of GTJ, any of the GTJ POEs and any of the Other GTJ Subsidiaries has any Liability resulting from, and there have been no events which could form the basis for, Liability resulting from transportation, treatment, disposal, or release of any Hazardous Materials at, to, or from any location other than the GTJ Properties and not including migration or releases of Hazardous Materials in the general vicinity of the GTJ Properties.

SECTION 3.16             Leasing Matters.

(a)           There are no leases or other agreements for the use or occupancy of all or any portion of the GTJ Properties other than with the tenants (the “GTJ Tenants”) set forth on Schedule 3.16 or as indicated in the GTJ Tenant Estoppel Certificates, as hereinafter defined (such leases or occupancy agreements, together with all renewals, replacements and amendments thereof entered into after the date hereof being herein referred to as the “GTJ Space Leases”).

(b)           Except as otherwise disclosed on Schedule 3.16 or in the GTJ Space Leases or any GTJ Tenant Estoppel Certificate heretofore delivered to Portfolio: (A) all of such GTJ Space Leases are in full force and effect, without modification, amendment or extension, and (B) no renewal or extension options have been granted to the GTJ Tenants by any of the GTJ POEs and no tenants thereunder have any option to purchase the premises demised or the premises within which such premises are contained; (C) no tenant is entitled to, and none of the GTJ POEs has not granted, any rental concessions or abatements for any period subsequent to the Closing Date; (D) there is no action or proceeding pending against the GTJ POEs by any tenant thereunder, except as set forth on Schedule 3.16; (E) no tenant under the GTJ Space Leases is in default in any of its material obligations thereunder and there is no action or proceeding pending by any of the GTJ POEs with regard to any tenant under the Space Leases; (F) true and complete copies of all Space Leases and have been delivered to Portfolio; (G) each of the GTJ POEs, as lessor under the Space Leases, has not received any notice that it is in default of any of its obligations under such GTJ Space Leases which has not been cured; (H) none of the GTJ POEs has received written notice that any GTJ Tenant contests its pro rata share of tax increases or operating expenses as required by its Space Lease or that any GTJ Tenant contests any rent, escalation or other charges billed to it or claims that any work required to be performed by the lessor under each of the GTJ Space Leases has not been completed; (I) no assignment, pledge or other encumbrance of any rights or interest of any of the GTJ POEs under any GTJ Space Lease will be in effect on the Closing Date other than pursuant to the Existing GTJ Mortgage Indebtedness; (J) none of the GTJ POEs has received written notice from any GTJ Tenant asserting, any defense to, offset or claim against, rent or additional rent payable by it under its GTJ Space Lease, and no GTJ Tenant is entitled to any free rent, abatement or rent concession, except as set forth in the GTJ Space Leases; (K) no GTJ Tenant has prepaid any rents or additional rents for more than one (1) month in advance; (L) there are no leasing brokerage commissions (or unpaid installments thereof) now due and payable, with respect to any GTJ Space Leases (including renewals, extensions or expansions in connection therewith) (the “GTJ Payable Commissions”), (M) Schedule 3.16 sets forth all arrearages in the payment of Fixed Rent and Overage Rent as of the date set forth in such schedule (the “GTJ Arrears Schedule”) and (N) Schedule 3.16 sets forth the tenant improvement work required to be performed by the lessor under any GTJ Space Lease or for which the lessor is required under any GTJ Space Lease to reimburse any GTJ Tenant or grant any allowance in favor of any GTJ Tenant which has not been completed and/or the costs of which (the “GTJ Tenant Improvement Costs”) have not been paid (regardless of whether such GTJ Tenant is in default under its GTJ Space Lease).

(c)           Schedule 3.16 (c) correctly sets forth the security deposits and letters of credit, if any (the “GTJ Security Deposits”) required to be held by each of the GTJ POEs.

SECTION 3.17             Condemnation.  Except as set forth on Schedule 3.17, there are no pending or, to the actual knowledge of GTJ, threatened, condemnation or eminent domain proceedings that would affect title to any of the GTJ Properties.

SECTION 3.18             Union Contracts; Employees.  Except as set forth on Schedule 3.18, there are no Union Agreements to which GTJ, any of the GTJ POEs, any of the Other GTJ Subsidiaries or any of the GTJ Properties is subject.  To the actual knowledge of GTJ, there are no employment proceedings filed or pending against GTJ, any of the GTJ POEs or any of the Other GTJ Subsidiaries by any of the employees of ether GTJ, a GTJ POE or any of the Other GTJ Subsidiaries.

SECTION 3.19             Notice of Default Affecting GTJ Properties.  Neither GTJ nor any of the GTJ POEs has received notice of any default or breach by any of the GTJ POEs under any of the covenants, conditions, restrictions, rights of way or easements affecting any of the GTJ Properties.

SECTION 3.20             Transfer of Material or Development Rights.  None of the GTJ POEs has transferred, and has knowledge that any other person has transferred, any material rights or development rights relating to any of the GTJ Properties.

SECTION 3.21             Notice of Improvements or Defects.  Neither GTJ nor any of the GTJ POEs has received notice of (i) any pending improvement to be made by any Governmental Entity with respect to any of the GTJ Properties; or (ii) any defect in any of the GTJ Properties which would materially adversely affect the insurability or current use of any of the GTJ Properties (except as may be otherwise stated in Section 3.15).

SECTION 3.22             Existing GTJ Mortgage Indebtedness.  There are no material agreements, documents or other instruments evidencing, securing, or otherwise relating to or delivered in connection with the Existing GTJ Mortgage Indebtedness, other than the documents identified on Schedule 3.22 (collectively, the “GTJ Mortgage Loan Documents”), true, correct and complete copies of which have been delivered by GTJ to Portfolio.

SECTION 3.23             GTJ Mortgage Loan Documents. The GTJ Mortgage Loan Documents are in full force and effect. None of the GTJ POEs has received any notice of acceleration or default, which remains uncured or waived, under the GTJ Mortgage Loan Documents from the Lender or any successor thereto or servicer, and to the actual knowledge of GTJ, no event has occurred, nor does any circumstance or condition exist, which with the giving of notice or the expiration of time, or both, which would result in, or could reasonably be expected to result in a default by any of the POEs under the GTJ Mortgage Loan Documents.

SECTION 3.24             Governmental Approvals.  No registration or filing with, or consent or approval of or other action by, any Governmental Entity or instrumentality is or will be necessary for the valid execution, delivery and performance by GTJ of this Agreement or the making of the GTJ Contribution by GTJ to the UPREIT.

SECTION 3.25             Receivables.  Except as set forth in Schedule 3.25, all accounts, notes and other receivables and amounts owing to GTJ, any of the GTJ POEs or any of the Other GTJ Subsidiaries (the “GTJ Receivables”) represent arm’s length sales in the ordinary course of business consistent with past practice and are free and clear of all Encumbrances.  Except as set forth in Schedule 3.25, the Financial Statements as of June 30, 2012 contain reserves for uncollected GTJ Receivables that are consistent with GAAP and the historical practice of GTJ.

SECTION 3.26             Brokers.  Except as set forth on Schedule 3.26, none of GTJ, the GTJ POEs and the Other GTJ Subsidiaries has any contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement or any other transaction with GTJ involving GTJ, any of the GTJ POEs or any of the Other GTJ Subsidiaries.

SECTION 3.27             Title to Property.  Except as set forth the title reports for each of the GTJ Properties prepared by TitleVest, as agent for First American Title Insurance Company and delivered to Portfolio, the GTJ POEs have good and marketable title to each of the GTJ Properties, free and clear Encumbrances.

SECTION 3.28             Knowledge Representations.  For purposes of this Agreement, “knowledge of GTJ” shall include the actual knowledge after due inquiry of Douglas A. Cooper and David J. Oplanich, the Executive Vice President and Secretary and Chief Financial Officer, respectively of GTJ.

SECTION 3.29             Knowledge Imputed to Portfolio.  The parties acknowledge that Paul Cooper, a managing member of Portfolio and the Portfolio POEs, has served as an Executive Officer of GTJ and as a member of its Board of Directors since June 26, 2006, Chief Executive Officer since May 29, 2012 and is actively involved and familiar with its business, properties and affairs.  Accordingly, notwithstanding anything stated herein to the contrary, Portfolio waives any claim for misrepresentation, breach of warranty, indemnification or that GTJ failed to comply with Section 4.1(a), as to matters of which Paul Cooper has actual knowledge, and to which Douglas A. Cooper and/or David J. Oplanich did not have actual knowledge or should have known after due inquiry.  All of such knowledge shall be deemed to have been disclosed under this Agreement for all relevant purposes to Portfolio.

ARTICLE IV
CONDITIONS TO CLOSING

SECTION 4.1               Conditions to Obligations of Portfolio.  The obligations of Portfolio to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, or written waiver by GTJ, at or prior to the Closing, of each of the following conditions:

(a)           Representations, Warranties and Covenants.  The representations and warranties of GTJ contained in this Agreement shall be true and correct in all material respects as of the Closing, the covenants and agreements contained in this Agreement to be complied with by GTJ on or before the Closing shall have been complied with in all material respects and Portfolio shall have received a certificate from GTJ to such effect.

(b)           Secretary Certificate.  GTJ shall have delivered to Portfolio: (i) a copy of the text of the resolutions by which the corporate action on the part of GTJ necessary to approve this Agreement were taken, certified by GTJ’s Secretary, (ii) an incumbency certificate signed by an officer of GTJ certifying the signature and office of each officer and manager executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto, (iii) a copy of GTJ’s Articles of Amendment and Restatement, as amended to date, certified by the Department of Assessments and Taxation of the State of Maryland, (iv) a copy of the By-Laws of GTJ, as amended to date, certified by the Secretary of GTJ, and (v) certificates of status for GTJ, issued as of a recent date, by the Department of Assessments and Taxation of the State of Maryland and each other jurisdiction in which GTJ is required to be qualified to do business.

(c)           No Proceeding or Litigation.  No GTJ Action shall have been commenced or threatened in writing by or against GTJ, any of the GTJ POEs or any of the Other GTJ Subsidiaries which seeks to restrain or materially alter the transactions contemplated hereby which Portfolio reasonably believes is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement.

(d)           Consents and Approvals.  Each of GTJ, the GTJ POEs and the Other GTJ Subsidiaries shall have received, each in form and substance reasonably satisfactory to Portfolio, all third party consents which Portfolio deems reasonably necessary or desirable for the consummation of the transactions contemplated by this Agreement, including, without limitation, the GTJ Lender Approval.

(e)           GTJ Tenant Estoppels.  Portfolio shall have received on or before Closing estoppel certificates (the “GTJ Tenant Estoppels”) in substantially the form annexed hereto as Schedule 4.1 duly executed by a number of the GTJ Tenants reasonably acceptable to Portfolio.  Notwithstanding the foregoing, any estoppel required from the City of New York may be substantially in the form previously delivered by the City to GTJ in connection with the financing received in 2010.

(f)            Board Expansion.  The Board of Directors of GTJ shall be expanded to 10 directors and the following individuals shall be appointed as Class II directors to serve in accordance with the By-laws of GTJ:  Louis Sheinker, Jeffrey Wu and Stanley Perla.

(g)           Other Deliveries.  The Portfolio shall have received on or before the Closing the items set forth in Section 1.5 and 1.6 and such other documents as Portfolio may reasonably request.

SECTION 4.2               Conditions to Obligations of GTJ.  The obligations of GTJ to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, or written waiver by GTJ, at or prior to the Closing, of each of the following conditions:

(a)           Representations, Warranties and Covenants.  The representations and warranties of Portfolio contained in this Agreement shall be true and correct in all material respects as of the Closing and the covenants and agreements contained in this Agreement to be complied with by Portfolio on or before the Closing shall have been complied with in all material respects, and GTJ shall have received a certificate from Portfolio to such effect.

(b)           Secretary Certificate.  Portfolio shall have delivered to GTJ: (i) a copy of the text of the resolutions by which the company action on the part of Portfolio necessary to approve this Agreement were taken, certified by Portfolio’s Secretary, (ii) an incumbency certificate signed by an officer of Portfolio certifying the signature and office of each officer and manager executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto, (iii) a copy of Portfolio’s Certificate of Formation, as amended to date, certified by the State Secretary of the State of Delaware, (iv) a copy of the operating agreement of Portfolio, as amended to date, certified by the Secretary of Portfolio, and (v) good standing certificates for Portfolio, issued as of a recent date, by the State Secretary of the State of Delaware and each other jurisdiction in which Portfolio is required to be qualified to do business.

(c)           No Proceeding or Litigation.  No Action shall have been commenced or threatened in writing by or against Portfolio or any of the Portfolio POEs which seeks to restrain or materially alter the transactions contemplated hereby which GTJ reasonably believes is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement.

(d)           Consents and Approvals.  Each of Portfolio and the Portfolio POEs shall have received, each in form and substance reasonably satisfactory to Purchaser, all third party consents which Purchaser deems reasonably necessary or desirable for the consummation of the transactions contemplated by this Agreement, including, without limitation, the Portfolio Lender Approvals.

(e)           Portfolio Tenant Estoppels.  GTJ shall have received on or before Closing estoppel certificates (the “Portfolio Tenant Estoppels”) in the form annexed hereto as Schedule 4.1 duly executed by each of the Portfolio Tenants.  GTJ shall have the option to require landlord estoppel certificates in form and substance reasonably acceptable to GTJ, in the event a Portfolio Tenant Estoppel is not delivered in form acceptable to GTJ.

(f)            Financial Advisor Opinion.   GTJ shall have received the written opinion of Duff & Phelps, GTJ’s financial advisor, to the effect that the proposed consideration to be received by GTJ is fair to GTJ and the stockholders of GTJ from a financial point of view.

(g)           Investor Letter.  Each of the beneficial owners of Portfolio shall execute and deliver the investor letter attached hereto as Exhibit I.

(h)           Board Expansion.  The Board of Directors of GTJ shall be expanded to 10 directors and the following individuals shall be appointed as Class II directors to serve in accordance with the By-laws of GTJ:  Louis Sheinker, Jeffrey Wu and Stanley Perla.

(i)            Other Deliveries.  GTJ shall have received on or before the Closing the items set forth in Section 1.4 and such other documents as GTJ may reasonably request.

SECTION 4.3               Conditions to Obligations of the UPREIT.  The obligations of the UPREIT to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, or written waiver by the UPREIT, at or prior to the Closing, of each of the following conditions:

(a)           Representations, Warranties and Covenants.  The representations and warranties of Portfolio and GTJ contained in this Agreement shall be true and correct in all material respects as of the Closing and the covenants and agreements contained in this Agreement to be complied with by Portfolio and GTJ on or before the Closing shall have been complied with in all material respects, and the UPREIT shall have received a certificate from Portfolio and GTJ to such effect.

(b)           No Proceeding or Litigation.  No Action shall have been commenced or threatened by or against Portfolio, any of the Portfolio POEs, GTJ, the GTJ POEs or any of the Other GTJ Subsidiaries which seeks to restrain or materially alter the transactions contemplated hereby which the UPREIT reasonably believes is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement.

(c)           Consents and Approvals.  Each of Portfolio, the Portfolio POEs, GTJ and the GTJ POEs shall have received, each in form and substance reasonably satisfactory to the UPREIT, all third party consents which the UPREIT deems reasonably necessary or desirable for the consummation of the transactions contemplated by this Agreement, including, without limitation, the Portfolio Lender Approvals.

(d)           Other Deliveries.  The UPREIT shall have received on or before the Closing the items set forth in Section 1.4 and such other documents as the UPREIT may reasonably request.

ARTICLE V
CLOSING ADJUSTMENTS

SECTION 5.1               Net Closing Adjustments.  The net prorations under this Article V shall be paid by the party who owes the other party, in cash at Closing.

SECTION 5.2               Adjustments Related to the Portfolio Properties.  The parties agree that the following are to be apportioned at the Closing as of the close of business on the day immediately preceding the Closing Date (the “Adjustment Date”):

(a) (i) All real estate taxes, assessments, vault charges, water rates and sewer taxes, if any, with respect to the Portfolio Properties and the current fiscal year on the basis of the fiscal year for which assessed on a per diem basis, except that if the Closing Date shall occur before the tax rate is fixed, then the apportionment of such taxes shall be upon the basis of the tax rate for the next preceding year applied to the latest assessed valuation, and when the tax rate is fixed there shall be a recomputation and any additional payment or refund shall be made accordingly. If there is a water meter(s) on the Portfolio Properties, apportionment shall be made on the basis of the last available reading, subject to final adjustment after the Closing Date when the next reading is available. In such case, Portfolio shall endeavor to furnish readings to a date not more than thirty (30) days prior to the date of Closing; provided, however, if a Portfolio Tenant under a Portfolio Space Lease is required pursuant to such Portfolio Space Lease to pay the charges indicated by any specific water meter, such water meter charges shall not be apportioned and the Portfolio Contribution shall be made subject to such charges.

(ii) If on the date hereof any of the Portfolio Properties or any shall be or shall have been affected by a special assessment or assessments which are or may become payable in annual installments, of which the first installment is then a charge or lien, or has been paid, then for the purposes of this Agreement all the unpaid installments of any such assessment, including those which are to become due and payable after Closing, shall be assumed by the UPREIT, and shall not be deemed to be an objection to title.

(b) Transferable license and permit fees with respect to the Portfolio Properties, and all other similar charges, with respect to licenses and permits paid for by any of the Portfolio POEs which are assigned to UPREIT at the Closing.

(c) (i) Fixed Rents (collectively, “Fixed Rents”) paid or payable by Portfolio Tenants under the Portfolio Space Leases in connection with their occupancy shall be adjusted and prorated as if collected by Portfolio. Any Fixed Rents collected by Portfolio after the Closing from any Portfolio Tenant who owes Fixed Rents for periods prior to the Closing, shall be applied (i) first: in payment of Fixed Rents owed by such Portfolio Tenant for all periods prior to the month in which the Closing Date occurs, and (ii) second, in payment of Fixed Rents then owed by such Portfolio Tenant for all periods after the month in which the Closing Date occurs.  Each such amount, less any reasonable third party costs of collection (including reasonable counsel fees) reasonably allocable thereto, shall be adjusted and prorated as provided above, and to the extent such amounts relate to period prior to the Closing, such sums shall be distributed to Portfolio.

(ii) On a monthly basis for a period of twelve (12) consecutive months following the Closing Date GTJ shall cause the UPREIT to bill all Portfolio Tenants who owe Fixed Rents for periods prior to the Closing and shall use commercially reasonable efforts to collect such past due Fixed Rents; provided, however, that GTJ shall have no obligation to cause the UPREIT to commence any actions or proceedings or expend any monies to collect any such past due Fixed Rents. Notwithstanding the foregoing, if the UPREIT shall be unable to collect such past due Fixed Rents, after the expiration of such twelve (12) month period, GTJ shall cause the UPREIT to assign, without representation or warranty, all such arrearages to Portfolio, and Portfolio shall have the right to pursue Portfolio Tenants to collect such delinquencies (including, without limitation, the prosecution of one or more lawsuits).  Notwithstanding the foregoing, Portfolio, at it sole cost and expense, shall have the right to continue all claims and legal proceedings pending as of the Closing (the “Portfolio Pre-Closing Claims”) which relate to the Portfolio Properties or any of the Portfolio Tenants (provided such Portfolio Tenants are no longer in occupancy of the Portfolio Properties) and any amounts awarded in such proceedings shall belong to Portfolio as to periods occurring prior to the Closing.  Schedule 5.2 annexed hereto sets forth a list of the Portfolio Pre-Closing Claims.  In no event shall Portfolio be entitled to evict (by summary proceedings or otherwise) any such Portfolio Tenants. Any payment by a Tenant in an amount less than the full amount of Fixed Rents and Overage Rent (as defined below) then due and payable by such Tenant shall be applied first to Fixed Rents (in the order of priority as to time periods as is set forth in Section 5.2(c)(i) above) to the extent of all such Fixed Rents then due and payable by such Tenant, and thereafter to Overage Rent (in the order of priority as to time periods as is set forth in Section 5.2(c)(iv) below).

(iii) With respect to any Portfolio Space Lease that provides for payment of additional rent based upon (x) a percentage of the Tenant’s business during a specified annual or other period (sometimes referred to as “percentage rent”), (y) so called common area maintenance or “cam” charges or (z) so called “escalation rent” or additional rent based upon fuel pass-alongs, increases in real estate taxes or operating expenses or labor costs or cost of living or porter’s wages or otherwise (such percentage rent, cam charges, escalation rent and additional rent being collectively called “Overage Rent”), such Overage Rent shall be adjusted and prorated on an if, as and when collected basis.

(iv) Subject to the last full sentence of Section 5.2(c)(ii) above and Section 5.2(c)(vi) below, as to any Overage Rent in respect of an accounting period that shall have expired prior to the Closing but which shall be paid after the Closing, GTJ agrees that it will cause the UPREIT to pay the entire amount over to Portfolio upon receipt thereof, less any third party costs of collection (including reasonable counsel fees) reasonably allocable thereto. GTJ agrees that it shall cause the UPREIT to (i) to the extent not previously billed, render bills in accordance with its usual practices for any Overage Rent in respect of an accounting period that shall have expired prior to the Closing but which is payable after the Closing, (ii) bill Portfolio Tenants such Overage Rent attributable to an accounting period that shall have expired prior to the Closing on a monthly basis for a period of twelve (12) consecutive months thereafter and (iii) use commercially reasonable efforts to collect Overage Rent; provided, however, that GTJ shall have no obligation to cause the UPREIT to commence any actions or proceedings or expend any monies to collect any such Overage Rent. Notwithstanding the foregoing, if the UPREIT shall be unable to collect such Overage Rent, after the expiration of such twelve (12) month period, Portfolio shall have the right to pursue Portfolio Tenants to collect such delinquencies (including, without limitation, the prosecution of one or more lawsuits), but Portfolio shall not be entitled to evict (by summary proceedings or otherwise) any Portfolio Tenants. If Portfolio shall request, GTJ will cause the UPREIT to deliver to Portfolio copies of all statements relating to Overage Rent for a period prior to the Closing for a period of one hundred eighty (180) days after the Closing.  GTJ shall cause the UPREIT to bill Portfolio Tenants for Overage Rent for accounting periods prior to the Closing in accordance with and on the basis of such information furnished by Portfolio, absent manifest error.

(v) Subject to the last full sentence of Section 5.2 (c)(ii) above, Overage Rent paid on or prior to the Closing in respect of the accounting period in which the Closing occurs shall be apportioned as of the close of business of the day preceding the Closing Date with Portfolio receiving the proportion of such Overage Rent (less a like portion of any third party costs and expenses, including reasonable counsel fees, incurred in the collection of such Overage Rent) that the portion of such accounting period prior to the Closing Date bears to the entire such accounting period, and Owner receiving the proportion of such Overage Rent (less a like portion of any third party costs and expenses, including reasonable counsel fees, incurred in the collection of such Overage Rent) that the portion of such accounting period from and after the Closing Date bears to the entire such accounting period. If, prior to the Closing, Portfolio shall receive any installments of Overage Rent attributable to Overage Rent for periods from and after the Closing Date such sum shall be apportioned at the Closing. If, after the Closing, the UPREIT shall receive any installments of Overage Rent attributable to Overage Rent for periods prior to Closing, such sum (less any third party costs and expenses, including reasonable attorneys’ fees, incurred by the UPREIT in the collection of such Overage Rent) shall be paid by the UPREIT to Portfolio promptly after the UPREIT receives payment thereof. At Portfolio’s request, GTJ shall cause the UPREIT to deliver to Portfolio copies of any statements received from any Portfolio Tenant, or sent by the UPREIT, relating to Overage Rent relating to any period prior to the Closing Date for a period of one hundred eighty days (180) days after the Closing.

(vi) Any payment by a Portfolio Tenant on account of Overage Rent (to the extent not applied against Fixed Rents due and payable by such Portfolio Tenant in accordance with the terms hereof) shall be applied to Overage Rent then due and payable in the following order of priority: (i) first, in payment of Overage Rent for the accounting period in which the Closing Date occurs, (ii) second, in payment of Overage Rent for the accounting period preceding the accounting period in which the Closing Date occurs, in the chronological order in which such payments are due for each such accounting period pursuant to the applicable Portfolio Space Lease and (iii) third, in payment of Overage Rent for the accounting period or periods succeeding the accounting period in which the Closing Date occurs.

(vii) To the extent that any portion of Overage Rent is required to be paid monthly by Portfolio Tenants on account of estimated amounts for any calendar year (or, if applicable, any lease year or any other applicable accounting period), and at the end of such calendar year (or lease year or other applicable accounting period, as the case may be), such estimated amounts are to be recalculated based upon the actual expenses, taxes and other relevant factors for that calendar year, lease year or other applicable accounting period, with the appropriate adjustments being made with such Portfolio Tenants, then such portion of the Overage Rent shall be prorated at the Closing based on such estimated payments (i.e., with the UPREIT entitled to distribute to Portfolio all monthly or other periodic installments of such amounts paid with respect to periods prior to the calendar month or other applicable installment period in which the Closing occurs; the UPREIT to retain at the Closing all monthly or other periodic installments of such amounts theretofore received by with respect to periods following the calendar month or other applicable installment period in which the Closing occurs; and to apportion as of the Closing Date all monthly or other periodic installments of such amounts with respect to the calendar month or other applicable installment period in which the Closing occurs). At the time(s) of final calculation and collection from (or refund to) each Portfolio Tenant of the amounts in reconciliation of actual Overage Rent for a period for which estimated amounts paid by such Portfolio Tenant have been prorated, there shall be a reproration. If, with respect to any Portfolio Tenant, the recalculated Overage Rent exceeds the estimated amount paid by such Portfolio Tenant, (i) the entire excess, upon receipt from the applicable Portfolio Tenant, shall be paid by the UPREIT as received by the UPREIT to Portfolio, if the accounting period for which such recalculation was made expired prior to the Closing, and (ii) such excess shall be apportioned as of the Closing Date (on the basis described in the first sentence of Section 5.2(c)(vi) above), if the Closing occurred during the accounting period for which such recalculation was made, with the UPREIT, upon receipt from the applicable Portfolio Tenant, paying to Portfolio after receipt by the UPREIT the portion of such excess which Portfolio is so entitled to receive.  If, with respect to any Portfolio Tenant, the recalculated Overage Rent is less than the estimated amount paid by such Portfolio Tenant, (l) the entire shortfall shall be retained by the UPREIT for reimbursement to such Portfolio Tenant or credit against Overage Rent next coming due from such Portfolio Tenant (or, at the UPREIT’s option, directly to the Portfolio Tenant in question), if the accounting period for which such recalculation was made expired prior to the Closing and (2) such shortfall shall be apportioned as of the Closing Date (on the basis described in the first sentence of Section 5.2(c)(iv) above), if the Closing occurred during the accounting period for which such recalculation was made, with Portfolio paying to the UPREIT for reimbursement to such Portfolio Tenant or credit against Overage Rent next coming due from such Portfolio Tenant (or, at Portfolio’s option, directly to the Portfolio Tenant in question) the portion of such shortfall so allocable to the UPREIT.  Notwithstanding anything to the contrary contained in this Agreement or in the UPREIT LPA, from and after the Closing, if Portfolio fails to pay the Shortfall within thirty (30) days of written request from GTJ, GTJ shall be entitled, after 5 days notice to Portfolio, to cause the UPREIT to set off against any accrued and unpaid distributions due to Portfolio under Article 5 of the UPREIT LPA, the aggregate amount of Overage Rent overcharges paid by Portfolio Tenants in respect of all periods prior to the Closing and not reimbursed by Portfolio to such Portfolio Tenants; provided, however, GTJ may not set off any amounts if Portfolio advises GTJ that it disputes such Overage Rent overcharges within such thirty (30) day period, until such time as the disputed item is resolved by agreement of the parties or a court order.

(viii) Until the earlier to occur of twelve (12) months after the actual date of Closing and such time as all amounts required to be paid to Portfolio by GTJ pursuant to this Section 5.2(c) shall have been paid in full, GTJ shall cause the UPREIT to furnish to Portfolio not less frequently than monthly, upon Portfolio’s request, a reasonably detailed accounting of such amounts payable. Portfolio shall have the right from time to time for a period of six (6) months following the Closing, on prior notice to GTJ, during ordinary business hours on business days, to review the UPREIT’s rental records with respect to the Portfolio Properties to ascertain the accuracy of such accountings. Amounts payable by Portfolio Tenants in respect of overtime heat, air conditioning or other utilities or services, freight elevator charges, supplemental water, HVAC and condenser charges, services or repairs and labor costs associated therewith, above standard cleaning and all other items which are payable by a Portfolio Space Tenant as reimbursement or payment for above standard overtime services whether pursuant to such Portfolio Tenant’s Portfolio Space Lease or pursuant to a separate agreement with any of the Portfolio POEs (collectively “Reimburseables”) shall not be adjusted, and shall be disbursed to Portfolio, if incurred prior to Closing or to the UPREIT, if incurred after the Closing.

(d) Payments under the Service Contracts.

(e) Electricity and other utilities under contracts for the supply of same.

(f) Interest accrued in respect of the Existing Portfolio Indebtedness for the month in which the Closing Date occurs.

(g) All Portfolio Tenants Security Deposit shown on Schedule 2.14 as cash or in the form of a letter of credit shall be delivered to the UPREIT at the Closing.

(h) All amounts held by the Portfolio Lender and/or servicer under the Existing Portfolio Indebtedness, including, without limitation, tax, insurance, capital expenditure and rollover reserves and escrows shall be reimbursed to Portfolio by the UPREIT, as set forth in a statement from the Portfolio Lender or the servicer under the Existing Portfolio Indebtedness.  Notwithstanding any provision to the contrary contained in the Agreement, the parties agree that the UPREIT shall pay to Portfolio at Closing, 100% of the reserve amounts (the “SunAmerica Reserves”) due to the borrowers under the First SunAmerica Reserve Agreements and not advanced as of the Closing (as defined on Schedule 2.20 annexed hereto) (currently having an aggregate balance of $1,952,969.51) and that the SunAmerica Reserves shall become the property of the UPREIT upon release of the same by the lender.  Notwithstanding the foregoing, GTJ may elect to defer payment of the Sun America Reserves to Portfolio until the date the UPREIT is able to refinance the property located at 8 Farms Spring Road, Farmington, CT, and the same shall constitute a loan by Portfolio to GTJ having an interest rate equal to the 30-day LIBOR rate as published by the Wall Street Journal plus 1%.

(i) Schedule 5.2 hereof sets forth all tenant improvement costs and Portfolio Payable Commissions payable under the Leasing Brokerage Agreements in respect of all Portfolio Space Leases entered into or the subject of active negotiations at any time prior to the date hereof and due on or after January 31, 2012 (the “Post Cut-Off Date Leasing Payables”), including Payable Commissions payable in connection with the exercise prior to the date hereof of any renewal, extension or expansion option provided for in any Portfolio Space Lease.  The parties agree that the UPREIT shall reimburse Portfolio at Closing for all Post Cut-Off Date Leasing Payables due under leases identified on Schedule 5.2 and mutually executed and delivered on or before Closing.

(j) Any refunds of insurance premiums for canceled policies shall belong to Portfolio, for periods occurring prior to Closing, and to the UPREIT thereafter.

(k) The UPREIT shall reimburse Portfolio for all utility company deposits paid by the Portfolio POEs.

(m) Such other apportionments and adjustments as are customarily apportioned upon the transfer of similar types of property or similar transactions in the jurisdictions where the Portfolio Properties are located.

(n)  GTJ, at it sole cost and expense, shall have the right to continue all claims and legal proceedings pending as of the Closing (the “GTJ Pre-Closing Claims”) which relate to the GTJ Properties or any of the GTJ Tenants and any amounts awarded in such proceedings shall belong to GTJ as to periods occurring prior to the Closing.  Schedule 5.2 annexed hereto sets forth a list of the GTJ Pre-Closing Claims.

(o) Portfolio shall reasonably cooperate with UPREIT in connection with all actions taken by the UPREIT under this Section 5.2.

SECTION 5.3.                                          Portfolio Tax Proceedings.  Schedule 5.3 sets forth all tax certiorari proceedings related to the Portfolio Properties as of the Effective Date and the fee arrangements with each tax certiorari attorney (the “Portfolio Tax Proceedings”).  Portfolio shall be entitled to continue the Portfolio Tax Proceedings after Closing; provided, however, that Portfolio shall not be entitled to settle any such Portfolio Tax Proceeding relating to the tax year in which the Closing occurs without the prior written consent of the UPREIT which shall not be unreasonably withheld.  Any tax savings or refund for the tax years prior to Closing shall belong to Portfolio and any such savings or refund for the tax year in which the Closing occurs shall be prorated and adjusted as of the Closing Date after deduction of the actual attorneys’ fees and other expenses related to the proceeding, subject to the rights, if any, of current or former Portfolio Tenants.

SECTION 5.4                                             GTJ Tax Proceedings.  Schedule 5.4 sets forth all tax certiorari proceedings related to the GTJ Properties as of the Effective Date and the fee arrangements with each tax certiorari attorney (the “GTJ Tax Proceedings”).  GTJ shall be entitled to continue the GTJ Tax Proceedings after Closing; provided, however, that GTJ shall not be entitled to settle any such GTJ Tax Proceeding relating to the tax year in which the Closing occurs without the prior written consent of the UPREIT which shall not be unreasonably withheld.  Any tax savings or refund for the tax years prior to Closing shall belong to GTJ and any such savings or refund for the tax year in which the Closing occurs shall be prorated and adjusted as of the Closing Date after deduction of the actual attorneys’ fees and other expenses related to the proceeding, subject to the rights, if any, of current or former GTJ Tenants.

SECTION 5.5                                             United Technologies Lease Payables.  The parties acknowledge that (i) one of the GTJ POEs has entered into a lease (the “UT Lease”) with United Technologies at the property located at 8 Farms Spring Road; (ii) GTJ paid for Tenant Improvement Costs and Payable Commissions payable under the Leasing Brokerage Agreements in respect of the UT Lease in the aggregate amount of $4,857,500 (the “UT Leasing Payables”), and (iii) in order to pay for the UT Leasing Payables, GTJ borrowed said amount under the line of credit facility described in Part B of Schedule 3.22 annexed hereto.  The parties agree that the repayment of said borrowing on account of the UT Leasing Payables shall be the responsibility of the UPREIT.

SECTION 5.6                                             Survival of Adjustments.  In the event any adjustments are miscalculated at the Closing, or corrected after Closing, such errors shall be promptly corrected after the Closing. This Article V shall survive the Closing until the date (the “Survival Date”) which is 540 days after the Closing(except for Sections 5.2(c)(vii), 5.3, 5.4, 5.5 and 5.6 respectively, which shall survive without limitation as to time).

ARTICLE VI
INDEMNIFICATION

SECTION 6.1                                             Obligation of the Portfolio and Portfolio Members to Indemnify.  Portfolio and the Portfolio Members (collectively, the “Portfolio Indemnitors”), severally but not jointly, agree to indemnify, defend and hold harmless GTJ, the GTJ POEs, the Other GTJ Subsidiaries and any of their members, managers, officer, directors, agents, contractors or subcontractors (collectively, the “GTJ Related Parties”) from and against all Losses based upon, arising out of or otherwise in respect of:  (i) any inaccuracy in or any breach of any representation or warranty of Portfolio contained in this Agreement; (ii) the failure of Portfolio to comply with any covenant or agreement of Portfolio contained in this Agreement; or (iii) any liability or obligation with respect to the Portfolio Mortgage Loan Documents which accrue prior to the date hereof or for which they are responsible to Portfolio Lenders under the assumption documents.  “Losses” means losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive damages, except in the case of fraud or to the extent actually awarded to a governmental authority or other third party.

SECTION 6.2                                             Obligation of GTJ to Indemnify.  GTJ agrees to indemnify, defend and hold harmless Portfolio, the Portfolio POEs and any of their members, managers, officer, directors, agents, contractors or subcontractors (collectively, the “Portfolio Related Parties”) from and against all Losses based upon, arising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation or warranty of GTJ contained in this Agreement or (ii) the failure of GTJ to comply with any covenant or agreement of GTJ contained in this Agreement or (iii) the payment by GTJ of amounts in excess of $3,000,000 with respect to the Electrical Contract Liabilities.

SECTION 6.3                                             Limitations on Indemnification Obligations.

(a)                                 The obligations of the Portfolio Indemnitors, collectively, to pay Losses as set forth in Section 6.1 hereunder shall be limited to Five Million ($5,000,000) Dollars in the aggregate (the “Portfolio Indemnification Limit”).  Each individual Portfolio Indemnitor shall only be liable up to his or her pro rata amount of any Losses as set forth on Schedule 6.3. Notwithstanding the foregoing, such Portfolio Indemnification Limit shall not apply to any Losses resulting from the representations made in Sections 2.2 and 2.12 herein but each individual Portfolio Indemnitor shall only be liable up to his or her pro rata amount of any Losses as set forth on Schedule 6.3.

(b)                                 The obligations of GTJ to pay Losses as set forth in Section 6.2 hereunder shall be limited to Five Million ($5,000,000) Dollars in the aggregate (the “GTJ Indemnification Limit”). Notwithstanding the foregoing, such GTJ Indemnification Limit shall not apply to any Losses resulting from the representations made in Section 3.2 herein.

(c)                                  The limitations set forth in subsections (a) and (b) above shall not apply in the case of fraud or intentional misrepresentation.

SECTION 6.4                                             Payment of Indemnification Obligations by Portfolio Indemnitors.  Any sums due to GTJ under Section 6.1 shall be payable as follows (a) the first Three Million ($3,000,000) Dollars, in the aggregate, shall be paid from the distributions otherwise due to the Portfolio Members under the UPREIT LPA, on a pro rata basis; and (b) the remaining Two Million ($2,000,000) Dollars, in the aggregate, shall be paid by reducing the amount of the respective Portfolio Interests of the Portfolio Indemnitors, on a pro rata basis by reducing the number of limited partnership units held by the Portfolio Indemnitors such that the value of the reduction in the Portfolio Interests equals the amount of Losses due pursuant to Section 6.1. Such adjustment shall be based upon the valuation of the Portfolio limited partnership interests at the time of Closing. If the value of any Portfolio Indemnitor’s portion of the Portfolio Interest is insufficient to satisfy his or her portion of the obligations under Section 6.1, then such Portfolio Indemnitor shall pay GTJ his or her portion of any remaining obligations under Section 6.1.

SECTION 6.5                                             Payment of Indemnification Obligations by GTJ.  To the extent GTJ does not have funds available to satisfy any sums due to Portfolio under Section 6.2 (the “Shortfall”), such Shortfall shall be paid (i) with funds derived from a loan obtained by GTJ or a raise of capital by GTJ, or (ii) by reducing the limited partnership units held by GTJ such that the value of the reduction equals the amount of the Shortfall. Such adjustment shall be based upon the valuation of the GTJ limited partnership interest at Closing.

SECTION 6.6                                             Procedures for Payment of Indemnification Obligations.  Each of GTJ and GTJ and Portfolio agree that no payment shall be made to the other under Section 6.4 or 6.5 except in accordance with the following procedures:

(a)                                 A claim for any sums due under Sections 6.4 or 6.5 shall be made in writing and (the “Indemnification Notice”) delivered to the other party on or before the Survival Date and shall set forth the nature of the breach and dollar amount sought by the claimant.

(b)                                 If the party receiving the Indemnification Notice disputes any portion of the Indemnification Notice, said party shall notify the claimant in writing (the “Dispute Notice”) no later than 15 days following receipt of the Indemnification Notice.

(c)                                  If the parties are unable to resolve the dispute as evidenced by a written agreement signed by both parties on or before the 30th day following receipt of the Indemnification Notice, the claimant shall initiate a lawsuit in an Approved Court (as defined in Section 7.12) and make service upon the other party no later than the 60th day following receipt of the Indemnification Notice.

(d)                                 If the claimant is thereafter awarded a sum of money by such court in a ruling by such court with no further appeal thereon and all appeal periods and rights having expired, said sum shall be due and payable as provided in Sections 6.4 or 6.5, as applicable.

ARTICLE VII
MISCELLANEOUS

SECTION 7.1                                             Expenses.

(a)                                 Portfolio shall be responsible for (i) all costs related to title reports and insurance, survey updates, zoning reports, environmental reports and building condition reports and the like related to the GTJ Properties (regardless of whether the same were ordered by GTJ or Portfolio); (ii) reasonable attorney fees and disbursements incurred by Portfolio and (iii) lender expenses (other than the express loan assumption fees not to exceed 1% of the then outstanding principal balance of the subject mortgage) incurred in connection with obtaining the Portfolio Lender Approval.

(b)                                 GTJ or its designees shall be responsible for (i) all costs related to title reports and insurance, survey updates, zoning reports, environmental reports, Transfer Act Requirement and building condition reports and the like related to the Portfolio Properties (regardless of whether the same were ordered by Portfolio or GTJ); (ii) any and all transfer taxes due in connection with the Portfolio Contribution and the GTJ Contribution; (iii) reasonable attorney fees and disbursements incurred by GTJ; (iv) all lender expenses incurred in connection with obtaining the GTJ Lender Approvals; (v) any loan assumption fees charged in connection with obtaining the Portfolio Lender Approvals (not to exceed 1% of the outstanding principal balance of the subject mortgage) and the GTJ Lender Approvals; and (vi) a one time contribution of $18,000.00 towards Portfolio’s legal fees.

SECTION 7.2                                             Survival of Representations.  All representations and warranties made herein shall survive the Closing until the Survival Date, provided, however, that the representations and warranties contained in Sections 2.2, 2.12 and 3.2 shall survive indefinitely or until the expiration of any applicable statute of limitations.

SECTION 7.3                                             Assignment.  Neither party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other party. Any purported assignment or delegation in violation of this Section shall be null and void.  No assignment or delegation shall relieve the assigning or delegating party of any of its obligations hereunder.

SECTION 7.4                                             No Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, the Portfolio Members and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 7.5                                             Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight courier or by facsimile transmission (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)                                 if to Portfolio, addressed to:

Lighthouse Real Estate Management LLC

60 Hempstead Road

West Hempstead, NY 11052

Attn:  Louis Sheinker

Facsimile No.:  (516) 693-5501

with a copy to:

Schiff Hardin LLP

666 Fifth Avenue

New York, New York 10103

Attention: Christine A. McGuinness

Facsimile No.:  (212) 753-5044

(b)                                 if to GTJ, addressed to:

GTJ REIT, Inc.

444 Merrick Road

Suite 370

Lynbrook, New York 11563

Attn: David J. Oplanich, CFO

Facsimile: (516) 887-2029

with a copy to:

Ruskin Moscou Faltischek, P.C.

1425 RXR Plaza

East Tower, 15th Floor

Uniondale, New York 11556

Attn: Adam P. Silvers

Facsimile No.: (516) 663-6719

with a copy to:

GTJ REIT, Inc.

444 Merrick Road

Suite 370

Lynbrook, New York 11563

Attn: Paul Cooper, CEO

Facsimile: (516) 887-2029

SECTION 7.6                                             Entire Agreement.  This Agreement, together with all Exhibits and Schedules to this Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between Portfolio and GTJ with respect to the subject matter hereof.  All Schedules and Exhibits hereto are hereby incorporated herein by reference.

SECTION 7.7                                             Amendment.  This Agreement may be amended by the parties hereto only by an instrument in writing signed on behalf of each of the parties hereto.

SECTION 7.8                                             Counterparts; Facsimiles.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Execution may be accomplished by delivery of original, facsimile or static electronic image (such as PDF files) copies of the signature page hereto.

SECTION 7.9                                             Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

SECTION 7.10                                      Severability.  In the event any one or more of the provision contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.11                                      Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York without regard to its principles of conflicts of law.

SECTION 7.12                                      Consent to Jurisdiction and Venue.  Each party hereto hereby irrevocably and unconditionally submits to the jurisdiction of any state court (each, an “Approved Court”) sitting in the State of New York, County of Nassau, or Federal court sitting in the Eastern District of New York and irrevocably agrees that all actions or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby shall be litigated exclusively in either of said courts.  Each party hereto agrees not to commence any legal proceeding related hereto or thereto except in such courts.  Each party hereto irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding in any such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  Each party hereto consents to process being served in any such action or proceeding by mailing a copy thereof by registered or certified mail.

SECTION 7.13                                      Negotiated Agreement.  Portfolio, Portfolio Members and GTJ each acknowledge that they have been advised and represented by independent counsel in the negotiation, execution and delivery of this Agreement and accordingly agree that if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party because such party or its representatives drafted such provision.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Portfolio and GTJ have executed this Agreement as of the day and year first above written.

GTJ REIT, Inc.

By:	/s/ David J. Oplanich
David J. Oplanich
Chief Financial Officer

GTJ GP, LLC

By: GTJ REIT, Inc.

	By:		/s/ David J. Oplanich
David J. Oplanich
Chief Financial Officer

GTJ Realty, LP

By: GTJ GP, LLC, its general partner

By: GTJ REIT, Inc., its manager

		By:	/s/ David J. Oplanich
David J. Oplanich
Chief Financial Officer

WU/Lighthouse Portfolio, LLC

By: Lighthouse 100 William Operating LLC, its manager

	By:		/s/ Louis Sheinker
Louis Sheinker
Managing Member

	By:		/s/ Jeffrey Ravetz
Jeffrey Ravetz
Managing Member

/s/ Jeffrey Wu
Jeffrey Wu

[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

/s/ Paul Cooper
Paul Cooper

/s/ Louis Sheinker
Louis Sheinker

/s/ Jerome Cooper
Jerome Cooper

/s/ Jeffrey Ravetz
Jeffrey Ravetz

/s/ Sarah Ravetz
Sarah Ravetz

[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

EXHIBIT A

Portfolio POEs

Property Owner	Property Address	State
WU/LH 466 Bridgeport L.L.C.	466 Bridgeport Avenue, Shelton	CT
Wu/LH 470 Bridgeport L.L.C.	470 Bridgeport Avenue, Shelton	CT
Wu/LH 950 Bridgeport L.L.C.	950 Bridgeport Avenue and 974 Bridgeport Avenue, Milford	CT
Wu/LH 12 Cascade L.L.C.	12 Cascade Boulevard, Orange	CT
Wu/LH 15 Executive L.L.C.	15 Executive Boulevard, Orange	CT
WU/LH 35 Executive L.L.C.	35 Executive Boulevard, Orange	CT
WU/LH 15 Progress L.L.C.	15 Progress Drive, Shelton	CT
Wu/LH 22 Marsh Hill L.L.C.	22 Marsh Hill Road, Orange	CT
Wu/LH 25 Executive L.L.C.	25 Executive Boulevard, Orange	CT
Wu/LH 269 Lambert L.L.C.	269 Lambert Road, Orange	CT
Wu/LH 103 Fairview Park L.L.C.	103 Fairview Park Drive, Elmsford	NY
Wu/LH 412 Fairview Park L.L.C.	412 Fairview Park Drive, Elmsford	NY
Wu/LH 401 Fieldcrest L.L.C.	401 Fieldcrest Avenue, Elmsford	NY
Wu/LH 404 Fieldcrest L.L.C.	404 Fieldcrest Drive, Elmsford	NY
Wu/LH 36 Midland L.L.C.	36 Midland Avenue, Port Chester	NY
Wu/LH 100-110 Midland L.L.C.	100-110 Midland Avenue, Port Chester	NY
Wu/LH 112 Midland L.L.C.	112 Midland Avenue, Port Chester	NY
Wu/LH 199 Ridgewood L.L.C.	199 Ridgewood Drive, Elmsford	NY
Wu/LH 203 Ridgewood L.L.C.	203 Ridgewood Drive, Elmsford	NY
Wu/LH 8 Slater L.L.C.	8 Slater Street, Port Chester	NY
Wu/LH 100 American L.L.C.	100 American Road, Morris Plains	NJ
Wu/LH 200 American L.L.C.	200 American Road, Morris Plains	NJ
Wu/LH 300 American L.L.C.	300 American Road, Morris Plains	NJ
Wu/LH 400 American L.L.C.	400 American Road, Morris Plains	NJ
Wu/LH 500 American L.L.C.	500 American Road, Morris Plains	NJ

PORTFOLIO LOANS

1.             Consolidated, Amended and Restated Promissory Note, in the amount of $4,639,600, made by Wu/LH 8 Slater L.L.C., a Delaware limited liability company to First Sun America Life

Insurance Company, a New York corporation, and its successors and/or assigns (the “FSA Lender”), as payee.

2.             Promissory Note, in the amount of $4,096,400, made by Wu/LH 15 Executive L.L.C., a Delaware limited liability company to FSA Lender, as payee.

3.             Promissory Note, in the amount of $5,724,600, made by Wu/LH 35 Executive L.L.C., a Delaware limited liability company to the FSA Lender, as payee.

4.             Promissory Note, in the amount of $2,716,700, made by Wu/LH 22 Marsh Hill L.L.C., a Delaware limited liability company to the FSA Lender, as payee.

5.             Promissory Note, in the amount of $3,683,700, made by Wu/LH 470 Bridgeport L.L.C., a Delaware limited liability company to the FSA Lender, as payee.

6.             Promissory Note, in the amount of $2,639,000, made by Wu/LH 950 Bridgeport L.L.C., a Delaware limited liability company to the FSA Lender, as payee.

7.             Promissory Note in the principal amount of $2,700,000 by Wu/LH 15 Progress L.L.C. in favor of People’s United Bank.

8.             Mortgage Note, in the amount of $20,960,000 by Wu/LH 12 Cascade L.L.C., Wu/LH 25 Executive L.L.C., Wu/LH 269 Lambert L.L.C., Wu/LH 103 Fairview Park L.L.C., Wu/LH 401 Fieldcrest Park L.L.C., Wu/LH 404 Fieldcrest Park L.L.C., Wu/LH 412 Fairview Park L.L.C., Wu/LH 36 Midland L.L.C., Wu/LH 100-110 Midland L.L.C., Wu/LH 112 Midland L.L.C., Wu/LH 199 Ridgewood L.L.C., Wu/LH 203 Ridgewood L.L.C., Wu/LH 100 American L.L.C., Wu/LH 200 American L.L.C., Wu/LH 300 American L.L.C., Wu/LH 400 American L.L.C., Wu/LH 500 American L.L.C., each a Delaware limited liability company (collectively, the” JH Borrowers”) to John Hancock Life Insurance Company (the “JH Lender”), as payee.*

9.             Mortgage Note in the amount of $30,650,000 by the JH Borrowers to the JH Lender, as payee.

10.          Mortgage Note in the amount of $16,100,000 by the JH Borrowers to the JH Lender, as payee.

11.          Mortgage Note in the amount of $9,765,000 by the JH Borrowers to the JH Lender, as payee.

12.          Mortgage Note in the amount of $11,625,000 by the JH Borrowers to the JH Lender, as payee.

*Please note that items 8-12 are cross collateralized.

EXHIBIT B

GTJ POEs

165-25 147th Ave, LLC	165-25 147th Avenue Jamaica, New York

49-19 Rockaway Beach Blvd, LLC	49-19 Rockaway Beach Boulevard Arverne, New York

85-01 24th Ave, LLC	85-01 24th Avenue East Elmhurst, New York

114-15 Guy Brewer Blvd, LLC	114-15 Guy Brewer Boulevard, Jamaica, New York

612 Wortman Avenue LLC	612 Wortman Avenue Brooklyn, New York

23-85 87th Street, LLC	23-85 87th Street East Elmhurst, New York

Farm Springs Road LLC	8 Farm Springs Road Farmington, Connecticut

GTJ LOANS

Lender

Manufacturers and Traders Trust Company Standard Labor Grid Note $10,000,000.00

Hartford Life Insurance Company Promissory Note $45,500,000.00

EXHIBIT C

UPREIT LPA

EXHIBIT D

ASSIGNMENT AND ASSUMPTION OF PORTFOLIO INTEREST AGREEMENT

ASSIGNMENT OF PORTFOLIO INTEREST AGREEMENT

ASSIGNMENT OF MEMBERSHIP INTEREST

IN

[                                      ]

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, WU/LIGHTHOUSE PORTFOLIO L.L.C. (“Assignor”), hereby sells, assigns, transfers and conveys to GTJ Realty, LP (“Assignee”), all of the Assignor’s right, title and interest in and to Assignor’s one hundred (100%) membership interest (the “Membership Interest”) in [                                                    ] (the “Company”).

Assignor represents that it has not encumbered and is not aware of any other encumbrances or assignments affecting the Membership Interest being transferred hereunder and that the Membership Interest being transferred hereunder is being transferred free and clear of all liens, claims and encumbrances.

IN WITNESS WHEREOF, the parties have duly executed this Assignment as of the      day of                         , 2012.

WU/Lighthouse Portfolio, LLC

By: Lighthouse 100 William Operating LLC, its manager

By:
Louis Sheinker
Managing Member

By:
Jeffrey Ravetz
Managing Member

EXHIBIT D-1

ASSIGNMENT AND ASSUMPTION OF GTJ INTEREST AGREEMENT

ASSIGNMENT OF MEMBERSHIP INTEREST

IN

[                                      ]

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GTJ GP, LLC (“Assignor”), hereby sells, assigns, transfers and conveys to GTJ Realty, LP (“Assignee”), all of the Assignor’s right, title and interest in and to Assignor’s one hundred (100%) membership interest (the “Membership Interest”) in [                                      ] (the “Company”).

Assignor represents that it has not encumbered and is not aware of any other encumbrances or assignments affecting the Membership Interest being transferred hereunder and that the Membership Interest being transferred hereunder is being transferred free and clear of all liens, claims and encumbrances.

IN WITNESS WHEREOF, the parties have duly executed this Assignment as of the [    ]th day of                                  , 2012.

GTJ GP, LLC

By:	GTJ REIT, INC., its sole member

By:
Name: David J. Oplanich
Title: Chief Financial Officer

EXHIBIT E

PORTFOLIO LENDER APPROVAL DOCUMENTS

A.  Lender Approval Documents Each Dated as of January 1, 2013 With Respect to the Loan Documents Dated March 8, 2011 Between First SunAmerica Life Insurance Company (“Lender”) and (i) WU/LH 15 Executive L.L.C., a Delaware limited liability company (the “15 Executive Borrower”), WU/LH 22 Marsh Hill L.L.C., a Delaware limited liability company (the “Marsh Hill Borrower”), WU/LH 35 Executive L.L.C., a Delaware limited liability company (the “35 Executive Borrower”), WU/LH 470 Bridgeport L.L.C., a Delaware limited liability company (the “470 Bridgeport Borrower”), WU/LH 950 Bridgeport L.L.C., a Delaware limited liability company (the “950 Bridgeport Borrower”), WU/LH 8 Slater L.L.C., a Delaware limited liability company (the “8 Slater Borrower”; and together with the 15 Executive Borrower, the Marsh Hill Borrower, the 35 Executive Borrower, the 470 Bridgeport Borrower, the 950 Bridgeport Borrower, collectively, the “Borrower”).

1.	Assumption, Consent and Loan Modification Agreement (15 Executive).
2.	Assumption, Consent and Loan Modification Agreement (35 Executive).
3.	Assumption, Consent and Loan Modification Agreement (22 Marsh Hill).
4.	Assumption, Consent and Loan Modification Agreement (470 Bridgeport).
5.	Assumption, Consent and Loan Modification Agreement (950 Bridgeport).
6.	Assumption, Consent and Loan Modification Agreement (8 Slater).
7.	Certificate Concerning Governing Documents (15 Executive).
8.	Certificate Concerning Governing Documents (35 Executive).
9.	Certificate Concerning Governing Documents (22 March Hill).
10.	Certificate Concerning Governing Documents (470 Bridgeport).
11.	Certificate Concerning Governing Documents (950 Bridgeport).
12.	Certificate Concerning Governing Documents (8 Slater).
13.	Certificate Concerning Leases and Financial Condition (15 Executive).
14.	Certificate Concerning Leases and Financial Condition (35 Executive).
15.	Certificate Concerning Leases and Financial Condition (22 Marsh Hill).
16.	Certificate Concerning Leases and Financial Condition (470 Bridgeport).
17.	Certificate Concerning Leases and Financial Condition (950 Bridgeport).
18.	Certificate Concerning Leases and Financial Condition (8 Slater).
19.	Amended and Restated Agreement Concerning Insurance Requirements.
20.	Environmental Indemnity Agreement.
21.	Amended and Restated Affiliate Guaranty Agreement.
22.	Guaranty Agreement (New).
23.	Receipt and Agreement (Escrow Instructions).
24.	Subordination of Management Agreement.
25.	Amended and Restated Cash Management Agreement.

B.                                    LENDER APPROVAL DOCUMENTS EACH DATED AS OF JANUARY 1, 2013 WITH REGARD TO $2,700,000 LOAN DATED SEPTEMBER 30 , 2010 FROM PEOPLE’S UNITED BANK (“Lender”) TO WU/LH 15 PROGRESS L.L.C. (“Borrower”) SECURED BY 15 PROGRESS DRIVE AND 30 COMMERCE DRIVE SHELTON, CONNECTICUT (the “Property”).

1.                                      First Amendment to Loan and Security Agreement.

2.                                      Replacement Guaranty.

3.                                      Conditional Assignment of Management Agreement.

C.                                    LENDER APPROVAL DOCUMENTS EACH DATED AS OF JANUARY 1, 2013 WITH REGARD TO THE MORTGAGE LOANS, IN THE AGGREGATE AMOUNT OF $105,000,000 BY JOHN HANCOCK LIFE INSURANCE COMPANY (THE “JH LENDER”), AS LENDER TO WU/LH 12 CASCADE L.L.C., WU/LH 25 EXECUTIVE L.L.C., WU/LH 269 LAMBERT L.L.C., WU/LH 103 FAIRVIEW PARK L.L.C., WU/LH 401 FIELDCREST PARK L.L.C., WU/LH 404 FIELDCREST PARK L.L.C., WU/LH 412 FAIRVIEW PARK L.L.C., WU/LH 36 MIDLAND L.L.C., WU/LH 100-110 MIDLAND L.L.C., WU/LH 112 MIDLAND L.L.C., WU/LH 199 RIDGEWOOD L.L.C., WU/LH 203 RIDGEWOOD L.L.C., WU/LH 100 AMERICAN L.L.C., WU/LH 200 AMERICAN L.L.C., WU/LH 300 AMERICAN L.L.C., WU/LH 400 AMERICAN L.L.C., WU/LH 500 AMERICAN L.L.C., WU/LH 15 EXECUTIVE L.L.C.,, WU/LH 22 MARSH HILL L.L.C., WU/LH 35 EXECUTIVE L.L.C., , WU/LH 470 BRIDGEPORT L.L.C., WU/LH 950 BRIDGEPORT L.L.C.,, WU/LH 8 SLATER L.L.C., EACH A DELAWARE LIMITED LIABILITY COMPANY (COLLECTIVELY, THE “JH BORROWERS”)[NOTE: A PORTION OF THESE LOANS WERE REFINANCED AS PER A AND B OF THIS EXHIBIT E]

1.                                      Amendment and Modification of Loan Agreement.

2.                                      Manager’s Consent and Subordination of Management Agreement by GTJ Management, LLC.

3.                                      Sub- Manager’s Consent and Subordination of Sub-Management Agreement by CB Richard Ellis Inc.

4.                                      Cash and Deposit Account Pledge and Security Agreement (NJ Loan).

5.                                      Indemnification Agreement (NJ Loan).

6.                                      Guaranty Agreement (NJ Loan).

7.                                      Cash and Deposit Account Pledge and Security Agreement (NY Loan).

8.                                      Indemnification Agreement (NY Loan).

9.                                      Guaranty Agreement (NY Loan).

10.                               Cash and Deposit Account Pledge and Security Agreement (CT Loan).

11.                               Indemnification Agreement (CT Loan).

12.                               Guaranty Agreement (CT Loan).

13.                               Deposit Account Control Agreement (NY).

14.                               Deposit Account Control Agreement (NJ).

15.                               Deposit Account Control Agreement (CT).

EXHIBIT E-1

GTJ LENDER APPROVAL DOCUMENTS

A.                        Lender Approval Document Dated as of January 1, 2013 With Regard to Loan Documents Dated July 1, 2010 By and Between Hartford Life Insurance Company, Hartford Life and Accident Insurance Company and Hartford Life and Annuity Insurance Company (collectively, the “Lender”), and (i) 84-01 24th Avenue, LLC and (ii) 165-25 147th Avenue, LLC.

1.                                      First Amendment to Loan Agreement.

B.                        Lender Approval Document Dated as of January 1, 2013 With Regard to Loan Documents Dated August 26, 2011 By and Between Manufacturers and Traders Trust Company (the “Lender”) and GTJ REIT, Inc.

1.                                      Mortgage Modification Agreement

2.                                      Standard Liber Grid Note

3.                                      Credit Agreement

4.                                      Waiver and Consent

5.                                      Amendment and Reaffirmation of Environmental Compliance and Indemnification Agreement

6.                                      Reaffirmation of General Assignment of Rents

C.                                    EXHIBIT F

Tax Protection Agreement

EXHIBIT G

TERMINATION OF PROPERTY MANAGEMENT SERVICES
(Portfolio Properties)

Reference is hereby made to a certain management agreement (the “Management Agreement”) dated as of February 28, 2008 between Wu/Lighthouse Portfolio L.L.C., a Delaware limited liability company (the “Portfolio Owner”) and Lighthouse Real Estate Management LLC, a New York limited liability company (hereafter referred to as “Primary Manager”), regarding the management of various properties owned by the Portfolio Owner and more particularly identified on said Schedule A (the “Managed Assets”), which Management Agreement was amended by a certain First Amendment to Management Agreement dated as of February 15, 2011.

Reference is hereby made to a certain Sub-Management Agreement (the “Sub-Management Agreement”) dated as of March 10, 2009 between the Primary Manager and Green Holland Management LLC, a New York limited liability company (“Green Holland”) pursuant to which the Primary Manager engaged Green Holland to perform the services required to be performed by the Primary Manager under the Management Agreement with regard the Managed Assets.

The parties hereto agree that effective as of January 1, 2013, the Management Agreement and the Sub-Management Agreement shall be terminated and of no further force and effect; provided, however, that the obligation of the Portfolio Owner to pay a commission under Section 5.2 thereof shall survive in the event a lease identified on Schedule 1 annexed hereto is mutually executed and delivered on or before May 1, 2013.

By signing below, GTJ Realty, LP, as successor in interest to Portfolio Owner hereby agrees to assume the obligations of Portfolio Owner under the immediately preceding paragraph with respect to said Section 5.2.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of January 1, 2013.

WU/LIGHTHOUSE PORTFOLIO L.L.C.

By: Lighthouse 100 William Operating LLC

By

LIGHTHOUSE REAL ESTATE MANGEMENT LLC

By:

GREEN HOLLAND MANAGEMENT LLC

By:

AGREED:

GTJ Realty, LP

By: GTJ GP, LLC, its general partner

By: GTJ REIT, Inc., its manager

By:
David J. Oplanich
Chief Financial Officer

SCHEDULE A

Managed Assets

Property Owner	Property Address	State
WU/LH 466 Bridgeport L.L.C.	466 Bridgeport Avenue, Shelton	CT
Wu/LH 470 Bridgeport L.L.C.	470 Bridgeport Avenue, Shelton	CT
Wu/LH 950 Bridgeport L.L.C.	950 Bridgeport Avenue and 974 Bridgeport Avenue, Milford	CT
Wu/LH 12 Cascade L.L.C.	12 Cascade Boulevard, Orange	CT
Wu/LH 15 Executive L.L.C.	15 Executive Boulevard, Orange	CT
WU/LH 35 Executive L.L.C.	35 Executive Boulevard, Orange	CT
WU/LH 15 Progress L.L.C.	15 Progress Drive, Shelton	CT
Wu/LH 22 Marsh Hill L.L.C.	22 Marsh Hill Road, Orange	CT
Wu/LH 25 Executive L.L.C.	25 Executive Boulevard, Orange	CT
Wu/LH 269 Lambert L.L.C.	269 Lambert Road, Orange	CT
Wu/LH 103 Fairview Park L.L.C.	103 Fairview Park Drive, Elmsford	NY
Wu/LH 412 Fairview Park L.L.C.	412 Fairview Park Drive, Elmsford	NY
Wu/LH 401 Fieldcrest L.L.C.	401 Fieldcrest Avenue, Elmsford	NY
Wu/LH 404 Fieldcrest L.L.C.	404 Fieldcrest Drive, Elmsford	NY
Wu/LH 36 Midland L.L.C.	36 Midland Avenue, Port Chester	NY
Wu/LH 100-110 Midland L.L.C.	100-110 Midland Avenue, Port Chester	NY
Wu/LH 112 Midland L.L.C.	112 Midland Avenue, Port Chester	NY
Wu/LH 199 Ridgewood L.L.C.	199 Ridgewood Drive, Elmsford	NY
Wu/LH 203 Ridgewood L.L.C.	203 Ridgewood Drive, Elmsford	NY
Wu/LH 8 Slater L.L.C.	8 Slater Street, Port Chester	NY
Wu/LH 100 American L.L.C.	100 American Road, Morris Plains	NJ
Wu/LH 200 American L.L.C.	200 American Road, Morris Plains	NJ
Wu/LH 300 American L.L.C.	300 American Road, Morris Plains	NJ
Wu/LH 400 American L.L.C.	400 American Road, Morris Plains	NJ
Wu/LH 500 American L.L.C.	500 American Road, Morris Plains	NJ

Schedule 1

[See Schedule 5.2 of Contribution Agreement]

EXHIBIT G-1

Management Agreements

MANAGEMENT AGREEMENT
(UPREIT Assets)

The Management Agreement, made as of January 1, 2013 by and between GTJ REALTY, LP (hereinafter called the “Owner”), having an office at 444 Merrick Road, Suite 370, Lynbrook, New York 11563 and GTJ MANAGEMENT, LLC, having an office at 444 Merrick Road, Suite 370, Lynbrook, New York 11563 (hereinafter called the “Manager”).

R E C I T A L S:

Owner desires to engage the services of Manager as an independent contractor to operate and manage the properties identified on Schedule 1 annexed hereto located in the States of New York, New Jersey and Connecticut (said property and the buildings and improvements thereon are collectively called the “Property”).

NOW, THEREFORE, in consideration of the premises, Owner and the Manager agree as follows:

ARTICLE 1

ENGAGEMENT OF THE MANAGER

1.1          Engagement.  Owner hereby engages the Manager as an independent contractor and the Manager hereby accepts such engagement on the terms and conditions hereinafter provided.

ARTICLE 2

DUTIES AND AUTHORITY OF THE MANAGER

2.1          Duties and Authority of the Manager.  Manager shall operate and manage the Property and shall render services and perform duties (or cause such services or duties to be rendered and performed) and shall have authority as follows:

2.2          Leasing.  The Manager shall use all reasonable efforts to keep the Property fully rented by procuring tenants and by effecting renewals and extensions of existing leases as more particularly provided in the business plan of the Owner as may be amended from time to time.  There shall be no rent concessions or allowances for tenant improvements without the Owner’s approval, and all leases (including any lease modifications, cancellations, renewals, options to purchase, rights of first refusal, rights of first offer or expansions) shall be in writing.  The actual third party cost of negotiating and obtaining leases (including reasonable legal fees, leasing commissions, and advertising and promotional) shall be considered an operating expense borne by the Owner.  The Owner shall also establish from time to time the amount that may be expended for tenant improvements for any tenant at the Property, and the Manager shall not contract for or spend more than the amount set forth by the Owner without the Owner’s consent. Notwithstanding the foregoing, Manager shall have the right with Owner’s consent to enter into subcontracts for leasing and any management services required to be rendered by Manager under this Agreement.

2.3          Lease Enforcement.  The Manager shall secure, as fully as practicable, the compliance of tenants with the terms, covenants and conditions of their leases; keep tenants informed of all rules and regulations affecting each individual Property and any updates relating thereto; and receive, consider and handle service requests by tenants and maintain systematic records showing the action taken with respect to each request.

2.4          Tenant Relations.  The Manager shall maintain business-like relations with tenants whose service requests shall be received, considered and acted upon and recorded in a fashion and in an order that shows the action taken with respect to each request.

The Manager shall, and is hereby authorized and directed:

(i)                 to request, demand, collect, receive and receipt all monthly rents, percentage rents (if any), common area maintenance charges (if any), sales tax, rental escalation, operating expense reimbursements, real estate taxes and insurance premiums or stops or charges or any utility charges or HVAC charges and any other taxes or charges due from tenants of the Property permitted or required to be collected by the Owner under any lease or rental agreement with such tenant in the name of the Owner (hereinafter collectively called “Rents”), as such Rents become due;

(ii)                  to institute and prosecute actions or proceedings in the name of the Owner and at the Owner’s expense for the collection of rents or charges due from tenants or for eviction of tenants and a recovery of possession of the leased premises, and such expense may include the engaging of counsel for any such matter; provided, however, the Manager shall not initiate any legal action without the Owner’s consent.

2.5          Operating Accounts.  The Manager shall promptly deposit all Rents, income and other receipts received from the operation of each Property in a commercial checking account (hereinafter called “Operating Account”) at such bank as the Owner shall designate.  The Operating Account shall initially be kept at M&T Bank, People’s United Bank, Valley National Bank and/or Bank of America, as the case may be. All funds in the Operating Account and interest thereon shall at all times be and remain the property of the Owner and shall be indicated as such on the records of the bank.  No other funds shall in any way be commingled with the funds in the Operating Account.  The Manager is authorized to withdraw funds from the Operating Account on behalf of the Owner only for the purpose of making payment of operating expenses pursuant to §4.1, and other disbursements, including dividend disbursements or as authorized herein.  Within 15 days after the end of each calendar month, the Manager shall disburse to the Owner the amount due to the Owner from the operation of the Property during the preceding month, such disbursement to be made by wire transfer, or by a check or checks drawn on the Operating Account, leaving as a balance the Working Capital Reserve as provided for in §4.3.  Each check written on the Operating Account by the Manager for an amount in excess of $5,000  shall require two signatories, which signatories may be changed from time to time, as designated by Owner.

2.6          Security Deposits.  The Manager shall cause security deposits to be deposited in the Operating Account (or into separate accounts as maybe required by law) and to be disbursed in accordance with the applicable lease agreements pursuant to which such deposits have been made.

2.7          Maintenance, Repairs, Purchase Orders and Contracts.  The Manager shall cause the building, appurtenances and grounds of the Property to be maintained in accordance with standards applicable to comparable buildings in the county where each individual Property is located, such maintenance to include: (1) performing (or cause to be performed) interior and exterior cleaning, painting, decorating, plumbing, steam fitting, carpentry and such other normal maintenance and repair work as may be necessary; (2) performing such necessary preventative maintenance as may be necessary or reasonably desirable; (3) purchasing supplies, materials and services; and (4) executing contracts in the name and on behalf of the Owner for utilities, vermin extermination, janitorial services, laundry service, trash removal and other services deemed by the Manager to be reasonably necessary or advisable.  Every maintenance or operating contract or order shall be for a term not exceeding one year, shall be terminable by either the Manager or the Owner, for any reason, without penalty, upon 30 days notice or for cause (after the expiration of any notice or cure period), and shall be subject to the Owner’s prior approval unless it does not exceed either $5,000 per annum per individual Property or the amount specified on the Approved Budget for the expense item(s) covered by such contract.  When taking bids or issuing purchase orders, the Manager shall secure and credit to the Owner all discounts, rebates or commissions obtainable with respect to purchases, service contracts, maintenance and repair work or other transactions made on the Owner’s behalf (which shall include the Owner’s share of any discounts, rebates or commissions based on purchases made in common with or for the benefit of other parties).  The Manager shall promptly notify the Owner in the event that the Manager becomes aware that the condition of the Property or any part thereof requires expenditures for any repairs, replacements or structural alterations in excess of the amount budgeted for such repairs, or in the event that any part of the Property fails to meet the standards of any federal, state or local law, ordinance or regulation of which the Manager has actual knowledge.  Notwithstanding the foregoing, in the event of an emergency, Manager may use its reasonable judgment in making necessary repairs, if such immediate action is required. for the preservation or protection of the Property or of any tenants or other persons, but Owner shall be notified by the most expedient means immediately thereafter.

2.8          Employ and Supervise Employees.  The Manager shall employ, train, supervise and discharge such employees as are necessary for the efficient and economical operation and management of the Property.  All employees shall be employees of the Manager or its affiliate and not the Owner, and their wages and other benefits which are considered part of operating expenses under §4.1 shall be subject to the reasonable approval of the Owner.  The wages, salaries and other compensation, including Social Security taxes, unemployment insurance taxes, unemployment compensation fringe benefits, medical and health insurance and similar items, shall be deemed to be expenses of operation; provided, however, no penalty or interest imposed by the IRS for the Manager’s failure to pay timely to the IRS the Social Security taxes, unemployment insurance taxes or withholding taxes of such employees shall be an expense of operation.  The Manager shall, at the Owner’s expense, procure and maintain adequate workers’ compensation insurance or an equivalent thereof covering all employees and shall prepare and file all returns and other documents required under the Federal Unemployment Tax Act, or any similar federal or state legislation, and all withholding tax returns required for employees.  All compensation fixed by the Manager for employees, as provided in this Agreement, shall be reasonably comparable to the compensation paid for similar work performed in the same geographic area.  The Manager will not retain union employees without the Owner’s approval.

2.9          Insurance.  Provided sufficient funds are available in the Operating Account, the Manager shall if requested by the Owner cause to be placed and kept in force all forms of insurance relating to the Property required by the Owner or by the terms of any mortgage,  deed of trust or other security instrument, ground lease, or similar instrument covering any portion of the Property (including any operating agreement of Owner (the “Operating Agreement”).  All insurance coverage shall be placed with such companies, in such amounts, and with such beneficial interests appearing therein as shall be acceptable to the Owner and shall name Owner as primary insured and such parties as are designated by Owner as an additional insured.  The Manager shall promptly investigate and make a full written report as to all accidents or claims for damage relating to the ownership, operation and maintenance of the affected Property, including any damage or destruction to the affected Property and the estimated cost of repair, and shall cooperate with and make all reports required by any insurance company.  The Manager shall not vary or change any portion of the insurance program required by the Owner but shall review annually the insurance program and make such recommendations to the Owner as to changes as the Manager shall deem advisable or necessary.

2.10        Government and Mortgage Compliance.  The Manager shall use reasonable efforts to take such actions as may be necessary to comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions, boards and officers, or any other body exercising the functions similar to those of any of the foregoing which may be applicable to any individual Property, and attempt to obtain and maintain all certificates of occupancy, licenses and/or operating permits, if any, for the Property.  The Owner agrees to execute and deliver any and all applications and other documents and to otherwise reasonably cooperate to the fullest extent with the Manager in applying for, obtaining and maintaining such certificates, licenses and permits.  The Manager shall also use all reasonable efforts to cause the Property to comply with all terms, covenants and provisions contained in any deed of trust or mortgage, operating agreement, leases or other agreement now or hereafter encumbering or affecting the Property or any portion of the Property and any security agreement now or hereafter encumbering or affecting the personal property located at the Property or any portion thereof.

2.11        Taxes, Loans and Other Payments.  To the extent sufficient funds are available in the Operating Account, the Manager shall pay when due all taxes, assessments, rents and other impositions applicable to the Property and all loan payments (including required escrows of taxes and/or insurance premiums, if any), all operating expenses and all authorized expenses relating to the operation and maintenance of the Property, and promptly notify Owner of any change in the amount of real and personal property assessments or terms relating to the Property, and recommend and advise Owner as to contesting the amount or validity thereof and cooperate with Owner and provide necessary assistance to Owner in the contesting of any taxes or assessments or any appeal thereof.

2.12        Books and Records.  The Manager shall maintain complete and accurate books, records and accounts of all costs and expenses incurred and all income and receipts received in connection with the operation of the Property.  The books and records regarding the Property shall be kept in such detail as the Owner shall reasonably require (or pursuant to any regulatory requirements delivered by Owner to Manager in writing), including, but not limited to, an historical record of all debits and credits, contracts, certificates, documents, correspondence and other writings pertaining to any material transaction arising out of or related to the Property or the operation thereof.  All such books and records of the Manager which relate to the Property, shall be available for inspection and audit by the Owner or any of its partners at all reasonable times during normal business hours, or shall be delivered to Owner whenever written request therefor is made.

2.13        Inventories, Rent Rolls and Reports.  The Manager shall prepare, keep current and submit to the Owner within 30 days after the close of each calendar quarter, the following: (1) an inventory of the Owner’s equipment and personal property at the Property; (2) a rent roll of existing leases in form satisfactory to the Owner; (3) a schedule of tenant security deposits being held by the Manager on behalf of the Owner; (4) reports of existing vacancies; and (5) on a semi-annual basis, tenant sales data in cases where tenant are obligated to pay percentage rents under their leases.  In addition, the Manager shall prepare and submit to the Owner at least 60 days prior to the commencement of each fiscal year of the Owner a leasing schedule showing proposed lease rates, concessions  and tenant improvements proposed to be granted at the Property, including the formula for granting such concessions, and the projected net annual effect of leasing activity at the Property for the upcoming fiscal year.

2.14        Statement of Operations.  The Manager shall prepare and submit to Owner all statements required under Section 10.2 of the Operating Agreement of Owner.

2.15        Budgets.  The Manager shall prepare and submit to the Owner for the Owner’s review and approval, following:

(a)           Within forty five (45) days of commencement of this Agreement and thereafter, at least forty five  (45) days prior to the commencement of each calendar year,  an operating and working capital budget, which when approved by Owner shall be the “Approved Budget,” setting forth the Manager’s detailed projection of cash receipts, cash expenditures, working capital and other necessary reserves and capital improvements and expenditures (all on a month-to-month basis) for such period in connection with the operation of the Property.

(b)           At least 30 days prior to commencement of each quarter of each fiscal year of the Owner, a forecast of such items as are shown on the most recent annual Approved Budget for the balance of such fiscal year.

(c)           From time to time in the Manager’s discretion, or at the direction of the Owner, one or more supplements to or revisions of an Approved Budget.

2.16        Manager’s Duties.  The Manager shall perform other normal business functions and otherwise operate and make the business and affairs of the Owner with respect to the Property in accordance with and as limited by this Agreement and shall perform such other duties with respect to the Property as it shall deem necessary and proper.  Notwithstanding any other provision of this Agreement, the Manager is required to perform its duties only to the extent that funds are available to the Manager in the Operating Account and in no event shall the Manager be required to use its own funds for such purposes.  If and to the extent the Manager does use its own funds after obtaining Owner’s prior consent, it is entitled to reimburse itself out of the Operating Account.  Manager shall notify Owner when Manager uses its own funds and when it reimburses itself out of the Operating Account.

ARTICLE 3

LIMITATIONS ON AUTHORITY

3.1          Limitations on Authority.  Notwithstanding any other provision of this Agreement, the Manager shall have  no authority to take any of the following actions, except upon the prior written approval of the Owner:

3.2          Land Acquisitions.  The Manager shall not acquire any real property or interest therein on behalf of the Owner.

3.3          Sale or Encumbrances of the Property.  The Manager shall not sell or otherwise transfer or mortgage the Property or any part thereof, except the sale of worn out or obsolete personal property or other personal property no longer useful in the operation of the Property.

3.4          Expenditures.  The Manager shall not make any expenditure or incur any obligation for any item or transaction or group of similar items or transactions which would cause an Approved Budget for any individual Property to be exceeded by more than 10% or $5,000 of said line item except in the case of an emergency.

3.5          Review by the Owner.  The Manager and the Owner shall meet periodically to discuss and review the management activities to be conducted by the Manager hereunder.

ARTICLE 4

EXPENSES AND COSTS

4.1          Operating Expenses.  The Owner shall be responsible for the payment of all costs of operating and managing the Property. To the extent that funds are available, the Manager shall pay all such costs out of the rents and receipts generated by its operation of the Property. In the event, however, that such rents and receipts do not generate sufficient funds to pay all such costs, the Manager shall promptly notify the Owner and the Owner shall advance funds to the Manager to pay such deficiency, or otherwise instruct the Manager as to the application of existing funds. The Manager shall not be held responsible for any act or failure to act which is occasioned by the failure of the Owner to provide funds or to assure the Manager of the provision for such funds to cover the cost or expense of any item which is required to be paid for by the Owner.

4.2          Management Costs.  The Management Fee is intended to compensate Manager for the expertise and time spent by the management personnel of the Manager in connection with the operation and management of the Property and the performance of the services contemplated herein and to cover general office overhead expenses of the Manager to the extent they are related to management personnel of the Manager.  The Manager shall be reimbursed for all other expenses incurred by the Manager in connection with the performance of the service required herein, including, without limitation, the following, as approved by Owner:

(i)            All out-of-pocket expenses paid to third parties in connection with the rendition of the series contemplated herein, including travel, printing, long distance telephone expenses and delivery costs for the Property;

(ii)           The allocable portion of all compensation of personnel employed by the Manager to perform any portion of the services contemplated herein from an on-site management office, including all storage and workshop areas, maintained solely for the benefit of the Property (collectively, “On-Site Locations”), together with all costs of rental or purchase of such On-Site Locations or of equipment supplies, utilities and other materials or services required in order to enable such personnel to perform their respective duties at such On-Site Locations; and

(iii)          The allocable portion of the salaries, other compensation and office overhead relating only to supervisors employed by the Managers who perform any portion of the On-Site services, which portion shall be determined by multiplying (i) the monthly base salary of each such supervisor by (ii) the percentage of such supervisor’s time devoted to the Property during such month.

In no event shall the Manager be reimbursed for the costs of compensation or overhead relating to any employee of the Manager or any affiliate of the Manager with respect to obtaining or negotiating leases of space in the Property other than pursuant to subparagraph (ii) above and §5.2 below.

4.3          Working Capital Reserve.  The Manager shall establish and maintain a working capital reserve by setting aside out of the monthly gross receipts from the Property such amount as shall be prescribed in the most recently Approved Budget or as shall be determined by the Manager and the Owner from time to time to be necessary to meet reasonably anticipated operating expenses for the next succeeding end of month. Any deficit in the working capital reserve shall be replenished by a deposit into reserve within 30 days after the withdrawal from the working capital reserve which occasioned such deficit; provided, however, that in the event gross receipts in any calendar month are insufficient to permit the setting aside of the applicable amount set forth above, such deficient amount shall be set aside from gross receipts in the next succeeding month(s) until the amount of such deficit has been placed in the working capital reserve. No expenditures shall be made by the Manager from the working capital reserve in payment of any item unless such expenditure (1) shall be made to the Manager in payment of the fees and other sums due to Manager, plus the amounts reimbursable to the Manager hereunder for expenses actually incurred by the Manager on behalf of the Owner or the Property, (2) shall have been specifically provided for in the Approved Budget, (3) shall have been specifically approved in writing by the Owner, or (4) constitutes an emergency in accordance with §2.7.

ARTICLE 5

COMPENSATION

5.1          Management Fee.  The Manager shall receive, in full payment of all management services performed under this Agreement, a fee, for each month in which this Agreement shall be in effect, in an amount equal to the fees shown on Schedule 2 annexed hereto (as the same may be amended from time to time to reflect any payments required to be made by Tenants on account of management services).  The fee shall be paid to the Manager within five (5) Business Days of receipt of all or any portion of the same by Owner.

5.2          Leasing Fee.  Leasing fees payable with respect to the Property shall be paid as follows: (A) no commission shall be due to Manager in connection with any leasing activity; (B) if an outside broker is involved in any new lease or any renewal, extension or expansion under an existing lease, the Owner shall pay a commission to the outside broker based on market rates and (C) in the event Manager hires a sub-manager as an exclusive broker for the Property, Owner shall pay the sub-manager a commission pursuant to a separate agreement.

ARTICLE 6

TERM AND TERMINATION

6.1          Term and Termination of Agreement.  This Agreement shall be in effect for a period of one year, beginning as of the date hereof, and shall be automatically renewed for a period of one year, beginning as of the date hereof, and shall be automatically renewed for successive one year periods thereafter,  subject, however, to the condition that this Agreement may be terminated by either party without cause upon 30 days prior written notice, or with cause, by either the Owner or the Manager at any time.  The Owner’s ability to terminate this Agreement “with cause” shall include, without limitation, the following circumstances:  (i) if Owner or Manager shall file or there shall be filed against either party a petition in bankruptcy or insolvency or a reorganization or for the appointment of a receiver or trustee for all or a substantial part of Owner’s or Manager’s assets; (ii) failure of either Owner or Manager to perform any of the terms, conditions, covenants or acts required to be performed under this Agreement which failure shall continue uncured or unabated for a period of fifteen (15) business days after written notice thereof to the defaulting party; provided, however, with regard to terms, conditions, covenants or acts not curable by the tender of money, Manager or Owner shall have such longer period of time as is reasonably required to cure or abate the failure to perform; (iii) if Manager is dissolved, or if Owner is dissolved and no written extension hereof with Owner or Manager’s successor is in effect except in the event the successor entity to Manager is an affiliate of Manager in which event the Agreement shall not terminate but shall continue with Manager’s successor; (iv) if Owner shall fail, within fifteen (15) days of written notice by Manager, to provide sufficient funds to pay the ongoing expenses of the Property, pursuant to the Approved Budget as may be modified from time to time by written approval of Owner; or (v) if Manager wrongfully seizes or otherwise fails to timely deliver funds belonging to or due to Owner.

6.2          Sale, Destruction or Taken.  In the event that the property is sold, by foreclosure or otherwise, or in the event of a substantial casualty to any portion of the Property and the Owner elects not to rebuild, or in the event of the taking of substantially all of any individual Property through condemnation proceedings, either the Owner or the Manager may terminate this Agreement with respect to the affected portion of the Property upon 30 days’ prior written notice to the other party.

6.3          Final Accounting.  At the time that this Agreement is terminated for whatever reason, a final accounting shall be caused to be made at the Owner’s sole cost and expense of all transactions theretofore completed.  Any sums then owing to the Manager, whether for reimbursement of expenses or on account of its fee hereunder, shall be paid to the Manager. Upon termination, all books and records and all original leases and contracts relating to the Property which are in the Manager’s possession shall be immediately delivered to the Owner or its designee.

ARTICLE 7

7.1          Notices.  All communications, notices and demands of any kind which either party may be required or desire to give to or serve upon the other party shall be made in writing, and shall be hand delivered by personal service to an officer of the other party or sent by overnight delivery, registered or certified mail, postage prepaid, return receipt requested, at the address for each party first set forth above.  Any such notice sent by mail shall be presumed to have been received by the addressee three (3) business days after posting in the United States mail.  Each party may designate up to two additional persons to whom copies of any notices to such party shall be sent at the same time that notices are sent to such party.  Either party may change its address and change the name or address of the persons to whom copies of notice are to be sent by giving the other party written notice of its new address or any other change as herein provided.

7.2          Assignment. The Manager shall have no power or right to assign or delegate any of its obligations or responsibilities hereunder to any other person, firm or corporation without the prior written consent of Owner and the Owner.

7.3          Qualifications of the Manager.  The Manager hereby represents and warrants to Owner that it is qualified to do business in the state where the Property is located and possesses all licenses and other qualifications required by all governmental authorities for the Manager to exercise all the functions set forth in this Agreement.

7.4          Parties Are Not Partners; No Agency.  It is the intention of the parties thereto that the Manager shall be, and remain, an independent contractor.  The parties do not intend and nothing contained herein shall be deemed to create a partnership, co-tenancy, joint venture or agency of any kind.

7.5          Attorneys’ Fees.  In the event of any action between the Manager and Owner seeking enforcement of any of the terms and conditions of this Agreement, or in connection with the Property, the prevailing party in such action shall be awarded, in addition to damages, injunctive or other relief, its reasonable costs and expenses, not limited to taxable costs and reasonable attorneys’ fees.

7.6          Liability of Owner.  Neither Owner nor any partner, member,  shareholder, agent or employee of Owner shall have any personal liability under this Agreement, nor shall resort be had to their private property except their interest in the Property for the satisfaction of any claims under this Agreement.

7.7          Entire Agreement; Amendments.  This Agreement and the items incorporated herein contain all of the agreements of the parties hereto with respect to the matters contained herein and no prior agreement or understanding pertaining to any such matter shall be effective.  No provisions of this Agreement may be amended or modified in any manner whatsoever except by an agreement in writing signed by each of the parties hereto.

7.8          Captions.  Captions to articles, sections and paragraphs to this Agreement are not a part of this Agreement and shall not be deemed to affect the meaning or construction of any of its provisions.

7.9          Severability.  If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remaining terms and provisions of this Agreement, or the application of such terms or provisions to the person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

7.10        Indemnity.  Owner shall indemnify the Manager and hold the Manager harmless from and against all loss, cost, expense, claims, demands, liability and obligations (collectively, “Loss”) which the Manager may ever suffer or incur or have asserted against it arising from or in any way connected with the performance of its obligations hereunder, except that Owner shall have no responsibility with respect to, and the Manager shall indemnify Owner and hold Owner harmless from and against, all loss resulting from the willful misconduct, unlawful or fraudulent acts or gross negligence of the Manager or its officers, employees or other representatives.  Likewise, Owner shall indemnify the Manager and hold the Manager harmless from and all loss resulting from the willful misconduct or gross negligence of Owner or its partners, employees or other representatives. In no event shall the Manager be liable to Owner for any mistake in judgment so long as the Manager acts in good faith. Owner shall not indemnify the Manager with respect to the Manager’s violation of any laws regulations or ordinances which (a) prohibit discrimination on the basis of race, sex, color, religion or nationality, or (b) pertain to fair employment or sexual harassment. The Manager hereby in;demnifies Owner and holds Owner harmless from and against all Loss which Owner may ever suffer or incur or have assessed against it with respect to the Manager’s violation of any laws, regulations or ordinances described in subparagraphs (a) or (b) above. This section shall survive the termination of this Agreement.

7.11        Governing Law.  This Agreement shall be construed in accordance with the laws, including the conflict of law rules, of the State of New York.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first written above.

OWNER:

GTJ REALTY, LP

By: GTJ GP, LLC, its general partner

By: GTJ REIT, INC.

By

MANAGER:

GTJ MANAGEMENT, LLC

By:	GTJ REIT, Inc.

By:

SCHEDULE 1

Property Owner	Property Address

165-25 147th Ave, LLC	165-25 147th Avenue Jamaica, New York

49-19 Rockaway Beach Blvd, LLC	49-19 Rockaway Beach Boulevard Arverne, New York

85-01 24th Ave, LLC	85-01 24th Avenue East Elmhurst, New York

114-15 Guy Brewer Blvd, LLC	114-15 Guy Brewer Boulevard, Jamaica, New York

612 Wortman Avenue LLC	612 Wortman Avenue Brooklyn, New York

23-85 87th Street, LLC	23-85 87th Street East Elmhurst, New York

Farm Springs Road LLC	8 Farm Springs Road Farmington, Connecticut

Property Owner	Property Address
WU/LH 466 Bridgeport L.L.C.	466 Bridgeport Avenue, Shelton, CT
Wu/LH 470 Bridgeport L.L.C.	470 Bridgeport Avenue, Shelton, CT
Wu/LH 950 Bridgeport L.L.C.	950 Bridgeport Avenue and 974 Bridgeport Avenue, Milford, CT
Wu/LH 12 Cascade L.L.C.	12 Cascade Boulevard, Orange, CT
Wu/LH 15 Executive L.L.C.	15 Executive Boulevard, Orange, CT
WU/LH 35 Executive L.L.C.	35 Executive Boulevard, Orange, CT
WU/LH 15 Progress L.L.C.	15 Progress Drive, Shelton, CT
Wu/LH 22 Marsh Hill L.L.C.	22 Marsh Hill Road, Orange, CT
Wu/LH 25 Executive L.L.C.	25 Executive Boulevard, Orange, CT
Wu/LH 269 Lambert L.L.C.	269 Lambert Road, Orange, CT
Wu/LH 103 Fairview Park L.L.C.	103 Fairview Park Drive, Elmsford, NY
Wu/LH 412 Fairview Park L.L.C.	412 Fairview Park Drive, Elmsford, NY
Wu/LH 401 Fieldcrest L.L.C.	401 Fieldcrest Avenue, Elmsford, NY
Wu/LH 404 Fieldcrest L.L.C.	404 Fieldcrest Drive, Elmsford, NY
Wu/LH 36 Midland L.L.C.	36 Midland Avenue, Port Chester, NY
Wu/LH 100-110 Midland L.L.C.	100-110 Midland Avenue, Port Chester, NY
Wu/LH 112 Midland L.L.C.	112 Midland Avenue, Port Chester, NY
Wu/LH 199 Ridgewood L.L.C.	199 Ridgewood Drive, Elmsford, NY
Wu/LH 203 Ridgewood L.L.C.	203 Ridgewood Drive, Elmsford, NY
Wu/LH 8 Slater L.L.C.	8 Slater Street, Port Chester, NY
Wu/LH 100 American L.L.C.	100 American Road, Morris Plains, NJ
Wu/LH 200 American L.L.C.	200 American Road, Morris Plains, NJ
Wu/LH 300 American L.L.C.	300 American Road, Morris Plains, NJ
Wu/LH 400 American L.L.C.	400 American Road, Morris Plains, NJ
Wu/LH 500 American L.L.C.	500 American Road, Morris Plains, NJ

Schedule 2

Management Fee Schedule

TENANT NAME	PROP MGMT FEES (BASED ON GROSS RENTAL AMTS)	PROP MGMT FEES (BASED ON COC’S)
CONNECTICUT

BKM ENTERPRISES 22 MARSH HILL ROAD		5%
COLONY HARDWARE 269 LAMBERT		NA
DOONEY & BURKE 12 CASCADE BLVD		5%
TRANSTAR METALS CORP 12 CASCADE BLVD		5%
KBC ELECTRONICS INC 12 CASCADE BLVD		5%
STROBER WALLBOARD DIST 950 BRIDGEPORT AVE		5%
SHOEMART 950 BRIDGEPORT AVE		NA
LEX PRODUCTS CORP 15 PROGRESS	5% Prop Mgmt Fee (based on Income)
DOONEY & BURKE 15 EXECUTIVE BLVD		5%
TRANSTAR METALS 15 EXECUTIVE BLVD		5%
RJR SCHMIDT FINANCIAL LLC 15 EXECUTIVE BLVD	5% Prop Mgmt Fee (based on Income)
CENTER OF BALANCE PERSONAL TRAIN 25 EXECUTIVE BLVD		N/A
TANGOE 35 EXECUTIVE BLVD		N/A
INLINE PLASTICS CORP 470 BRIDGEPORT AVE.		5%

NEW YORK

MAGNETIC ANALYSIS CORP 103 FAIRVIEW PARK DR	5% Prop Mgmt Fee (based on Income)
THE RELIABLE AUTOMATIC SPRINKLER 103 FAIRVIEW PARK DR		5%
COCA COLA 412 FAIRVIEW PARK DRIVE		N/A
MCI 401 FIELDCREST DRIVE		N/A
FEDERAL EXPRESS 404 FIELDCREST DRIVE		N/A
MERCURY SOLAR SYSTEMS 36 MIDLAND AVE	5% Prop Mgmt Fee (based on Income)
PROSWING 36 MIDLAND AVE.	5% Prop Mgmt Fee (based on Income)
JPMORGAN CHASE 112 MIDLAND AVE.		N/A
DCH INVESTMENTS INC (ASSIGNEE) 100-110 MIDLAND AVE		5%
AMERIPATH INC 100-110 MIDLAND AVE		5%
AMERICAN UNIVERSAL SUPPLY INC 199 RIDGEWOOD		5%
PGW AUTO GLASS 100-110 MIDLAND AVE	3% Prop Mgmt Fee (based on Income) (Not to exceed 3% of gross rental amts per yr.)
SOLAR CITY 203 RIDGEWOOD DRIVE		N/A
DCH MIDLAND ( LICENSE AGREEMENT) 8 SLATER		N/A
NATIONAL COLLECTOR’S MINT INC 8 SLATER STREET		N/A
ZYLOWARE 8 SLATER	5% Prop Mgmt Fee (based on Income)

TENANT NAME	PROP MGMT FEES (BASED ON GROSS RENTAL AMTS)	PROP MGMT FEES (BASED ON COC’S)

NEW JERSEY

AE INSTITUTE 100 AMERICAN ROAD		5%
BIOSCRIP INFUSION SERVICES 100 AMERICAN ROAD		5%
TEMPTIME CORP 100 AMERICAN ROAD		5%
OLI SYSTEMS INC. 100 AMERICAN ROAD		N/A
COTY US 100 AMERICAN ROAD		5%
STATE OF NJ 100 AMERICAN ROAD		N/A
AHS INVESTMMENTS 200 AMERICAN ROAD		5%
IMMUNOMEDICS INC 300 AMERICAN ROAD		5%
CHARMANT GROUP INC 400 AMERICAN ROAD		5%
COTY US 400 AMERICAN ROAD		5%
STAR TRAK 400 AMERICAN ROAD		5%
COTY 500 AMERICAN ROAD		5%

EXHIBIT H-1

Opinion of Counsel

EXHIBIT H-2

Opinion of Counsel

EXHIBIT I

INVESTOR LETTER

January 1, 2013

GTJ REIT, INC.

444 Merrick Road, Suite 370

Lynbrook, NY 11563

Attn:  David Oplanich, CFO

GTJ Realty, LP

444 Merrick Road, Suite 370

Lynbrook, NY 11563

Attn: David Oplanich, CFO

Dear Mr. Oplanich:

I, the undersigned, represent and warrant as follows:

(a)           I am an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”), and Portfolio was not organized for the specific purpose of acquiring the Portfolio Interest;

(b)           I have sufficient knowledge and experience in investing in companies similar to the UPREIT in terms of the UPREIT’s stage of development and other relevant factors so as to be able to evaluate the risks and merits of its investment in the UPREIT and it is able financially to bear the risks thereof;

(c)           I have had an opportunity to discuss with GTJ and GTJ’s management the terms of the Portfolio Contribution and the business, management and financial affairs of GTJ and the GTJ POEs and to obtain any additional information regarding the foregoing which Portfolio possesses or can acquire without unreasonable effort or expense;

(d)           My interest of the Portfolio Interest is being acquired for my own account and not with a view to, or the intention of, any distribution in violation of the Securities Act or any applicable state securities laws; and

(e)           I understand that (i) my interest of the Portfolio Interest has not been registered under the Securities Act by reason of the sale of the Interest in a transaction exempt from the registration requirements of the Securities Act, (ii) my interest of the Portfolio Interest must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) my interest of the Portfolio Interest may not be transferred, sold, pledged, hypothecated or otherwise disposed of in the absence of an effective registration statement with respect to the securities evidenced by this certificate, filed and made effective under the Securities Act and such applicable state securities laws, or unless the UPREIT receives an opinion of counsel satisfactory to the UPREIT to the effect that registration under such act and such applicable state securities laws is exempt therefrom, and (iv) my interest of the Portfolio Interest shall be subject to the restrictions on transfer set forth in the UPREIT LPA.

(f)            My representatives, attorneys, accountants, consultants and I have reviewed all the public filings of GTJ as filed with the Securities and Exchange Commission.

Sincerely,

Schedule 2.2

Equity Interests

Cooper, Ravetz and Sheinker are entitled to a promote equal to 10% of Wu’s interest in the event Wu receives a certain return within 6 years of closing

Schedule 2.6

Undisclosed Portfolio Liabilities

None.

Schedule 2.7

Material Changes

None.

Schedule 2.8

No Default; Compliance with Applicable Laws; Permits

None.

Schedule 2.9

Ownership and Sufficiency of Assets

None.

Schedule 2.10

Litigation

January 1, 2013

Re: 100 William F/L Properties LLC (the “Company”); File no.: 5969-LH-GS

To Whom it May Concern

We are unaware of any pending or threatened litigation, claims, assessments or contingencies against the Company and its portfolio of limited liability companies with respect to which we have been engaged and to which we have devoted substantive attention on behalf of the Company which are material loss contingencies to the detriment of the Company.

The information set forth herein is as of the date of this letter and we disclaim any undertaking to advise you of any changes which may thereafter be brought to our attention.

We are currently handling the following matters on behalf of the Company:

·                  WU/LH 36 Midland v. Perfecto: action against former tenant wherein tenant defaulted. Likelihood of success high. Likelihood of recovery to be determined;

·                  WU/LH 470 Bridgeport v. United Recycling et al.: commenced action against encroaching neighbor. Likelihood of success high;

·                  WU/LH 103 Fairview v. The Wine Enthusiast: Action against former tenant for unpaid CAM. Likely resolved;

·                  WU/LH 8 Slater v. Polder: Action against former tenant for unpaid CAM. Likely resolved.

·                  Continuing Connecticut Transfer Act: Majority of Transfer Act work completed. Engineering Professionals have been prepaid from escrow funds for almost all work through continued testing and self-certification reporting. Limited Transfer Act work remains.

·                  WU/LH 15 Progress v. Scinto: Action against neighboring property for damage to transformer caused by water runoff condition. Likelihood of success difficult to determine at this time;

·                  WU/LH 269 Lambert v. KX: Commenced action against former tenant for the costs to remediate carbon condition. Likelihood of success high. Likelihood of collection high.

·                  Ongoing advice and counsel: we are not aware of any claim or action that would constitute a material loss or detriment to the Company.

This response is limited by, and in accordance with, the ABA Statement of Policy Regarding Lawyers Responses to Auditor’s Requests for Information (December, 1975); without limning the generality of the foregoing, the limitations set forth in such Statement on the scope and use of this response (paragraphs 2 and 7) are specifically incorporated herein by reference and any description herein of any “loss contingencies” is qualified in its entirety by paragraph 5 of the Statement and the accompanying Commentary (which is an integral pat. of the Statement). Consistent with the last sentence of paragraph 6 of the ABA Statement of Policy and pursuant to the Company’s request, this will confirm as correct the Company understanding as set forth in its audit inquiry letter to us that whenever, in the course of performing legal services for the Company with respect to a matter recognized to involve an unasserted possible claim or assessment that may call for financial statement disclosure, we have formed a professional conclusion that the Company must disclose or consider disclosure concerning such possible claim or assessment, we as a matter of professional responsibility to the Company, will so advise the Company and will consult with the Company concerning the question of such disclosure and the applicable requirements of Statement of Financial Accounting Standards No.5.

Very truly yours,

MARK L. LUBELSKY AND ASSOCIATES

/s/ Mark Lubelsky

Mark L. Lubelsky
MLL:dm

Schedule 2.11

Portfolio Contracts

State	Property	Type	Contractor	Contract Date
New Jersey

American Enterprise Park - General
		Snow Removal	Winter Services Inc.	10/10/2011

		Irrigation	All County Landscape
		Landscaping	All County Landscape
		Pond Maintenance	Black Lagoon	10/27/2011
		Goose Control	National Goose
		Janitorial	Carroll Serivces
Trash Disposal
		Pest Control	Eastern Pest Services	5/6/2011
		Fire Sprinkler	Fire Protection

408 American
	StarTrak:	HVAC	Reiner Group	12/1/2009

100 American

	OLI Systems:	HVAC	Clean Air Quality
	NJLRC:	HVAC	Clean Air Quality

State	Property	Type	Contractor	Contract Date
Connecticut

	466 Bridgeport:	Snow Removal	Big Oaks	8/1/2011
		Fire Sprinkler	Fire Protection	12/20/2011

	470 Bridgeport:	Snow Removal	Big Oaks	8/1/2011
		Landscaping	Big Oaks	8/1/2011
		Fire Sprinkler	Fire Protection Testing	12/23/2011
Janitorial
Irrigation
		HVAC	Clean Air Quality	10/12/2011

	950 Bridgeport:	Snow Removal:	Big Oaks	8/1/2002
		Landscaping	Big Oaks	7/1/2011
		Fire Sprinkler	Fire Protection	1/18/2012
		HVAC	Clean Air Quality	10/31/2011
		Fire Pump	Advanced Power	4/12/2010

	12 Cascade:	Snow Removal	Big Oaks	4/17/2011
		Landscaping	Big Oaks	4/17/2011
		Fire Sprinkler	Fire Protection	1/27/2012
		Janitorial	Frank Esposito
		Irrigation	Let it rain	11/29/2011

	15 Executive:	Snow Removal	Big Oaks	4/1/2011
		Landscaping	Big Oaks	4/1/2011
		Fire Sprinkler	Fire Protection Test	1/27/2012
		Elevator	Otis	11/12/2011
		Irrigation	Let it Rain	7/27/2011

State	Property	Type	Contractor	Contract Date
Connecticut

	25 Executive:	Snow Removal	Big Oaks	4/1/2011
		Landscaping	Big Oaks	4/1/2011
		Fire Sprinkler	Fire Protection	11/8/2011
		Pond Maintenance	Limnology	1/4/2012
		Irrigation	Let it Rain	7/27/2011
		HVAC	Clean Air Quality	3/7/2011

	35 Executive:	Snow Removal	Big Oaks	4/1/2011
		Landscaping	Big Oaks	4/1/2011
		Fire Sprinkler	Fire Protection	11/8/2011
		HVAC	Clean Air Quality	11/22/2011
		Irrigation	LET IT RAIN????

22 Marsh Hill:
		Snow Removal	Big Oaks	4/1/2011
		Landscaping		4/1/2011
		Fire Sprinkler	Fire Protection	11/8/2011
		HVAC	Clean Air Quality	11/15/2011

	269 Lambert	Snow Removal	Big Oaks	4/1/2011
		Landscaping	Big Oaks	4/1/2011

103 Fairview:
		Alarm Monitoring	Classic Security
		Fire Sprinkler	Fire Protection	1/13/2012

	412 Fairview:	No Contracts

	401 Fieldcrest:	No Contracts

	404 Fieldcrest:	No Contracts

State	Property	Type	Contractor	Contract Date

New York

	36 Midland:	Snow Removal	Brickman Group
		Landscaping	Brickman Group
		Irrigation	Pro Sprinkler	10/1/2009
		Janitorial	Kencal Maintenance	6/29/2010

112 Midland:

100-110 Midland:
		Snow Removal	Brickman Group
		Landscaping	Brickman Group
		Irrigation	Pro Sprinkler
		Fire Sprinkler	Fire Protection
Fire Alarm

199 Ridgewood:
		Snow Removal	Brickman Group
		Landscaping	Brickman Group
		Fire Sprinkler	Fire Protection	11/13/2012
		Alarm Monitoring	NB Systems, Inc.	6/15/2011

203 Ridgewood:
		Fire Spinkler	Fire Protection	1/13/2012

8 Slater:
		Snow Removal	Brickman Group
		Landscaping	Brickman Group
		Alarm Monitoring	Classic Security	1/22/2012
		Irrigation	W&M Sprinkler Co	9/21/2011
		Trash Removal	County Waste	12/1/2011
		Pest Control	JP McHale	12/1/2011
		Pump	Songer Contractor
		Janitorial	Kencal Maintenance	12/1/2011

Schedule 2.13

Environmental and Safety/Hazardous Materials

Transaction Screen Process Documentation December 2011 prepared by P.W.Grosser Consulting, Inc. prepared for Wu/Lighthouse Portfolio L.L.C.

Schedule 2.14

Leasing Matters

Portfolio Payable Commissions:

Building:	269 Lambert Road, Orange, CT
Tenant:	Colony Hardware Corporation
Broker:	The Proto Group	Paid	$102,805.32
		Payable:	$102,805.32 within 30 days of first day of rent

(first day scheduled for July 1, 2012)
	CB Richard Ellis	Payable:	$102,805.32
	LHRE Mgmt	Payable:	$ 58,628.28

Portfolio Arrears Schedule See Attached.

Portfolio Security Deposits See Attached

Schedule 2.20

Portfolio Mortgage Loan Documents

[ADD ALL NEW LOAN DOCUMENTS THAT ARE BEING EXECUTED AT CLOSING IN CONNECTION WITH SUNAMERICA AND JOHN HANCOCK LOANS]

A.            Loan Documents Dated March 8, 2011 Between First SunAmerica Life Insurance Company (“Lender”) and (i) WU/LH 15 Executive L.L.C., a Delaware limited liability company (the “15 Executive Borrower”), WU/LH 22 Marsh Hill L.L.C., a Delaware limited liability company (the “Marsh Hill Borrower”), WU/LH 35 Executive L.L.C., a Delaware limited liability company (the “35 Executive Borrower”), WU/LH 470 Bridgeport L.L.C., a Delaware limited liability company (the “470 Bridgeport Borrower”), WU/LH 950 Bridgeport L.L.C., a Delaware limited liability company (the “950 Bridgeport Borrower”), WU/LH 8 Slater L.L.C., a Delaware limited liability company (the “8 Slater Borrower”; and together with the 15 Executive Borrower, the Marsh Hill Borrower, the 35 Executive Borrower, the 470 Bridgeport Borrower, the 950 Bridgeport Borrower, collectively, the “Borrower”)

1.                                      Consolidated, Amended and Restated Promissory Note (the “Consolidated Note”) in the original principal amount of $4,639,600 by the Borrowers in favor of Lender.

2.                                      Gap Promissory Note in the original principal amount of $735,817.59 executed by the Borrowers in favor of the Lender and covering the 8 Slater Property.

3.                                      Mortgage, Consolidation, Extension, Spreader and Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases executed by the 8 Slater Borrower in favor of the Lender and covering the 8 Slater Property.

4.                                      Assignment of Leases and Rents executed by the Borrowers in favor of the Lender.

5.                                      The Gap Mortgage executed by the 8 Slater Borrower in favor of Lender.

6.                                      The Cash Collateral Agreement executed by and among Borrowers, Lender and M. Robert Goldman & Co., Inc., a Delaware corporation, as servicer (the “Servicer”).

7.                                      The Reserve Agreement (Earnout Reserve) executed by and among the Borrowers, the Lender and the Servicer.

8.                                      The Reserve Agreement (Ongoing Reserve) executed by and among Borrowers, the Lender and the Servicer.

9.                                      The Reserve Agreement (Initial TI/LC Reserve) executed by and among the Borrowers,

the Lender and the Servicer.

10.                               The Subordination of Management Agreement executed by Borrowers, Property Manager, and Owner in favor of Lender.

11.                               The Environmental Indemnity Agreement executed by the Borrowers and the Guarantors in favor of the Lender.

12.                               The Guaranty Agreement executed by the Guarantors in favor of the Lender.

13.                               The Affiliate Guaranty Agreement executed by and among Borrowers in favor of the Lender.

14.                               Promissory Note made by 15 Executive Borrower to the Lender in the principal amount of $4,096,400.00.

15.                               Promissory Note made by Marsh Hill Borrower to the Lender in the principal amount of $2,716,700.00.

16.                               Promissory Note made by 35 Executive Borrower to the Lender in the principal amount of $5,724,600.00.

17.                               Promissory Note made by 470 Bridgeport Borrower to the Lender in the principal amount of $3,683,700.00.

18.                               Promissory Note made by 950 Bridgeport Borrower to the Lender in the principal amount of $2,639,000.00.

19.                               Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing given by the 15 Executive Borrower to the Lender and covering the real property located at 15 Executive Boulevard, Orange, Connecticut.

20.                               Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, given by the Marsh Hill Borrower to the Lender and covering the real property located at 22 Marsh Hill Road, Orange, Connecticut.

21.                               Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, given by the 35 Executive Borrower to the Lender and covering the real property located at 35 Executive Boulevard, Orange, Connecticut.

22.                               Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, given by the 470 Bridgeport Borrower to the Lender and covering the real property located at 470 Bridgeport Avenue, Shelton, Connecticut.

23.                               Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture

Filing, given by the 950 Bridgeport Borrower to the Lender and covering the real property located at 950 Bridgeport Avenue, Milford, Connecticut.

24.                               Assignment of Leases and Rents covering the 15 Executive Premises, made by the 15 Executive Borrower in favor of the Lender.

25.                               Assignment of Leases and Rents covering the Marsh Hill Premises, made by the Marsh Hill Borrower in favor of the Lender.

26.                               Assignment of Leases and Rents covering the 35 Executive Premises, made by the 35 Executive Borrower in favor of the Lender.

27.                               Assignment of Leases and Rents covering the 470 Bridgeport Premises, made by the 470 Bridgeport Borrower in favor of the Lender.

28.                               Assignment of Leases and Rents covering the 950 Bridgeport Premises, made by the 950 Bridgeport Borrower in favor of the Lender.

29.                               Collateral Assignment of Environmental Escrow Agreement executed by and among Borrowers in favor of the Lender.

30.                               Section 255 Affidavit (ALR) executed by Paul Cooper.

31.                               Section 255 Affidavit (Consolidated Mortgage) executed by Paul Cooper.

32.                               Section 275 Affidavit (Assignment of Mortgage) executed by Paul Cooper.

33.                               Certificate Concerning Leases and Financial Condition (8 Slater L.L.C.) executed by the 8 Slater Borrower in favor of the Lender.

34.                               Certificate Concerning Leases and Financial Condition (15 Executive L.L.C.) executed by the 15 Executive Borrower in favor of the Lender.

35.                               Certificate Concerning Leases and Financial Condition (35 Executive L.L.C.) executed by the 35 Executive Borrower in favor of the Lender.

36.                               Certificate Concerning Leases and Financial Condition (950 Bridgeport L.L.C.) executed by the 950 Bridgeport Borrower in favor of the Lender.

37.                               Certificate Concerning Leases and Financial Condition (470 Bridgeport L.L.C.) executed by the 470 Bridgeport Borrower.

38.                               Certificate Concerning Leases and Financial Condition (22 Marsh Hill L.L.C.) executed by the Marsh Borrower.

39.                               Certificate Concerning Governing Documents (8 Slater L.L.C.) executed by the 8 Slater Borrower in favor of the Lender.

40.                               Certificate Concerning Governing Documents (15 Executive L.L.C.) executed by the 15 Executive Borrower in favor of the Lender.

41.                               Certificate Concerning Governing Documents (35 Executive L.L.C.) executed by the 35 Executive Borrower in favor of the Lender.

42.                               Certificate Concerning Governing Documents (950 Bridgeport L.L.C.) executed by the 950 Bridgeport Borrower in favor of the Lender.

43.                               Certificate Concerning Governing Documents (470 Bridgeport L.L.C.) executed by the 470 Bridgeport Borrower in favor of the Lender.

44.                               Certificate Concerning Governing Documents (22 Marsh Hill L.L.C.) executed by the Marsh Borrower in favor of Lender.

45.                               The following financing statements (the “Financing Statements”) naming the Borrower identified below as debtor and the Lender as secured party, copies of which are attached hereto

(a)                                 UCC Financing Statement with respect to the 15 Executive Borrower  to be filed with the Secretary of State of Delaware;

(b)                                 UCC Financing Statement with respect to the Marsh Hill Borrower  to be filed with the Secretary of State of Delaware;

c)                                      UCC Financing Statement with respect to the 35 Executive Borrower  to be filed with the Secretary of State of Delaware;

(d)                                 UCC Financing Statement with respect to the 470 Bridgeport Borrower  to be filed with the Secretary of State of Delaware;

(e)                                  UCC Financing Statement with respect to the 950 Bridgeport Borrower  to be filed with the Secretary of State of Delaware;

(f)                                   UCC Financing Statement with respect to the 8 Slater Borrower  to be filed with the Secretary of State of Delaware (the UCC financing Statements referred to in paragraphs (a) through (f) above are hereinafter referred to collectively as the “Central Financing Statement” and, each, a “Central Financing Statement”); and

(g)                                  UCC Financing Statement, Form UCC1 and UCC Financing Statement Addendum, Form UCC1Ad to be filed with the Clerk of Westchester County, New York (the “Fixture Financing Statement”).

B.                                    $2,700,000 LOAN DATED SEPTEMBER 30 , 2010 FROM PEOPLE’S UNITED BANK (“Lender”) TO WU/LH 15 PROGRESS L.L.C. (“Borrower”) SECURED BY 15 PROGRESS DRIVE AND 30 COMMERCE DRIVE SHELTON, CONNECTICUT (the “Property”).

1.              Loan Agreement between Lender and Guarantors and Borrower.

2.              Promissory Note in the principal amount of $2,700,000 by borrower in favor of Lender.

3.              Open-End Mortgage Deed and Security Agreement by Borrower in favor of Lender.

4.              Borrower’s Affidavit by Borrower.

5.              Assignment of Leases and Rentals between Borrower and Lender.

6.              Pledge and Security Agreement by Borrower’s members in favor of Lender.

7.              Environmental Indemnity Affidavit by Borrower and Guarantors.

8.              Guaranty (Paul A. Cooper) in favor of Lender.

9.              Guaranty (Louis E. Sheinker) in favor of Lender.

10.       Guaranty (Jeffrey D. Ravetz) in favor of Lender.

11.       Guaranty (Jeffrey Wu) in favor of Lender.

12.       UCC-1 Financing Statement by borrower in favor of Lender.

C.    MORTGAGE LOANS, IN THE AGGREGATE AMOUNT OF $105,000,000 BY JOHN HANCOCK LIFE INSURANCE COMPANY (THE “JH LENDER”), AS LENDER TO WU/LH 12 CASCADE L.L.C., WU/LH 25 EXECUTIVE L.L.C., WU/LH 269 LAMBERT L.L.C., WU/LH 103 FAIRVIEW PARK L.L.C., WU/LH 401 FIELDCREST PARK L.L.C., WU/LH 404 FIELDCREST PARK L.L.C.,  WU/LH 412 FAIRVIEW PARK L.L.C., WU/LH 36 MIDLAND L.L.C., WU/LH 100-110 MIDLAND L.L.C., WU/LH 112 MIDLAND L.L.C., WU/LH 199 RIDGEWOOD L.L.C., WU/LH 203 RIDGEWOOD L.L.C., WU/LH 100 AMERICAN L.L.C., WU/LH 200 AMERICAN L.L.C., WU/LH 300 AMERICAN L.L.C., WU/LH 400 AMERICAN L.L.C., WU/LH 500 AMERICAN L.L.C., WU/LH 15 EXECUTIVE L.L.C.,, WU/LH 22 MARSH HILL L.L.C., WU/LH 35 EXECUTIVE L.L.C., , WU/LH 470 BRIDGEPORT L.L.C., WU/LH 950 BRIDGEPORT L.L.C.,, WU/LH 8 SLATER L.L.C., EACH A DELAWARE LIMITED LIABILITY COMPANY (COLLECTIVELY, THE  “JH BORROWERS”)[NOTE: A PORTION OF THESE LOANS WERE REFINANCED AS PER A AND B OF THIS SCHEDULE 2.20]

1.                                      Loan Agreement in the aggregate amount of $105,000,000 dated February 25, 2008 between the JH Lender and the JH Borrowers.

2.                                      Manager’s Consent and Subordination of Management Agreement.

3.                                      Sub- Manager’s Consent and Subordination of Sub-Management Agreement.

4.                                      Collateral Assignment and Security Agreement in respect of Contracts, Agreements and Escrows.

5.                                      Indemnity and Escrow Agreement.

CONNECTICUT LOAN DOCUMENTS

6.                                      Mortgage Notes.

(a)                                A – CT

7.                                      Open-End Mortgage Deed, Assignment of Leases and Rents, Security Agreement and Security and Fixture Filing.

8.                                      Assignment of Leases and Rents.

9.                                      Second Open-End Mortgage Deed, Assignment of Leases and Rents, Security Agreement and Security and Fixture Filing.

10.                               Second Assignment of Leases and Rents.

11.                               Third Open-End Mortgage Deed, Assignment of Leases and Rents, Security Agreement and Security and Fixture Filing.

12.                               Third Assignment of Leases and Rents.

13.                               Assignment of Agreements, Permits and Contracts.

14.                               Cash and Deposit Account Pledge and Security Agreement, together with Deposit Account Control Agreement.

15.                               Guaranty Agreement.

16.                               Indemnification Agreement.

17.                               Assignment of Mortgage, Assignment of Leases and Rents and Security Agreement (in Blank).

18.                               Assignment of Assignment of Leases and Rents (in Blank).

19.                               General Assignment (in Blank).

20.                               Three (3) UCC-1 Financing Statements, one for each of the Connecticut Borrowers as filed with the Secretary of State of Delaware.

21.                               Three (3) UCC-3 Financing Statements (Assignments) prepared in blank showing Lender as secured party; for each of the Connecticut Borrowers for filing with the Secretary of State of Delaware.

NEW YORK LOAN DOCUMENTS

22.                               Mortgage Notes.

(a)                                A – NY

(b)                                B – NY

23.                               Mortgage, Assignment of Leases and Rents and Security Agreement.

24.                               Assignment of Leases and Rents.

25.                               Second Assignment of Leases and Rents.

26.                               Assignment of Agreements, Permits and Contracts.

27.                               Cash and Deposit Account Pledge and Security Agreement, together with Deposit Account Control Agreement.

28.                               Assignment of Mortgage, Assignment of Leases and Rents and Security Agreement (in Blank).

29.                               Assignment of Assignment of Leases and Rents (in Blank).

30.                               General Assignment (in Blank).

31.                               Guaranty Agreement.

32.                               Indemnification Agreement.

33.                               Nine (9) UCC-1 Financing Statements one for each of the New York Borrowers as filed with the Secretary of State of Delaware.

34.                               Eighteen (18) UCC-3 Financing Statements (Assignments) prepared in blank showing Lender as secured party; a set of two for each of the New York Borrowers one for filing with the Westchester County Clerk’s office and the other for filing with the Secretary of State of Delaware.

NEW JERSEY LOAN DOCUMENTS

35.                               Mortgage Notes.

(a)                                A – NJ

(b)                                B – NJ

36.                               Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing.

37.                               Assignment of Leases and Rents.

38.                               Assignment of Agreements, Permits and Contracts.

39.                               Cash and Deposit Account Pledge and Security Agreement, together with Deposit Account Control Agreement.

40.                               Guaranty Agreement.

41.                               Indemnification Agreement.

42.                               Assignment of Mortgage, Assignment of Leases and Rents and Security Agreement (in Blank).

43.                               Assignment of Assignment of Leases and Rents (in Blank).

44.                               General Assignment (in Blank).

45.                               Five (5) UCC-1 Financing Statements, one for each of the New Jersey Borrowers as filed with the Secretary of State of Delaware.

46.                               Five (5) UCC-3 Financing Statements (Assignments) prepared in blank showing Lender as secured party; for each of the New Jersey Borrowers for filing with the Secretary of State of Delaware.

Documents Executed in Connection With the Portfolio Contribution (each dated as of the date hereof)

1.                                      Amendment and Modification of Loan Agreement.

2.                                      Manager’s Consent and Subordination of Management Agreement by GTJ Management, LLC.

3.                                      Sub- Manager’s Consent and Subordination of Sub-Management Agreement by CB Richard Ellis Inc.

4.                                      Cash and Deposit Account Pledge and Security Agreement (NJ Loan).

5.                                      Indemnification Agreement (NJ Loan).

6.                                      Guaranty Agreement (NJ Loan).

7.                                      Cash and Deposit Account Pledge and Security Agreement (NY Loan).

8.                                      Indemnification Agreement (NY Loan).

9.                                      Guaranty Agreement (NY Loan).

10.                               Cash and Deposit Account Pledge and Security Agreement (CT Loan).

11.                               Indemnification Agreement (CT Loan).

12.                               Guaranty Agreement (CT Loan).

13.                               Deposit Account Control Agreement (NY).

14.                               Deposit Account Control Agreement (NJ).

15.                               Deposit Account Control Agreement (CT).

Schedule 2.23

Portfolio Receivables

To be determined when closing date is finalized.

Schedule 2.24

Brokers

1.                                      Exclusive Real Estate Agreement dated March 1, 2010 by and between Wu/Lighthouse Portfolio LLC and CBRE, Inc. (f/k/a CB Richard Ellis, Inc.) regarding the New Jersey properties, as extended by letter agreement dated February 14, 2012.

2.                                      Exclusive Real Estate Agreement dated March 1, 2010 by and between Wu/Lighthouse Portfolio LLC and CBRE, Inc. (f/k/a CB Richard Ellis, Inc.) regarding the New York properties, as extended by letter agreement dated February 14, 2012.

3.                                      Exclusive Real Estate Agreement dated March 1, 2010 by and between Wu/Lighthouse Portfolio LLC and CBRE, Inc. (f/k/a CB Richard Ellis, Inc.) regarding the Connecticut properties, as extended by letter agreement dated February 14, 2012.

4.                                      Management Agreement dated as of February 28, 2008 between Wu/Lighthouse Portfolio LLC and Lighthouse Real Estate Management LLC.

5.                                      Sales Management Agreement dated as of March 10, 2009 between Lighthouse Real Estate Management LLC and Green Holland Management LLC.

Schedule 2.28

Relationship with Related Persons

(NONE)

Schedule 2.29

Insurance

·                  General Liability Policy — Chubb effective 02/28/2012-13

·                  Property Policy - Chubb effective 02/28/2012-13

·                  Hired & Non-Owned Auto Policy - Chubb effective 02/28/2012-13

·                  Umbrella $200M Limit — HLI Umbrella Program (various carriers) 12/01/2011-12

·                  National Flood Policy — 269 Lambert Location 02/14/12-13

·                  National Flood Policy — 103 Fairview Location 02/28/12-13

Schedule 3.2

REIT Status

As of December 31, 2011, GTJ is in compliance with REIT status.  Notwithstanding, testing is done on a quarterly basis to monitor compliance with REIT status during the calendar year.

Schedule 3.3

Capitalization

Restricted Stock Awards

		Shares O/S

Management

Jerome Cooper	Chairman	192,884
Paul A. Cooper	CEO	78,926
Douglas A. Cooper	EVP	45,843
David J. Oplanich	CFO	28,760

Directors

Joseph F. Barone		98,273
John J. Leahy		5,581
Donald M. Schaeffer		5,581
Harvey I. Schneider		5,581

Other

467 Stockholders		13,186,619

Total Shares Outstanding		13,648,048

Stock Option Awards

		Options	Grant	Expiration	Exercise
		Granted	Date	Date	Price

Management

Jerome Cooper	Chairman	100,000	6/11/2007	6/11/2017	$11.14
Paul A. Cooper	CEO	50,000	6/11/2007	6/11/2017	$11.14
Douglas A. Cooper	EVP	50,000	6/11/2007	6/11/2017	$11.14

Directors

Joseph F. Barone		10,000	6/9/2011	6/9/2021	$11.14
John J. Leahy		15,000	6/11/2007	6/11/2017	$11.14
Donald M. Schaeffer		15,000	6/11/2007	6/11/2017	$11.14
Harvey I .Schneider		10,000	6/11/2007	6/11/2017	$11.14

Non-Directors

David Jang (a)		15,000	6/11/2007	6/11/2017	$11.14

Total Options Outstanding		265,000

(a) David Jang was granted options during his tenure as an independent Board Member 6/1/2006 - 12/31/2009

Schedule 3.4

Other GTJ Subsidiaries

1.  Green Acquisition, Inc.

2.  Triboro Acquisition, Inc.

3.  Jamaica Acquisition, Inc.

4.  GTJ Co., Inc.

5.  GTJ Rate Cap LLC

6.  Green Bus Holding Corp.

7.  Jamaica Buses Holding Corp.

8.  Triboro Coach Holding Corp.

9.  49-19 Rockaway Beach Boulevard, LLC

10. 165-25 147th Avenue, LLC

11. 114-15 Guy Brewer Boulevard, LLC

12. 85-01 24th Avenue, LLC

13. 23-85 87th Street, LLC

14. 612 Wortman Avenue, LLC

15. Varsity Transit, Inc.

16. Varsity Charter Corp.

17. The Bus Depot, Inc.

18. Outdoor NY Corp. f/k/a MetroClean Express Corp.

19. Outdoor NJ, Corp. f/k/a Metroclean Express of New Jersey, Inc.

20. Shelter Express Corp.

21. Shelter Electric Maintenance Corp.

22. Outdoor CA, Corp. f/k/a ShelterCLEAN, Inc.

23. Outdoor AZ, Corp. f/k/a ShelterClean of Arizona, Inc.

24. Transit Facility Management Corp.

25. Transit Facility Claims Corp.

26. Transit Alliance Insurance Co. Ltd.

27. A Very Limited Sticky Situation

28. Farms Springs Road, LLC

29. Shelter Electric Acquisition Subsidiary, LLC

30. ShelterCLEAN of SF, LLC

31. Shelter Parking Corp.

32. Shelter Parking Management, LLC

33. Shelter Parking Brevard, LLC

34. Shelter Parking Regency, LLC

35. GTJ Realty, LP

36. GTJ GP, LLC

37. GTJ Management, LLC

Schedule 3.7 (b)

Change to GTJ Financial Statements

Schedule 3.8

Undisclosed GTJ Liabilities

1.              Local 3, IBEW and Shelter Express Corp. and Metroclean Express Corp. Notice and Demand for Payment of Withdrawal Liability in the amount of $1,488,058.00.

2.              Morales Electrical Contracting, Inc. (“Morales”) is a subcontractor to Shelter Electric Maintenance Corp. which is the prime contractor to The City of New York, Department of Citywide Administrative Services (“DCAS”) under contract # CO281 dated 2010.  Morales is providing electrical construction service as a MWBE subcontractor per the requirements under the prime contract with DCAS. The subcontract agreement is dated as of June 22, 2010 in the amount of $374,476 with a scheduled completion date of December 31, 2012.

3.              Morales Electrical Contracting, Inc. (“Morales”) is a subcontractor to Shelter Electric Maintenance Corp. which is the subcontractor to Tec Systems Inc. (“TEC”) dated April 1, 2011.  Morales is providing electrical construction service as a MWBE subcontractor per the requirement under the subcontract with TEC. The subcontract agreement is dated 2011 in the amount of $1,100,000 with a scheduled completion date of December 31, 2012.

4.              On March 29, 2010, Shelter Electric Maintenance Corp. invested approximately four hundred dollars in exchange for a 40% interest in a joint venture with Morales Electrical Contracting, Inc., a Minority Women Owned Business Enterprise (“MWBE”). The joint venture was formed to secure MWBE contracts for the purpose of providing electrical construction services. There are currently four (4) projects within the joint venture as detailed below:

1.     United Fire Protection — Croton Water Filtration Plant                              $1,328,910

2.     VRH, Inc. — PABT WO # 29                           $299,143

3.     VRH, Inc. — PABT WO # 30                           $298,360

4.     Skyview Flushing Town Center                        99% complete remaining billing approx $15,000

Schedule 3.9

No Material Changes

None.

Schedule 3.10

No Defaults ; Compliance with Applicable Laws; Permits

None.

Schedule 3.11

Ownership and Sufficiency of Assets

NONE

Schedule 3.12

Litigation — GTJ Action

1.              Litigations covered by insurance.

2.              Varsity Transit, Inc. v. Sprague Energy Corp. and Dwayne Leisenheimer (Supreme Court Nassau County, Index No. 09-009997)

3.              Notice of Claim in the matter of 85-01 24th Avenue, LLC v. City of New York for breach of contract and monetary damages arising out of the City’s failure to repair, restore and/or replace property located at the premises known as 85-01 24th Avenue, East Elmhurst, New York.

4.              Condemnation in Arverne.

Schedule 3.13

GTJ Contracts

626 Wortman Avenue

Type	Contractor	Contract Date	Contract Term	Expiration

Fuel Storage Tanks & Fuel Station Dispensing Equipment	Fenley & Nicol	Annual	Renewable	At Will
Environmental Compliance	P.W. Grosser Consultants	Annual	Renewable	At Will
Remediation Work VAC Truck Services	A.B. Oil	Annual	Renewable	At Will
Snow Removal	Catalyst Construction	Annual	Renewable	At Will
Fire Protection Equipment/ Extinguishers	Fire Foe	Annual	Renewable	At Will
HVAC	Iceberg Mechanical	Annual	Renewable	At Will
Landscaping	Reliable Cleaning & Maintenance	Annual	Renewable	At Will
Janitorial	Reliable Cleaning & Maintenance	Annual	Renewable	At Will
Oil Water Separator Cleanout	Systematic Technologies	Annual	Renewable	At Will
Remediation System Maintenance	Systematic Technologies	Annual	Renewable	At Will
Boiler Maintenance	Controlled Combustion	Annual	Renewable	At Will
Security Services	Starr Security	Annual	Renewable	At Will
Radiant Heating System / Garage	MTC Controls	Annual	Renewable	At Will
Overhead Garage Door Repair I Maintenance	Tierney& Courtney	Annual	Renewable	At Will
Electrical Construction Services	Morales Electrical Contracting, Inc.	June 27, 2002	Work to be completed by December 31, 2012	Completion of work
Joint Venture Agreement between Shelter Electric Maintenance Corp. and Morales Electrical Contracting, Inc.	Morales Electrical Contracting, Inc.	March 29, 2010	No term	Set forth in Section 16.1 of Agreement
Electrical Construction Services *not yet executed	Morales Electrical Contracting, Inc.

Schedule 3.15

Environmental

23-45 87th St, Jackson Heights, NY (GTJ0606)

Investigative And Status Reports

·                  2003-08-28 - MFG - Varsity - Phase I ESA and Subsurface Investigation Report

·                  2009-04-22 - EDR - Varsity - Aerial

·                  2009-04-22 - EDR - Varsity - EDR Report

·                  2009-04-22 - EDR - Varsity - Sanborns

·                  Status Reports: March 2005 — January 2012

Regulatory Correspondence

·                  2006-05-09 - NYSDEC - Varsity - Stipulation Agreement

·                  2006-06-27 - PWGC - Varsity - Stipulation Agreement

·                  2007-02-02 - NYSDEC - Varsity - Stipulation Agreement

·                  2009-11-17 - NYSDEC - Varsity - Intermedial Investigation Approval

·                  2010-11-10 - NYSDEC - Varsity - Additional Investigation Approval

Tank Upgrade Designs

·                  1998-07-20 - PWGC - Aboveground Tank Details D-3

·                  1998-07-20 - PWGC - Dispensing Island Details D-4

·                  1998-07-20 - PWGC - Legend and Notes L-1

·                  1998-07-20 - PWGC - Miscellaneous Details D-5

·                  1998-07-20 - PWGC - Underground Tank Details D-1

·                  1998-07-20 - PWGC - Underground Tank Details D-2

·                  1998-08-20 - PWGC - Varsity - Partial Plans and Sections V-3

·                  1998-09-08 - PWGC - Electrical Detail Sheet

·                  1998-09-08 - PWGC - Varsity - Exisiting Site Plan V-1

·                  1998-09-08 - PWGC - Varsity - Proposed Site Plan V-2

UST Closure Reports

·                  2002-10 - PWGC - Varsity - UST Closure Report

·                  2011-01 - PWGC - Varsity - Tank Removal Photolog

Work Plans

·                  2006-11-09 - PWGC - Comprehensive Work Plan

·                  2007-05-30 - PWGC - Comprehensive Work Plan Schedule Addendum

·                  2008-11-14 - PWGC - Varsity - Monitoring Well Installation Work Plan

·                  2009-10-27 - PWGC - Varsity - Additional Investigation Work Plan Rev1

·                  2010-01-15 - PWGC - Varsity - UST Removal and Contingency Plan

·                  2010-05-24 - PWGC - Varsity - Intermedial Investigation Work Plan

·                  2010-10-19 - PWGC - Varsity - Intermedial Investigation Work Plan

·                  2011-12-06 - PWGC - Varsity - Alternative Analysis

Environmental

49-19 Rockaway Beach Blvd, Far Rockaway, NY (GTJ0603)

Investigative And Status Reports

·                  2010-04-14 - PWGC - Far Rockaway Depot - Renovation Letter Trench Sample

·                  2011-04-21 - PWGC - Far Rockaway Depot - Injection Point Installation

·                  2005-12-14 - PWGC - Far Rockaway Depot - Baseline Environmental Report

·                  Status Reports: July 2007 — January 2012

PBS

·                  2010-09-14 - PWGC - Far Rockaway Depot - PBS Application

Regulatory Correspondence

·                  2007-02-02 - NYSDEC - Far Rockaway Depot - Stipulation Agreement

·                  2007-08-27 - NYSDEC - Far Rockaway Depot - Monitoring Well Installation Approval

·                  2008-02-25 - NYSDEC - Far Rockaway Depot - RAP Approval

·                  2009-11-17 - NYSDEC - Far Rockaway Depot - Additional Investigation Work Plan Approval

·                  2011-02-04 - NYSDEC - Far Rockaway Depot - RAP Approval

Tank Upgrade Plans

·                  1998-07-20 - PWGC - Aboveground Tank Details D-3

·                  1998-07-20 - PWGC - Dispensing Island Details D-4

·                  1998-07-20 - PWGC - Far Rockaway Depot - Existing Site Plan R-1

·                  1998-07-20 - PWGC - Legend and Notes L-1

·                  1998-07-20 - PWGC - Miscellaneous Details D-5

·                  1998-07-20 - PWGC - Underground Tank Details D-1

·                  1998-07-20 - PWGC - Underground Tank Details D-2

·                  1998-09-08 - PWGC - Electrical Detail Sheet

·                  1998-12-07 - PWGC - Far Rockaway Depot - Proposed Site Plan R-2

UST Closure Reports

·                  2002-10 - PWGC - Far Rockaway Depot - UST Closure Report

·                  2010-11-08 - PWGC - JFK Depot - UST Closure Report

Work Plans

·                  2006-11-09 - PWGC - Comprehensive Work Plan

·                  2007-05-30 - PWGC - Comprehensive Work Plan Schedule Addendum

·                  2008-02 - PWGC - Far Rockaway Depot - RAP

·                  2008-11-14 - PWGC - Far Rockaway Depot - Monitoring Well Installation Work Plan

·                  2009-10-22 - PWGC - Far Rockaway Depot - Additional Investigation Work Plan Revision 1

·                  2010-09 - PWGC - Far Rockaway Depot - RAP

Environmental

85-01 24th Ave, Jackson Heights, NY (Triboro) (GTJ0604)

FOIL

·                  2008-09-30 - NYSDEC - Triboro - Email Requiring Additional Investigation

·                  2009-11-23 - NYSDEC - Triboro - Additional Investigation Work Plan Approval

·                  2010-08-19 - NYSDEC - Triboro - PBS Inspection Form

·                  2010-08-19 - NYSDEC - Triboro - PBS Inspection Report

·                  2010-08-19 - NYSDEC - Triboro - Spill Report Forms

Investigative And Status Reports

·                  2005-01 - Malcolm Piernie - Triboro - Phase I ESA and Limited Phase II ESA

·                  2005-09-22 - LIRO - Triboro - Phase I ESA

·                  2005-12-14 - PWGC - Triboro - Baseline Environmental Report

·                  2005-12-27 - LIRO - Triboro - Limited Phase II ESA

·                  2010-06-28 - PSI - Triboro - Draft Phase I ESA

·                  Status Reports: June 2007 — January 2012

Regulatory Correspondence

·                  2005-12-22 - NYSDEC - Additional Investigation Required

·                  2007-02-02 - NYSDEC - Triboro - Stipulation Agreement

·                  2009-11-23 - NYSDEC - Triboro - Investigation Work Plan Approval

·                  2010-11-10 - NYSDEC - Triboro - Investigation Work Plan Approval

Tank Upgrade Designs

·                  1998-07-20 - PWGC - Aboveground Tank Details D-3

·                  1998-07-20 - PWGC - Dispensing Island Details D-4

·                  1998-07-20 - PWGC - Legend and Notes L-1

·                  1998-07-20 - PWGC - Miscellaneous Details D-5

·                  1998-07-20 - PWGC - Underground Tank Details D-1

·                  1998-07-20 - PWGC - Underground Tank Details D-2

·                  1998-09-08 - PWGC - Electrical Detail Sheet

·                  1998-09-08 - PWGC - Triboro - Existing Site Plan T-1

·                  1998-09-08 - PWGC - Triboro - Proposed Site Plan T-2

UST Closure Reports

·                  2002-10 - PWGC - Triboro - UST Closure Report

Work Plans

·                  2006-11-09 - PWGC - Comprehensive Work Plan

·                  2007-05-30 - PWGC - Comprehensive Work Plan Schedule Addendum

·                  2008-11-14 - PWGC - Triboro - Monitoring Well Installation Work Plan

·                  2009-10-01 - PWGC - Triboro - Additional Investigation Work Plan Rev 1

·                  2010-05-24 - PWGC - Triboro - Intermedial Investigation Work Plan

·                  2010-10-19 - PWGC - Triboro - Intermedial Investigation Work Plan

Environmental

114-15 Guy R Brewer Blvd, Jamaica, NY (GTJ0602)

FOIL

·                  2008-05 - EPM - Baisley Park Depot - Phase II Report

·                  2008-09 - MTA - Baisley Park Depot - Spill Closure Request

Investigative and Status Reports

·                  2005-12 - LIRO - Baisley Park Depot - Phase II Executive Summary Excerpt

·                  2007-12 - PWGC - Baisley Park Depot - Status Report and Spill Closure Report

·                  2008-02 - PWGC - Baisley Park Depot - Closure Report

·                  2008-02 - PWGC - Baisley Park Depot - Site Receptor Report

·                  2005-12-14 - PWGC - Baisley Park Depot - Baseline Environmental Report

·                  Status Reports: May 2007 — January 2012

Regulatory Correspondence

·                  2006-03-06 - NYSDEC - Baisley Park Depot - Spill Correspondence

·                  2006-03-22 - PWGC and NYSDEC - Baisley Park Depot - Spill Correspondence

·                  2007-02-02 - NYSDEC - Baisley Park Depot - Stipulation Agreement

·                  2008-03-12 - NYSDEC - Baisley Park Depot - No Further Action Letter

Tank Upgrade Plans

·                  1998-07-20 - PWGC - Aboveground Tank Details D-3

·                  1998-07-20 - PWGC - Dispensing Island Details D-4

·                  1998-07-20 - PWGC - Legend and Notes L-1

·                  1998-07-20 - PWGC - Miscellaneous Details D-5

·                  1998-07-20 - PWGC - Underground Tank Details D-1

·                  1998-07-20 - PWGC - Underground Tank Details D-2

·                  1998-09-08 - PWGC - Baisley Park Depot - Existing Site Plan J-1

·                  1998-09-08 - PWGC - Baisley Park Depot - Proposed Tank Location J-2

·                  1998-09-08 - PWGC - Electrical Detail Sheet

UST Closure Reports

·                  2000-08 - PWGC - Baisley Park Depot - UST Closure Report

Work Plans

·                  2006-11-09 - PWGC - Comprehensive Work Plan

·                  2007-05-30 - PWGC - Comprehensive Work Plan Schedule Addendum

·                  2008-11 - PWGC - Baisley Park Depot - Monitoring Well Installatin Work Plan

·                  2009-10 - PWGC - Baisley Park Depot - Monitoring Well Installation Work Plan (Revision 1)

Environmental

165-25 147th Avenue, Jamaica, NY (GTJ0601)

Investigative And Status Reports

·                  2005-09-19 - LIRO Engineers - JFK Depot - Phase I ESA

·                  2005-12-14 - PWGC - JFK Depot - Baseline Environmental Report

·                  2010-06-28 - Professional Service Industries - JFK Depot - DRAFT Phase I ESA

·                  Status Reports: June 2007 — January 2012

Regulatory Correspondence

·                  2007-02-02 - NYSDEC - JFK Depot - Stipulation Agreement

Tank Upgrade Designs

·                  1998-07-20 - PWGC - Aboveground Tank Details D-3

·                  1998-07-20 - PWGC - Dispensing Island Details D-4

·                  1998-07-20 - PWGC - Legend and Notes L-1

·                  1998-07-20 - PWGC - Miscellaneous Details D-5

·                  1998-07-20 - PWGC - Underground Tank Details D-1

·                  1998-07-20 - PWGC - Underground Tank Details D-2

·                  1998-09-08 - PWGC - Electrical Detail Sheet

·                  1998-09-08 - PWGC - JFK Depot - Existing Site Plan G-1

·                  1998-09-08 - PWGC - JFK Depot - Proposed Site Plan G-2

UST Closure Reports

·                  2000-08 - PWGC - JFK Depot - UST Closure Report

Work Plans

·                  2006-11-09 - PWGC - Comprehensive Work Plan

·                  2007-05-30 - PWGC - Comprehensive Work Plan Schedule Addendum

·                  2008-01-28 - PWGC - JFK Depot - RAP Revision 1

·                  2008-11-14 - PWGC - JFK Depot - Monitoring Well Installation Work Plan

·                  2009-10-22 - PWGC - JFK Depot - Additional Investigation Work Plan

Environmental

626 Wortman Ave, Brooklyn, NY (GTJ0605)

Bulk Storage

·                  2011-12-02 - PWGC - Wortman - PBS Application

FOIL (Sprague Spill)

·                  2007-05-15 - NYSDEC - Wortman - Responsible Parties

·                  2007-06-15 - NYSDEC - Wortman - Order On Consent

·                  2007-10 - National - Wortman - Petroleum Spill and Investigation Report

·                  2007-11-28 - NYSDEC - Wortman - Email Response for Investigation and Remediation Report

·                  2007-12-21 - National - Wortman - Petroleum Spill and Investigation Report Addendum

·                  2008-02-06 - NYSDEC - Wortman - National Remediation Report Review

·                  2009-12-18 - NYSDEC - Wortman - Sprague Spill Meeting Attendance

·                  2010-04-14 - NYSDEC - Wortman - Spill Report Form

·                  2011-05-19 - National - Wortman - Spill Closure Request

·                  2011-08-29 - National - Wortman - Spill Closure Request

·                  2012-01-18 - NYSDEC - Wortman - Spill Closure Approved

·                  2012-01-18 - NYSDEC - Wortman - Spill Report Form

·                  Status Reports (National): June 2008 — October 2010

Investigative And Status Reports

·                  2006-07-21 - PWGC - Wortman - Monitoring Well Installation and Baseline Sampling

·                  2007-08-21 - PWGC - Wortman - Final Site Assessment Report

·                  Status Reports: May 2007 — January 2012

Regulatory Correspondence

·                  2005-12-22 - NYSDEC - Wortman - Additional Investigation Required

·                  2007-02-02 - NYSDEC - Wortman - Stipulation Agreement

·                  2007-11-20 - NYSDEC - Wortman - RAP Approval

·                  2008-02-15 - NYSDEC - Wortman - RAP Addendum Approval

·                  2008-07-03 - NYSDEC - Wortman - Notice of Violation

·                  2010-07-20 - PWGC - Wortman - OMM Plan Sampling Aspect

·                  Date Unknown - NYSDEC - Wortman - Order On Consent

·                  Date Unknown - NYSDEC - Wortman - Order On Consent2

·                  Date Unknown - NYSDEC - Wortman - Order On Consent Revised

Tank Upgrade Designs

·                  1998-07-20 - PWGC - Aboveground Tank Details D-3

·                  1998-07-20 - PWGC - Dispensing Island Details D-4

·                  1998-07-20 - PWGC - Legend and Notes L-1

·                  1998-07-20 - PWGC - Miscellaneous Details D-5

·                  1998-07-20 - PWGC - Underground Tank Details D-1

·                  1998-07-20 - PWGC - Underground Tank Details D-2

·                  1998-09-08 - PWGC - Electrical Detail Sheet

·                  1998-09-08 - PWGC - Wortman - Existing Site Plan C-1

·                  1998-09-08 - PWGC - Wortman - Proposed Site Plan C-2

UST Closure Reports

·                  1999-11 - PWGC - Wortman - UST Closure Report

Work Plans

·                  2006-03-23 - PWGC - Wortman - Monitoring Well Installation and Baseline Work Plan

·                  2006-11-09 - PWGC - Comprehensive Work Plan

·                  2007-05-30 - PWGC - Comprehensive Work Plan Schedule Addendum

·                  2007-05-30 - PWGC - Wortman - Expedited Site Assessment Work Plan

·                  2007-09-28 - PWGC - Wortman - RAP

·                  2007-12-26 - PWGC - Wortman - TFM-UST Removal

·                  2008-01-25 - PWGC - Wortman - RAP Addendum

·                  2008-11-14 - PWGC - Wortman - Monitoring Well Installation

8 Farm Springs Road, Farmington, CT (RV0801)

Environmental Reports

·                  2008-01-01 — PWGC — Phase I Environmental Site Assessment

·                  1997-07-11- IVI, Inc. — Phase I Environmental Site Assessment

Engineering Reports

·                  2008-01-01 — PWGC — Property Condition Report

·                  2011-10-01 — PWGC — Property Condition Report

Schedule 3.16

Leasing — GTJ Space Leases

1.                                      Rent Abatement pursuant to that certain Lease dated June 6, 2012 by and between Farm Springs Road, LLC, as Landlord and United Technologies Corporation, as Tenant.

2.                                      Surrender Agreement dated June 30, 2012 by and between 612 Wortman, LLC, as Landlord, and Varsity Bus Co., Inc., as Tenant, and the First Addendum to Surrender Agreement dated July 2, 2008 by and between Landlord and Tenant.

Security Deposits

Aqua Duck:	$67,000.00

Motorcycle Safety School:	$21,250.00

Metro Paper Recycling:	$12,500.00

Schedule 3.17

Condemnation

Partial Condemnation at Arverne.

Schedule 3.18

Union Contracts; Employees

Attached hereto

Schedule 3.22

GTJ Mortgage Loan Documents

A.  Loan Documents Dated July 1, 2010 By and Between Hartford Life Insurance Company, Hartford Life and Accident Insurance Company and Hartford Life and Annuity Insurance Company (collectively, the “Lender”), and (i) 84-01 24th Avenue, LLC and (ii) 165-25 147th Avenue, LLC (collectively, the “Borrower”).

3.                                      Promissory Note in the principal amount of $25,000,000.00 executed by the Borrower in favor of Lender.

2.                                      Promissory Note in the principal amount of $10,500,000.00 executed by the Borrower in favor of the Lender.

3.                                      Promissory Note in the principal amount of $10,000,000.00 executed by the Borrower in favor of the Lender.

4.                                      $45,500,000.00 Consolidated, Amended and restated Mortgage, Security Agreement, Financing Statement and Fixture Filing executed by the Borrower in favor of the Lender and covering the                            Property.

5.                                      Assignment of Leases and Rents executed by the Borrower in favor of the Lender.

6.                                      Assignment of Property Documents.

7.                                      The Environmental Indemnity Agreement executed by the Borrower in favor of the Lender.

8.                                      Carveout Indemnity Agreement

9.                                      UCC-1 Financing Statement with respect to Borrower to be filed with the Secretary of State of New York.

10.                               Mortgagee Notification Letter to Tenant from 85-01 24th Avenue LLC and Hartford

11.                               Rent Payment Direction Letter to Tenant from 85-01 24th Avenue LLC and Hartford

12.                               Closing Affidavit between the Borrower and Carveout Indemnitor.

13.                               The Gap Mortgage executed by the Borrower in favor of Lender.

14.                               Gap Promissory Note in the original principal amount of $45,500,000.00 executed by the Borrower in favor of the Lender.

15.                               Consolidated Promissory Note in the original principal amount of $45,500,000.00 executed by the Borrower in favor of the Lender.

16.                               Section 275 Affidavit of 85-01 24th Avenue, LLC dated June 28, 2010

17.                               Section 275 Affidavit of 165-25 147th Avenue, LLC dated June 28, 2010

18.                               Section 255 Affidavit of 85-01 24th Avenue, LLC dated June 28, 2010

19.                               Section 255 Affidavit of 165-25 147th Avenue, LLC dated June 28, 2010

20.                               Section 255 Affidavit of 85-01 14th Avenue, LLC (Assignment of Leases and Rents) dated June 28, 2010

21.                               Section 255 Affidavit of 165-25 147th Avenue, LLC (Assignment of Leases and Rents) dated June 28, 2010.

B.  Loan Documents Dated August 26, 2011 By and Between Manufacturers and Traders Trust Company (“Lender”), and Farm Springs Road, LLC (“Guarantor”).

1.                                      Credit Agreement

2.                                      $10,000,000.00 Standard Libor Grid Note.

3.                                      Open-End Mortgage in the amount of $10,000,000 by Borrower in favor of Lender.

4.                                      General Assignment of Rents between Borrower and Lender.

5.                                      Environmental Compliance and Indemnification Agreement by Borrower, Lender and Indemnitor.

6.                                      Affidavit and Estoppel Certificate of Borrower.

7.                                      Tenant Estoppel Certificate of Hartford Fire Insurance Company.

8.                                      Rent Roll Certificate dated August 26, 2011 executed by Borrower.

9.                                      Continuing Guaranty of Guarantor in favor of Lender.

Schedule 3.25

GTJ Receivables

TBD AT CLOSING

Schedule 3.26

Brokers

Brokerage Agreement dated January 2, 2009 by and between 612 Wortman Avenue, LLC (“Owner”) and CBRE, Inc. (“CBRE”) as extended pursuant to various letter agreements.

Schedule 4.1 (d)

Estoppel Certificate Form

TENANT ESTOPPEL CERTIFICATE

THIS TENANT ESTOPPEL CERTIFICATE (this “Certificate”) is made this       day of                         , 2012, by                            (“Tenant”), to and for the benefit of                                    (“Landlord”) and Mortgagee (as defined below).

STATEMENT OF FACTS:

The Tenant is the tenant under that certain lease dated as of July 20, 2010, as amended on July 20, 2010 and further amended in March, 2010, (collectively, the “Lease”), covering that certain retail premises in the building located at 2075 Broadway, New York, New York (the “Building”), as is more particularly defined and described in the Lease (the “Leased Premises”).

Tenant hereby certifies to Landlord and Mortgagee that:

The Lease is in full force and effect.  There are no amendments, supplements or modifications of any kind to the Lease except as referenced above.

The Lease represents the entire agreement between Tenant and Landlord with respect to the leasing and occupancy of the premises leased under the Lease; there are no other promises, agreements, understandings, or commitments of any kind between Landlord and Tenant with respect thereto.  Tenant has not given Landlord any notice of termination under the Lease.

There has not been and is now no subletting of the Leased Premises, or any part thereof, or assignment by Tenant of the Lease, or any rights therein, to any party, other than as follows: [list or if none, say “None”]:                                                     .

The Lease has commenced pursuant to its terms.

To Tenant’s knowledge, no uncured default, event of default, or breach by Landlord exists under the Lease, no facts or circumstances exist that, with the passage of time or giving of notice, will or could constitute a default, event of default, or breach under the Lease.  Tenant has made no claim against Landlord alleging Landlord’s default under the Lease.

Tenant is in full and complete possession of the Leased Premises in the Building and has accepted the Leased Premises, including any work of Landlord performed thereon pursuant to the terms and provisions of the Lease. The term of the Lease commenced on                        and terminates on

                              , unless sooner terminated in accordance with the terms of the Lease.  Tenant has no option to renew or extend the lease term except as follows [list or if none, say “None”]:                                                                                                                                                                                                                           .

The base rent in the monthly amount of $                               is currently payable under the Lease. The date of Tenant’s last rental payment was                       .

Tenant is current with respect to, and is paying the full rent and other charges stipulated in the Lease (including, without limitation, common area maintenance charges) with no offsets, deductions, defenses or claims; and Tenant is not in default under the Lease.

As of the date hereof, Tenant is not entitled to any credits, reductions, offsets, defenses, free rent, rent concessions or abatements of rent under the Lease or otherwise against the payment of rent or other charges under the Lease.

All of the obligations of the Landlord under the Lease to make or to pay the Tenant for any improvements, alterations or work done on the Demised Premises have been duly performed and completed, and the improvements described in the Lease have been constructed in accordance with the plans and specifications therefor and have been accepted by us.

No advance rentals in excess of thirty (30) days have been paid, and we have no unsatisfied claims against the Landlord.

A security deposit in the amount of $                      has been given by Tenant under the terms of, or with respect to, the Lease.

Tenant has no option or right to purchase the property of which the premises are a part, or any part thereof.

Tenant has not at any time and does not presently use the Leased Premises for the generation, manufacture, refining, transportation, treatment, storage or disposal of any hazardous substance or waste or for any purpose which poses a substantial risk of imminent damage to public health or safety or to the environment.

Tenant acknowledges and agrees that this certificate may be relied upon by, and shall inure to the benefit of, Landlord, any purchaser of the Building or Landlord’s interest therein, any lenders to the owners of the Building or the Leased Premises, as applicable (“Mortgagee”) and to any of the owners’ constituent entities, and the successors and/or assigns of any of the foregoing.

TENANT

By:
Name:
Title:

Schedule 5.2

Portfolio Pre-Closing Claims

203 Ridgewood:  Claim against DHL for waste (lease expires in March).

15 Progress:  Claim against the adjoining property owner for water damage run-off that destroyed the electrical service in to the building.

470 Bridgeport:  Claim for trespass and damage as a result of adjoining property owner clearing a portion of the property.

36 Midland:                             Claim for rent against Perfecto, a tenant who vacated prior to the end of the lease term (4/30/13)

269 Lambert:  Claim for holdover.

Post Cut-Off Date Leasing Payables

See Attached.

Schedule 5.2

GTJ Pre-Closing Claims

Varsity Transit, Inc. v. Sprague Energy Corp. and Dwayne Leisenheimer (Supreme Court   Nassau County, Index No. 09-009997)

Notice of Claim in the matter of 85-01 24th Avenue, LLC v. City of New York for breach of contract and monetary damages arising out of the City’s failure to repair, restore and/or replace property located at the premises known as 85-01 24th Avenue, East Elmhurst, New York.

Deferred Maintenance Claim versus The Hartford Fire Insurance Company’s tenancy at 8 Farm Springs Road settlement and release dated September 14, 2012.

Schedule 5.4

GTJ Tax Proceedings

Schedule 6.3

Apportionment of Losses

Individual	Percent

Jeffrey Wu	80%
Paul Cooper	6%
Louis Sheinker	6.666%
Jerome Cooper	0.666%
Jeffrey Ravetz	5.74%
Sarah Ravetz	0.928%